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                                                                     EXHIBIT 4.4


               MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT
                           dated as of August 30, 2002

                                      among

               NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP,
                               as Group IV Lessor,

                        NATIONAL CAR RENTAL SYSTEM, INC.,
                               as Group IV Lessee,

                             and those subsidiaries
                            of ANC Rental Corporation
                                from time to time
                       becoming Group IV Lessees hereunder

                                       and

                             ANC RENTAL CORPORATION,
                            as Guarantor and Servicer

AS SET FORTH IN SECTION 21 HEREOF, THE GROUP IV LESSOR HAS ASSIGNED TO THE TRUSTEE (AS DEFINED HEREIN) ALL OF THE GROUP IV LESSOR'S RIGHT, TITLE AND INTEREST IN AND TO THIS LEASE. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL EXECUTED COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE TRUSTEE ON THE SIGNATURE PAGE THEREOF.

               THIS IS NOT THE ORIGINAL EXECUTED COUNTERPART NO. 1




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SECTION 1             CERTAIN DEFINITIONS...............................................................2

Section 1.1.               Certain Definitions..........................................................2

Section 1.2.               Accounting and Financial Determinations......................................2

Section 1.3.               Cross References; Headings...................................................3

Section 1.4.               Interpretation...............................................................3

SECTION 2             GENERAL AGREEMENT.................................................................4

Section 2.1.               Leasing of Group IV Vehicles.................................................4

Section 2.2.               Right of Group IV Lessee to Act as Group IV Lessor's Agent;
                           Titling of Vehicles in the Name of Nominees..................................6

Section 2.3.               Payment of Purchase Price by Group IV Lessor; Certain Additional
                           Payments to the Servicer.....................................................7

Section 2.4.               Non-liability of Group IV Lessor.............................................9

SECTION 3             TERM.............................................................................10

Section 3.1.               Vehicle Lease Commencement Date.............................................10

Section 3.2.               Lease Commencement Date.....................................................10

SECTION 4             CONDITIONS PRECEDENT.............................................................10

Section 4.1.               Conditions to Effectiveness of this Lease...................................10

Section 4.2.               Conditions to Each Lease of Group IV Vehicles...............................13

Section 4.3.               Additional Conditions to Leases of Group IV Refinanced Vehicles
                           and Group IV Eligible Receivables...........................................14

Section 4.4.               Additional Conditions to Lease of Group IV Financed Vehicles................16

SECTION 5             RENT AND CHARGES.................................................................16

Section 5.1.               Payment of Rent.............................................................16

Section 5.2.               Reserved....................................................................16

Section 5.3.               Payment of Monthly Supplemental Payments....................................16

Section 5.4.               Payment of Termination Payments and Group IV Casualty Payments..............16

Section 5.5.               Late Payment................................................................16

Section 5.6.               Making of Payments..........................................................16

SECTION 6             RESERVED.........................................................................17

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SECTION 7             GROUP IV CASUALTY AND INELIGIBLE VEHICLES........................................17

SECTION 8             VEHICLE USE......................................................................18

SECTION 9             REGISTRATION; LICENSE; TRAFFIC SUMMONSES; PENALTIES AND FINES....................19

SECTION 10            MAINTENANCE AND REPAIRS..........................................................20

SECTION 11            MANUFACTURER WARRANTIES..........................................................21

SECTION 12            VEHICLE RETURN GUIDELINES........................................................21

Section 12.1.              Vehicle Turn-in Condition...................................................21

Section 12.2.              Disposition Procedure.......................................................21

Section 12.3.              Termination Payments for Group IV Acquired Vehicles.........................22

SECTION 13            Reserved.........................................................................23

SECTION 14            REDESIGNATION OF GROUP IV VEHICLES...............................................23

SECTION 15            GENERAL INDEMNITY AND PAYMENT OF EXPENSES........................................24

Section 15.1.              Indemnity and Payment of Expenses by the Group IV Lessees...................24

Section 15.2.              Reimbursement Obligation by the Group IV Lessees............................26

Section 15.3.              Notice to Group IV Lessee of Claims.........................................26

Section 15.4.              Defense of Claims...........................................................27

SECTION 16            SUCCESSORS AND ASSIGNS; ASSIGNMENT...............................................27

SECTION 17            DEFAULT AND REMEDIES THEREFOR....................................................28

Section 17.1.              Events of Default...........................................................28

Section 17.2.              Effect of Lease Event of Default; Limited Liquidation Event of Default or
                           Liquidation Event of Default................................................29

Section 17.3.              Rights of Group IV Lessor and Trustee Upon Lease Event of Default,
                           Liquidation Event of Default or Limited Liquidation Event of Default........30

Section 17.4.              Measure of Damages..........................................................33

Section 17.5.              Application of Proceeds.....................................................34

SECTION 18            MANUFACTURER EVENTS OF DEFAULT...................................................35

SECTION 19            CERTIFICATION OF TRADE OR BUSINESS USE...........................................35

SECTION 20            SURVIVAL.........................................................................35
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SECTION 21            RIGHTS OF GROUP IV LESSOR PLEDGED TO MASTER COLLATERAL AGENT AND TRUSTEE.........35

SECTION 22            MODIFICATION AND SEVERABILITY....................................................38

SECTION 23            CERTAIN REPRESENTATIONS AND WARRANTIES...........................................38

Section 23.1.              Organization; Power; Qualification..........................................38

Section 23.2.              Authorization; Enforceability...............................................39

Section 23.3.              Compliance..................................................................39

Section 23.4.              Financial Information; Financial Condition..................................39

Section 23.5.              Litigation..................................................................40

Section 23.6.              Liens.......................................................................40

Section 23.7.              Employee Benefit Plans......................................................40

Section 23.8.              Securities Laws.............................................................40

Section 23.9.              Regulations T, U and X......................................................41

Section 23.10.             Business Locations; Trade Names.............................................41

Section 23.11.             Taxes.......................................................................41

Section 23.12.             Governmental Authorizations.................................................41

Section 23.13.             Group IV Eligible Vehicles; Fleet Sharing Parties...........................41

Section 23.14.             Accuracy of Information.....................................................42

Section 23.15.             Reserved....................................................................42

Section 23.16.             Ownership...................................................................42

Section 23.17.             Necessary Actions...........................................................42

Section 23.18.             Supplemental Documents True and Correct.....................................42

SECTION 24            CERTAIN AFFIRMATIVE COVENANTS....................................................43

Section 24.1.              Corporate Existence; Foreign Qualification..................................43

Section 24.2.              Books, Records and Inspections..............................................43

Section 24.3.              Accounting Methods; Financial Records.......................................44

Section 24.4.              Insurance...................................................................44

Section 24.5.              Manufacturer Programs.......................................................45

Section 24.6.              Reporting Requirements......................................................45
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Section 24.7.              Taxes and Liabilities.......................................................49

Section 24.8.              Maintenance of the Group IV Vehicles........................................49

Section 24.9.              Maintenance of Separate Existence...........................................49

Section 24.10.             Repurchase Payments; Sales Proceeds.........................................50

Section 24.11.             Certificates of Title; Verification of Titles...............................50

Section 24.12.             Master Collateral Agency Agreement..........................................51

Section 24.13.             Compliance with Laws........................................................51

Section 24.14.             Delivery of Information.....................................................51

Section 24.15.             Deliveries: Further Assurances..............................................51

Section 24.16.             Additional Actions..........................................................52

Section 24.17.             Fleet Sharing Agreements....................................................52

Section 24.18.             Minimum Depreciation Rate...................................................52

Section 24.19.             Filing of a Plan of Reorganization..........................................53

SECTION 25            CERTAIN NEGATIVE COVENANTS.......................................................53

Section 25.1.              Mergers, Consolidations.....................................................53

Section 25.2.              Regulations T, U and X......................................................53

Section 25.3.              Liens.......................................................................53

Section 25.4.              Use of Group IV Vehicles....................................................53

Section 25.5.              Change of Location or Name..................................................53

SECTION 26            SERVICING COMPENSATION; EXPENSES OF SERVICER; DELEGATION OF SERVICING DUTIES.....54

SECTION 27            RELEASE OF GROUP IV COLLATERAL...................................................54

SECTION 28            GUARANTY.........................................................................56

Section 28.1.              Guaranty....................................................................56

Section 28.2.              Scope of Guarantor's Liability..............................................56

Section 28.3.              Group IV Lessor's Right to Amend this Lease.................................57

Section 28.4.              Waiver of Certain Rights by Guarantor.......................................57

Section 28.5.              Group IV Lessees' Obligations to Guarantor and Guarantor's
                           Obligations to Group IV Lessees Subordinated................................58

Section 28.6.              Guarantor to Pay Group IV Lessor's Expenses.................................60
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Section 28.7.              Reinstatement...............................................................60

Section 28.8.              Pari Passu Indebtedness.....................................................60

Section 28.9.              Third-Party Beneficiaries...................................................60

SECTION 29            ADDITIONAL GROUP IV LESSEES......................................................60

Section 29.1.              Additional Subsidiary Group IV Lessees......................................61

SECTION 30            BANKRUPTCY PETITION AGAINST GROUP IV LESSOR......................................62

section 31            FORUM SELECTION AND CONSENT TO JURISDICTION......................................63

SECTION 32            GOVERNING LAW....................................................................63

SECTION 33            JURY TRIAL.......................................................................64

SECTION 34            NOTICES..........................................................................64

SECTION 35            HEADINGS.........................................................................64

SECTION 36            EXECUTION IN COUNTERPARTS........................................................64



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                                    EXHIBITS

ANNEX A          -    Group IV Operating Lease Annex
ANNEX B          -    Group IV Financing Lease Annex

SCHEDULE 23.10   -    Business Locations

ATTACHMENT A-1   -    Information on Group IV Refinanced Vehicles and
                      Group IV Eligible Receivables
ATTACHMENT A-2   -    Vehicle Order
ATTACHMENT B     -    Form of Power of Attorney
ATTACHMENT C     -    Form of Certification of Trade or Business Use
ATTACHMENT D     -    Form of Affiliate Joinder in Lease




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                  [CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT
TO A REQUEST FOR CONFIDENTIAL TREATMENT AS INDICATED BY AN * AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.]



               MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT

                  This Master Motor Vehicle Lease and Servicing Agreement (the "BASE LEASE" and, as supplemented by the Group IV Lease Annex delivered hereunder, this "LEASE" or the "GROUP IV LEASE"), dated as of August 30, 2002, is by and among NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP, a special purpose Delaware limited partnership (the "GROUP IV LESSOR"), NATIONAL CAR RENTAL SYSTEM, INC., a Delaware corporation (together with its successors and permitted assigns, "NATIONAL"), as a Group IV Lessee, and those subsidiaries of ANC Rental Corporation, from time to time becoming Group IV Lessees hereunder pursuant to SECTION 29 hereof (each, an "ADDITIONAL GROUP IV LESSEE"), as Group IV Lessees (National and each of the Additional Group IV Lessees, in its respective capacity as a Group IV Lessee, a "GROUP IV LESSEE" and, collectively, the "GROUP IV LESSEES") and ANC RENTAL CORPORATION, a Delaware corporation ("ANC"), as servicer (in such capacity, the "SERVICER") and as guarantor (in such capacity, the "GUARANTOR").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, the Group IV Lessor (such capitalized term, together with each other capitalized term used herein, having the meaning assigned thereto in SECTION 1) intends to purchase Group IV Eligible Vehicles with the proceeds obtained by the issuance of its Series 2002-3 Notes and, if any, each other Series of Notes secured by the Group IV Collateral (collectively, the "GROUP IV NOTES") issued pursuant to the Second Indenture and the increase from time to time in the Group IV Invested Amounts thereof and with certain other funds; and

                  WHEREAS, the Group IV Lessor desires to lease to the Group IV Lessees and the Group IV Lessees desire to lease from the Group IV Lessor, Group IV Vehicles for use in the domestic daily rental car operations of the Group IV Lessees and their Fleet Sharing Parties; and

                  WHEREAS, on November 13, 2001, ANC and certain of its affiliates (ANC and such affiliates are collectively referred to herein as, the "DEBTORS") filed with the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT") voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. ss.ss. 101, et seq. (the "BANKRUPTCY CODE"), Case No. 01-11200 (the "BANKRUPTCY PROCEEDING"), and the Debtors have continued in possession of their assets pursuant to Sections 1107 and 1108 of the Bankruptcy Code. The Debtors' Chapter 11 proceedings are being jointly administered;

                  WHEREAS, although this Lease contains provisions relating to Group IV Financed Vehicles, Group IV Refinanced Vehicles, Group IV Financial Receivables, a Group IV Initial Fleet and Fleet Purchase Transactions, the Group IV Lessor does not intend that any of those types of transactions will occur under this Lease; and

                  WHEREAS, the Group IV Lessor will pledge and grant a security interest to the Trustee, for the benefit solely of the holders of the Series 2002-3 Noteholder, in its rights under this Lease.

                  NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1 CERTAIN DEFINITIONS.

         Section 1.1. CERTAIN DEFINITIONS. As used in this Lease and unless the context requires a different meaning, capitalized terms not otherwise defined herein or in the Annex hereto shall have the meanings assigned to such terms in the Series Supplement, of even date herewith, by and between the Group IV Lessor and the Bank of New York, as trustee, relating to the issuance of the Series 2002-3 Notes (the "Series 2002-3 Supplement" and, together with other Series Supplements relating to Group IV Notes, the "Group IV Supplements"), as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, and to the extent not defined therein, shall have the meanings assigned to such terms in the Definitions List, attached as Schedule 1 to the Base Indenture, dated as of May 6, 2002, as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Second Base Indenture" and, together with the Series 2002-3 Supplement, the "Second Indenture"), between the Group IV Lessor and The Bank of New York, as trustee, as in effect on the date hereof. Capitalized terms not defined herein and defined in an applicable Group IV Supplement as well as Schedule 1 to the Second Base Indenture shall, unless the context otherwise requires, have the meanings assigned to such terms in such Group IV Supplement.

         Section 1.2. ACCOUNTING AND FINANCIAL DETERMINATIONS. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Lease, such determination or calculation shall, to the extent applicable, be made in accordance with GAAP applied on a Consistent Basis except insofar as:

                  (a) a Group IV Lessee or the Guarantor shall have elected (with the concurrence of its independent public accountants and upon prior written notification to the Group IV Lessor and the Trustee) to adopt more recently promulgated GAAP (which election shall continue to be effective for subsequent years); and

                  (b) the Group IV Lessor shall have consented to such election.




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                  Upon a change in GAAP which becomes effective after the Group
IV Initial Closing Date and which would have a material effect on a Group IV Lessee's or the Guarantor's consolidated financial statements and the assets and liabilities reflected therein or otherwise affect the application or effect of the terms of this Lease, such change shall not be given effect for purposes hereof until sixty (60) days from the otherwise effective date of such change. Prior to such effectiveness, the Trustee, the Group IV Lessor, the Guarantor and the Group IV Lessees shall, as applicable, in good faith negotiate to amend the pertinent provisions of this Lease to account for such change to the extent appropriate to effect the substance thereof as of the Group IV Initial Closing Date. If such an amendment, if applicable, is not entered into with respect to any such change, such change shall not be given effect for purposes hereof.

         Section 1.3. CROSS REFERENCES; HEADINGS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Lease shall refer to this Lease as a whole and not to any particular provision of this Lease. Annex, Section, Schedule and Exhibit references contained in this Lease are references to Annexes, Sections, Schedules and Exhibits in or to this Lease unless otherwise specified. Any reference in any Section or definition to any clause is, unless otherwise specified, to such clause of such Section or definition. The various headings in this Lease are inserted for convenience only and shall not affect the meaning or interpretation of this Lease or any provision hereof.

         Section 1.4. INTERPRETATION. In this Lease, unless the context otherwise requires:

                  (a) the singular includes the plural and VICE VERSA;

                  (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Lease, and reference to any Person in a particular capacity only refers to such Person in such capacity;

                  (c) reference to any gender includes the other gender;

                  (d) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

                  (e) "including" (and, with correlative meaning, "include") means including without limiting the generality of any description preceding such term;

                  (f) "or" is not exclusive;

                  (g) provisions apply to successive events and transactions;
and



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                  (h) with respect to the determination of any period of time,
"from" means "from and including" and "to" means "to but excluding."

         SECTION 2 GENERAL AGREEMENT. (a) As specified in the Group IV Lease Annexes, the Group IV Lessees and the Group IV Lessor intend that this Lease be
(i) a true lease with respect to the Group IV Acquired Vehicles and (ii) a financing arrangement with respect to the Group IV Financed Vehicles.

                  (b) It is the intention of the parties that this Lease together with the Master Collateral Agency Agreement, as such agreements apply to the Group IV Acquired Vehicles, shall constitute a true lease for commercial law and bankruptcy purposes. It is also the intention of the parties that this Lease together with the Master Collateral Agency Agreement, as such agreements apply to the Group IV Financed Vehicles and the Group IV Eligible Receivables financed hereunder, shall in all events constitute a security agreement under applicable law. Each Group IV Lessee hereby acknowledges that it has granted to the Master Collateral Agent, pursuant to the Master Collateral Agency Agreement, a first priority security interest in all of such Group IV Lessee's right, title and interest in and to the portion of the Lessee Grantor Master Collateral (as defined therein) in respect of which the Trustee (on behalf of the Holders of the Group IV Notes (the "GROUP IV NOTEHOLDERS") has been designated as the Financing Source and the ARG II Trustee and any Additional Permitted Beneficiary has been designated as the Beneficiary, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the obligations and liabilities of such Group IV Lessee to the Group IV Lessor and the Trustee, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred (including interest accruing after the Lease Expiration Date and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding), which may arise under, out of, or in connection with, this Lease and any other document made, delivered or given by such Group IV Lessee in connection herewith, whether on account of rent, principal, interest, reimbursement obligations, fees, indemnities, costs or expenses (including all fees and disbursements of counsel to the Group IV Lessor or the Trustee that are required to be paid by such Group IV Lessee pursuant to the terms hereof).

         Section 2.1. LEASING OF GROUP IV VEHICLES. (a) GENERAL. From time to time, subject to the terms and conditions hereof, the Group IV Lessor agrees to lease to each Group IV Lessee and each Group IV Lessee agrees to lease from the Group IV Lessor the Group IV Refinanced Vehicles and each additional Group IV Acquired Vehicle or Group IV Financed Vehicle identified in Vehicle Orders (as defined below) produced from time to time by such Group IV Lessee, listing Group IV Vehicles ordered by such Group IV Lessee from Manufacturers, dealers or other sellers, for itself or as agent for the Group IV Lessor, pursuant to the terms of any applicable Manufacturer Programs or otherwise. The Group IV Lessor shall make available to the Group IV Lessees under this Lease financing for Group IV Financed Vehicles and Group IV Eligible Receivables, and Group IV Acquired



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Vehicles for lease to the Group IV Lessees hereunder, in each case subject to and in accordance with the terms hereof (including SECTIONS 2.3 and 4 hereof) and of the Second Indenture. Notwithstanding anything to the contrary contained in this Lease, the Group IV Lessor shall lease to the Group IV Lessees, and the Group IV Lessees shall lease from the Group IV Lessor pursuant to this Lease, only Group IV Vehicles that are Group IV Eligible Vehicles which are Group IV Acquired Vehicles.

                  (b) GROUP IV REFINANCED VEHICLES AND GROUP IV ELIGIBLE RECEIVABLES. On or prior to the applicable Vehicle Funding Date, each of the Group IV Lessor, if it desires to lease Group IV Refinanced Vehicles to a Group IV Lessee under this Lease, and any Group IV Lessee, if it desires to refinance Group IV Refinanced Vehicles and Group IV Eligible Receivables under this Lease, shall prepare or, as applicable, cause the Group IV Lessee to prepare, and upon request of the Group IV Lessor, make available to the Group IV Lessor, a schedule as set forth in Attachment A-1 hereto containing information concerning the Group IV Refinanced Vehicles of the Group IV Lessor to be leased to such Group IV Lessee under this Lease on such Vehicle Funding Date or the Group IV Refinanced Vehicles of such Group IV Lessee and the Group IV Eligible Receivables to be refinanced by such Group IV Lessee under this Lease on such Vehicle Funding Date (each such schedule, a "Group IV Refinanced Vehicle Schedule").

                  (c) PROGRAM VEHICLES. On or prior to the applicable Vehicle Funding Date, each Group IV Lessee desiring to lease Program Vehicles (other than Group IV Refinanced Vehicles) under this Lease shall prepare and, upon request of the Group IV Lessor, make available to the Group IV Lessor (i) a summary of each such additional Program Vehicle to be leased hereunder by such Group IV Lessee (including, in the case of each such Program Vehicle subject to the GM Repurchase Program, the Designated Period for such Program Vehicle) and the Capitalized Cost thereof, (ii) a schedule containing the information with respect to the Group IV Vehicles included within the related Vehicle order summaries in the form set forth in ATTACHMENT A-2 hereto, or in such form as is otherwise requested by the Group IV Lessor (each such Group IV Vehicle order summary and each Group IV Refinanced Vehicle Schedule, a "VEHICLE ORDER"), and
(iii) the Manufacturer's invoice and the date of original invoicing. In addition, the applicable Group IV Lessee shall provide such other information regarding Program Vehicles as the Group IV Lessor may reasonably require from time to time. This Lease, together with the Manufacturer Programs and other incentive programs relating to such Group IV Vehicles and any other related documents attached to this Lease or submitted with a Vehicle Order (collectively, the "SUPPLEMENTAL DOCUMENTS"), will constitute the entire agreement regarding the leasing of Program Vehicles by the Group IV Lessor to the Group IV Lessees.

                  (d) NON-PROGRAM VEHICLES. On or prior to the applicable Vehicle Funding Date, each Group IV Lessee desiring to lease Non-Program Vehicles (other than Group IV Refinanced Vehicles or Used Vehicles) under this Lease shall prepare and, upon request of the Group IV Lessor, make available to the Group IV Lessor (i) a summary of each such additional Non-Program Vehicle to be leased hereunder by such Group IV Lessee and the Capitalized Cost thereof,
(ii) a Vehicle Order for such Non-Program Vehicles and (iii) an invoice for the Capitalized Cost of such Non-Program Vehicles and the date of original invoicing. In addition, the applicable Group IV Lessee shall provide such other



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information regarding Non-Program Vehicles as the Group IV Lessor may reasonably require from time to time. This Lease, together with any Supplemental Documents related to or submitted with a Vehicle Order will constitute the entire agreement regarding the leasing of such Non-Program Vehicles by the Group IV Lessor to the Group IV Lessees.

                  (e) USED VEHICLES. Either concurrently with the execution and delivery of this Lease or after the date of this Lease on or prior to the applicable Vehicle Funding Date, any Group IV Lessee may request that the Group IV Lessor purchase, or finance the Group IV Lessee's purchase of, a used Non-Program Vehicle (other than a Group IV Refinanced Vehicle) from a licensed independent automobile dealer, through an auction, from a manufacturer or pursuant to another vehicle sale (a "USED VEHICLE") for a purchase price equal to the Capitalized Cost of such Used Vehicle, in which event such Group IV Lessee shall, immediately upon the consummation of such sale, lease such Used Vehicle from the Group IV Lessor pursuant to this Lease (each such transaction is referred to as a "USED VEHICLE TRANSACTION"). In connection with each Used Vehicle Transaction, to evidence the conveyance of the Used Vehicles from the applicable seller to the Group IV Lessor (in the case of Group IV Acquired Vehicles and Company Vehicles) or the applicable Group IV Lessee (in the case of Group IV Financed Vehicles other than Company Vehicles), the applicable Group IV Lessee shall have obtained the original Certificate of Title for each Used Vehicle and shall prepare or obtain and, upon request of the Group IV Lessor, make available to the Group IV Lessor, the following:

                           (i) a Vehicle Order with respect to all Used Vehicles
                  covered by such Used Vehicle Transaction; and

                           (ii) a bill of sale or other instrument of transfer
                  customarily used in the wholesale motor vehicle resale market, conveying title to the Used Vehicles, and copies of any certificate given by the related auction house regarding the absence of liens and/or the ownership of each such Used Vehicle.

After any purchase of Used Vehicles by the Group IV Lessor or a Group IV Lessee under this SECTION 2.1(E), such Used Vehicles will be subject to all the terms and conditions of this Agreement. Promptly following such Used Vehicle Transaction, the applicable Group IV Lessee shall complete and deliver an application to retitle such Used Vehicle in the name of the Group IV Lessor (in the case of Group IV Acquired Vehicles and Company Vehicles) or such Group IV Lessee (in the case of Group IV Financed Vehicles other than Company Vehicles) and to have noted thereon the Master Collateral Agent's security interest in such Used Vehicle pursuant to the Master Collateral Agency Agreement.

         Section 2.2. RIGHT OF GROUP IV LESSEE TO ACT AS GROUP IV LESSOR'S AGENT; TITLING OF VEHICLES IN THE NAME OF NOMINEES. (a) The Group IV Lessor agrees that each Group IV Lessee and the Servicer may act as the Group IV Lessor's agent in placing Vehicle Orders on behalf of the Group IV Lessor, conducting pre-delivery inspection, titling and liening of Vehicles, filing



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claims on behalf of the Group IV Lessor for damage in transit, and other delivery claims related to the Vehicles leased hereunder, facilitating payment for Vehicles leased hereunder and performing any other duties of the Servicer hereunder; PROVIDED, HOWEVER, that the Group IV Lessor may hold the applicable Group IV Lessee or the Servicer liable for losses due to such Group IV Lessee's or the Servicer's actions in performing as the Group IV Lessor's agent hereunder. In addition, the Group IV Lessor agrees that each Group IV Lessee may make arrangements for delivery of Vehicles leased by such Group IV Lessee hereunder to a location selected by such Group IV Lessee at such Group IV Lessee's expense to the extent that any such expense has not been included in the Capitalized Cost of such Vehicle. Each Group IV Lessee agrees to accept Vehicles leased by such Group IV Lessee as produced and delivered, except that each Group IV Lessee will have the option to reject upon delivery any such Program Vehicle that may be rejected pursuant to the terms of the applicable Manufacturer Program, or any such Non-Program Vehicle in accordance with the Group IV Lessee's customary business practices, and any such Group IV Vehicle, if rejected, will be deemed a Group IV Casualty hereunder to the extent the Group IV Lessor has paid the Capitalized Cost thereof to the Manufacturer, dealer or other seller thereof or to the applicable Group IV Lessee. Each Group IV Lessee or the Servicer (as applicable), acting as agent for the Group IV Lessor, shall be responsible for pursuing any rights of the Group IV Lessor with respect to the return of any such related Group IV Vehicle to the Manufacturer, dealer or other seller thereof pursuant to the preceding sentence. Each of the Group IV Lessees and the Servicer agrees that all Program Vehicles ordered as provided herein shall be ordered utilizing the procedures consistent with the applicable Manufacturer Program.

                  (b) Notwithstanding any provision in this Lease to the contrary, any Group IV Vehicle titled in the name of a nominee for the Group IV Lessor or any Group IV Lessee pursuant to a vehicle title nominee agreement with respect to which the Rating Agency Confirmation Condition has been satisfied with respect to each Series of Group IV Notes shall nonetheless be deemed for purposes of this Lease to be titled in the name of the Group IV Lessor or such Group IV Lessee, as the case may be.

         Section 2.3. PAYMENT OF PURCHASE PRICE BY GROUP IV LESSOR; CERTAIN ADDITIONAL PAYMENTS TO THE SERVICER. 2.3.1. GROUP IV REFINANCED VEHICLES AND GROUP IV ELIGIBLE RECEIVABLES ON LEASE COMMENCEMENT DATE. With respect to the Group IV Refinanced Vehicles being refinanced on the Lease Commencement Date, subject to satisfaction of the requirements of SECTION 4, the Group IV Lessor shall, on the Lease Commencement Date, pay to the party specified in the Payoff Letter an amount equal to the sum of (x) the aggregate Group IV Net Book Value as of the Lease Commencement Date of the Group IV Refinanced Vehicles which are designated in the Payoff Letter as being refinanced hereunder on the Lease Commencement Date and (y) the face amount of the Group IV Eligible Receivables being refinanced hereunder on the Lease Commencement Date.

                  (a) OTHER GROUP IV REFINANCED VEHICLES AND GROUP IV ELIGIBLE RECEIVABLES. On any Vehicle Funding Date after the Lease Commencement Date on which the Group IV Lessor or a Group IV Lessee (including any Additional Group IV Lessee) desires to refinance Group IV Refinanced Vehicles and, in the case of such Group IV Lessee, related Group IV Eligible Receivables, the Group IV Lessor shall, subject to satisfaction of the requirements of SECTION 4, on the related Vehicle Funding Date, pay to or as directed by the related Beneficiary (in the case of a refinancing of Group IV Acquired Vehicles by the Group IV Lessor) or pay to or as directed by such Group IV Lessee (in the case of a refinancing by such Group IV Lessee) an amount equal to (x) the aggregate Group IV Net Book Value as of such Vehicle Funding Date of such Group IV Refinanced Vehicles and, as applicable, (y) the face amount of the Group IV Eligible Receivables being refinanced by such Group IV Lessee on such Vehicle Funding Date.

                  (b) GROUP IV VEHICLES OTHER THAN GROUP IV REFINANCED VEHICLES. Upon satisfaction of the requirements of SECTION 2.1 in respect of any Group IV Vehicle, then on or prior to the Vehicle Funding Date proposed in the related Vehicle Order for such Group IV Vehicle, but not more than five Business Days prior to such proposed Vehicle Funding Date, the Group IV Lessor or its agent shall, subject to satisfaction of the requirements of SECTION 4, pay or cause to be paid the Capitalized Cost of such Group IV Vehicle to the Manufacturer, dealer or other seller of such Group IV Vehicle or reimburse or cause to be reimbursed the applicable Group IV Lessee for funds expended by such Group IV Lessee to purchase such Group IV Vehicle. Such payment to a Manufacturer, dealer or other seller shall be made in accordance with the payment terms of such Manufacturer, dealer or other seller, as applicable. The Servicer or the applicable Group IV Lessee, as agent of the Group IV Lessor, shall be authorized to transfer funds of the Group IV Lessor (but not funds in any account in which the Trustee has a Lien or other interest) representing the amount payable by the Group IV Lessor in accordance with the foregoing by check, wire transfer or other electronic funds transfer to the Manufacturer, dealer or other seller of such Group IV Vehicle or to reimburse the applicable Group IV Lessee for funds expended by such Group IV Lessee to purchase such Group IV Vehicle. The Group IV Lessee leasing such Group IV Vehicle shall pay all applicable costs and expenses of freight, packing, handling, storage, shipment and delivery of such Group IV Vehicle, and sales and use tax (if any), to the extent that the same have not been included within the Capitalized Cost.

                  (c) EXCLUDED PAYMENTS. All amounts paid by the Manufacturer, dealer or other seller on account of vehicle preparation services or work covered by warranty performed by a Group IV Lessee or the Servicer with respect to Group IV Vehicles acquired, financed or refinanced pursuant to this Lease or as incentive payments (other than incentive payments for selling Program Vehicles outside the related Manufacturer Program) shall inure to the benefit of such Group IV Lessee or the Servicer and, to the extent any such payments are received by the Group IV Lessor, the Trustee or the Master Collateral Agent, shall promptly be paid over to such Group IV Lessee or the Servicer, subject in each case to SECTION 24.10 hereof and Section 2.5(c) of the Master Collateral Agency Agreement.

         Section 2.4. NON-LIABILITY OF GROUP IV LESSOR. The Group IV Lessor shall not be liable to any Group IV Lessee for any failure or delay in obtaining Group IV Vehicles or making delivery thereof. AS BETWEEN THE GROUP IV LESSOR AND ANY GROUP IV LESSEE, ACCEPTANCE FOR LEASE OF THE GROUP IV VEHICLES LEASED BY SUCH GROUP IV LESSEE SHALL CONSTITUTE THE GROUP IV LESSEE'S ACKNOWLEDGMENT AND AGREEMENT THAT SUCH GROUP IV LESSEE HAS FULLY INSPECTED SUCH GROUP IV VEHICLES, THAT SUCH GROUP IV VEHICLES ARE IN GOOD ORDER AND CONDITION AND ARE OF THE MANUFACTURE, DESIGN, SPECIFICATIONS AND CAPACITY SELECTED BY SUCH GROUP IV LESSEE, THAT SUCH GROUP IV LESSEE IS SATISFIED THAT THE SAME ARE SUITABLE FOR THIS USE AND THAT THE GROUP IV LESSOR IS NOT A MANUFACTURER, AN AGENT OF THE MANUFACTURER OR OTHERWISE ENGAGED IN THE SALE OR DISTRIBUTION OF GROUP IV VEHICLES, AND HAS NOT MADE AND DOES NOT HEREBY MAKE ANY REPRESENTATION, WARRANTY OR COVENANT, EXPRESS OR IMPLIED, WITH RESPECT TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION, QUALITY, CAPABILITY, WORKMANSHIP, DURABILITY OR SUITABILITY OF SUCH GROUP IV VEHICLES IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES OR USES OF SUCH GROUP IV LESSEE, OR ANY WARRANTY THAT SUCH LEASED GROUP IV VEHICLES WILL SATISFY THE REQUIREMENTS OF ANY LAW OR ANY CONTRACT SPECIFICATION, OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT THERETO, AND AS BETWEEN THE GROUP IV LESSOR AND SUCH GROUP IV LESSEE, SUCH GROUP IV LESSEE AGREES TO BEAR ALL SUCH RISKS AT ITS SOLE COST AND EXPENSE. EACH GROUP IV LESSEE SPECIFICALLY WAIVES ALL RIGHTS TO MAKE CLAIMS AGAINST THE GROUP IV LESSOR AND ANY LEASED GROUP IV VEHICLE FOR BREACH OF ANY WARRANTY OF ANY KIND WHATSOEVER AND, AS TO THE GROUP IV LESSOR, EACH GROUP IV LESSEE LEASES THE LEASED GROUP IV VEHICLES "AS IS." The Group IV Lessor shall not be liable for any failure or delay in delivering any Group IV Vehicle ordered for lease pursuant to this Lease, or for any failure to perform any provision hereof, resulting from fire or other casualty, natural disaster, riot, strike or other labor difficulty, governmental regulation or restriction, or any cause beyond the Group IV Lessor's direct control. IN NO EVENT SHALL THE GROUP IV LESSOR BE LIABLE FOR ANY INCONVENIENCE, LOSS OF PROFITS OR ANY OTHER CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, WHATSOEVER OR HOWSOEVER CAUSED, WHETHER RESULTING FROM ANY DEFECT IN OR ANY THEFT, DAMAGE, LOSS OR FAILURE OF ANY GROUP IV VEHICLE, OR OTHERWISE, AND THERE SHALL BE NO ABATEMENT OF RENT OR OTHER AMOUNTS PAYABLE HEREUNDER BECAUSE OF THE SAME.

         SECTION 3 TERM.

         Section 3.1. VEHICLE LEASE COMMENCEMENT DATE. The "VEHICLE LEASE COMMENCEMENT DATE" shall mean, (i) for each Group IV Vehicle leased under this Lease as of the Group IV Initial Closing Date, the Group IV Initial Closing Date, or with respect to each Group IV Vehicle in the Group IV Initial Fleet of an Additional Group IV Lessee, the Additional Group IV Lessee Closing Date, or with respect to each Group IV Vehicle included in the Group IV Initial Fleet of a Group IV Lessee pursuant to a Fleet Purchase Transaction, the Vehicle Funding Date for such Group IV Vehicle, and (ii) for each other Group IV Vehicle, including Group IV Refinanced Vehicles that are not in an Group IV Initial Fleet, the date referenced in the Vehicle Order with respect to such Group IV Vehicle, but in no event later than the date that funds are expended by the Group IV Lessor to acquire, finance the acquisition of or refinance such Group IV Vehicle (such date, the "VEHICLE FUNDING DATE" for such Group IV Vehicle). A vehicle shall be deemed to be a Group IV Vehicle leased under this Lease on each day during the period (the "GROUP IV VEHICLE TERM") from and including the Vehicle Lease Commencement Date for such Group IV Vehicle to but excluding the Vehicle Lease Expiration Date for such Group IV Vehicle.

         Section 3.2. LEASE COMMENCEMENT DATE. The "LEASE COMMENCEMENT DATE" shall mean the Group IV Initial Closing Date. The "LEASE EXPIRATION DATE" shall mean the later of (i) the date of the final payment in full of the last Group IV Note outstanding, and all outstanding Group IV Carrying Charges, and (ii) the Vehicle Lease Expiration Date for the last Group IV Vehicle subject to lease by any Group IV Lessee hereunder. The "TERM" of this Lease shall mean the period commencing on the Lease Commencement Date and ending on the Lease Expiration Date.

         SECTION 4 CONDITIONS PRECEDENT.

         Section 4.1. CONDITIONS TO EFFECTIVENESS OF THIS LEASE. It shall be a condition precedent to the leasing of any Group IV Vehicles under this Lease that this Lease shall have become effective in accordance with this SECTION 4.1. This Lease shall become effective on the Lease Commencement Date, subject to the satisfaction of the following conditions:

                  (a) All conditions to the effectiveness of the Series 2002-3 Supplement and the issuance of the Series 2002-3 Notes thereunder and the Master Collateral Agency Agreement shall have been satisfied in all respects; and

                  (b) The prior or concurrent delivery by the Group IV Lessees to the Group IV Lessor, the Master Collateral Agent and the Trustee of each of the following documents (in form and substance satisfactory to the Group IV Lessor, the Master Collateral Agent and the Trustee):

                           (i) RESOLUTIONS. Copies of resolutions of the Board
                  of Directors of the Guarantor and each Group IV Lessee authorizing or ratifying the execution, delivery and performance of this Lease and the other Group IV Related Documents to which it is party and those other documents and matters required of it, in its capacity as Guarantor, Group IV Lessee, Servicer or otherwise, with respect to this Lease and such other Group IV Related Documents, duly certified by the Secretary or an Assistant Secretary thereof;

                           (ii) CONSENTS, ETC. Certified copies of all documents
                  evidencing any necessary corporate action, consents and governmental approvals (if any) with respect to this Lease and the other Group IV Related Documents to which the Guarantor or any Group IV Lessee is party;

                           (iii) INCUMBENCY AND SIGNATURES. A certificate of the
                  Secretary or an Assistant Secretary of the Guarantor and each Group IV Lessee certifying the names of the individual or individuals authorized to sign this Lease and the other Group IV Related Documents to which it is party, together with a sample of the true signature of each such individual (the Group IV Lessor, the Master Collateral Agent and the Trustee may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein);

                           (iv) OPINIONS OF COUNSEL. The opinions of Weil,
                  Gotshal & Manges LLP, special New York counsel for the Group IV Lessees and the Guarantor, addressed to the Group IV Lessor, the Trustee, the Master Collateral Agent and the Rating Agencies and satisfactory in form and substance to the addressees thereof;

                           (v) GOOD STANDING CERTIFICATES. Certificates of good
                  standing for the Guarantor and each Group IV Lessee in the jurisdiction of its organization and the jurisdiction of its principal place of business;

                           (vi) SEARCH REPORTS. A written search report or
                  reports (which may include reports previously delivered by a Group IV Lessee) from a Person satisfactory to the Group IV Lessor, the Master Collateral Agent and the Trustee, listing all effective financing statements that name any Group IV Lessee as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to SUBSECTION (VII) below and in the jurisdiction of such Group IV Lessee's principal place of business, together with copies of such financing statements, and tax and judgment lien search reports from a Person satisfactory to the Group IV Lessor, the Master Collateral Agent and the Trustee showing no evidence of such liens filed against any Group IV Lessee and covering any Collateral or any Master Collateral for which the ARG II Trustee is designated as a Beneficiary (other than liens filed in connection with any Group IV Related Documents);

                           (vii) FINANCING STATEMENTS. Proper financing
                  statements on Form UCC-1 with respect to each Group IV Lessee as of the Lease Commencement Date (which financing statements may include previously filed financing statements), (i) naming such Group IV Lessee as debtor and the Master Collateral Agent as secured party, or other, similar instruments or documents, as may be necessary or, in the reasonable opinion of the Group IV Lessor, the Master Collateral Agent or the Trustee, desirable under the UCC of all applicable jurisdictions to (as applicable) perfect and maintain the perfection of the Master Collateral Agent's interest in the Master Collateral with respect to which the ARG II Trustee is designated as the Beneficiary and (ii) naming such Group IV Lessee as debtor, the Group IV Lessor as secured party and the Master Collateral Agent as assignee, as may be necessary or desirable under the UCC of all applicable jurisdictions to (as applicable) perfect and maintain the perfection of the security interest of the Group IV Lessor hereunder and the assignment of the same to the Master Collateral Agent;

                           (viii) THE SERIES 2002-3 SUPPLEMENT. An executed copy
                  of the Series 2002-3 Supplement;

                           (ix) SECOND INDENTURE. An executed copy of the Second
                  Base Indenture;

                           (x) MASTER COLLATERAL AGENCY AGREEMENT. An executed
                  copy of the Master Collateral Agency Agreement and the Trustee shall have been designated as the Financing Source for the Group IV Master Collateral and the ARG II Trustee shall have been designated as the Beneficiary for the Group IV Master Collateral pursuant to a Financing Source and Beneficiary Supplement;

                           (xi) GROUP IV ASSIGNMENT AGREEMENT. An executed copy
                  of the Group IV Assignment Agreement of each Manufacturer of Program Vehicles (including Group IV Refinanced Vehicles) which will be leased under this Lease on the Group IV Initial Closing Date;

                           (xii) CERTIFIED COPY OF MANUFACTURER PROGRAM. A copy
                  of each Manufacturer Program (and, to the extent required by a Rating Agency, an opinion of counsel to such Manufacturer or Officer's Certificate on behalf of such Manufacturer as to the enforceability thereof in form satisfactory to the Trustee and the Group IV Lessor and addressed to the Master Collateral Agent) relating to Program Vehicles which will be leased hereunder on the Group IV Initial Closing Date and, from each Group IV Lessee, an Officer's Certificate, dated as of the Group IV Initial Closing Date, and duly executed by an Authorized Officer of such Group IV Lessee, certifying that each such copy is true, correct and complete as of the Group IV Initial Closing Date; and

                           (xiii) OTHER. Such other documents as the Master
                  Collateral Agent, the Trustee or the Group IV Lessor may reasonably request to be delivered on or prior to the Group IV Initial Closing Date.

         Section 4.2. CONDITIONS TO EACH LEASE OF GROUP IV VEHICLES. The agreement of the Group IV Lessor to make available any Group IV Acquired Vehicles for lease to a Group IV Lessee as described in a Vehicle Order, to make available financing for the acquisition or refinancing of any Group IV Financed Vehicles for lease to a Group IV Lessee as described in a Vehicle Order, and/or to make available funding for the financing or refinancing of Group IV Refinanced Vehicles and Group IV Eligible Receivables, is subject to the terms and conditions of the Second Indenture and the following conditions precedent as of the Vehicle Funding Date for such Group IV Vehicles, and each Group IV Lessee hereby agrees that each acceptance of Group IV Refinanced Vehicles for leasing hereunder and each acceptance of funds for the acquisition of Group IV Acquired Vehicles, or the financing or refinancing of Group IV Financed Vehicles or Group IV Eligible Receivables, in respect of any applicable Vehicle Orders, shall be deemed hereunder to constitute a representation and warranty by it, to and in favor of the Group IV Lessor and the Trustee, that all the conditions precedent to the acquisition, financing or refinancing and leasing of the Group IV Vehicles and Group IV Eligible Receivables identified in such Vehicle Order will have been satisfied as of such Vehicle Funding Date. Such Group IV Vehicle will be leased pursuant to Annex A hereof.

                  (a) VEHICLE ORDER. The applicable Group IV Lessee shall have complied with the applicable provisions of SECTION 2.1 of this Lease.

                  (b) NO DEFAULT. No Potential Lease Event of Default or Lease Event of Default shall have occurred and be continuing on such date or would result from the acquisition, financing or refinancing and leasing of such Group IV Vehicles and Group IV Eligible Receivables.

                  (c) FUNDING. The aggregate amount of funds to be expended by the Group IV Lessor on any one date to acquire, finance the acquisition of or refinance such Group IV Vehicles and Group IV Eligible Receivables shall not exceed the sum of (a) the aggregate Group IV Net Book Value of all such Group IV Vehicles plus (b) the aggregate face amount of any related Group IV Eligible Receivables being refinanced on such date.

                  (d) GROUP IV RELATED DOCUMENTS. The leasing of such Group IV Vehicles shall not be prohibited by the provisions of this Lease, and sufficient proceeds shall be available therefor under the Group IV Supplements.

                  (e) TITLE. On or prior to the applicable Vehicle Funding Date, the Group IV Lessor or, with respect to Group IV Financed Vehicles (other than the Company Vehicles), the applicable Group IV Lessee, as the case may be, shall have good and marketable title to each such Group IV Vehicle, free and clear of all Liens and encumbrances, other than any Permitted Liens.

                  (f) MASTER COLLATERAL AGENT. Each Group IV Lessee and the Group IV Lessor shall have granted to the Master Collateral Agent, for the benefit of the Trustee on behalf of the Group IV Noteholders, a first priority security interest in all Group IV Vehicles and Group IV Eligible Receivables now or hereafter purchased, financed or refinanced by the Group IV Lessor.

                  (g) GROUP IV ASSIGNMENT AGREEMENTS. On or prior to the applicable Vehicle Funding Date, the Trustee shall have received executed counterparts of the Group IV Assignment Agreements related to the assignment of rights under each Manufacturer Program under which such Group IV Vehicles will be or have been purchased and are proposed to be leased under this Lease, dated as of the Group IV Initial Closing Date (or, if later, on or prior to such Vehicle Funding Date), duly executed by the applicable Group IV Lessee and/or the Group IV Lessor, as assignor, and the Master Collateral Agent, as assignee.

                  (h) MANUFACTURER PROGRAMS. On or prior to the applicable Vehicle Funding Date, the Trustee shall have received a copy of each Manufacturer Program under which such Group IV Vehicles will be or have been purchased and are proposed to be leased under this Lease and an Officer's Certificate, dated the Group IV Initial Closing Date (or, if later, on or prior to such Vehicle Funding Date), and duly executed by an Authorized Officer of the Group IV Lessor, certifying that each such copy is true, correct and complete as of the Group IV Initial Closing Date (or, if later, on or prior to such Vehicle Funding Date). Each Manufacturer Program covering Program Vehicles identified in such Vehicle Order shall be in full force and effect, and shall be enforceable against the related Manufacturer in accordance with its terms.

                  (i) GROUP IV ELIGIBLE VEHICLE. Each Group IV Vehicle identified in such Vehicle Order shall be a Group IV Eligible Vehicle.

         Section 4.3. ADDITIONAL CONDITIONS TO LEASES OF GROUP IV REFINANCED VEHICLES AND GROUP IV ELIGIBLE RECEIVABLES. In addition to the conditions set forth in SECTION 4.2 above, in connection with the leasing of Group IV Refinanced Vehicles and refinancing of related Group IV Eligible Receivables (including the refinancing of Group IV Eligible Receivables owned by the Group IV Lessor under the Second Indenture), to evidence the refinancing of such Group IV Refinanced Vehicles and related Group IV Eligible Receivables on the applicable Vehicle Funding Date and the conveyance on such date of a security interest in such Group IV Refinanced Vehicles and related Group IV Eligible Receivables to the Master Collateral Agent, the Group IV Lessor and/or the applicable Group IV Lessees shall have prepared or caused to be prepared and, as applicable, made available to the Group IV Lessor on or prior to the applicable Vehicle Funding Date the following:

                  (a) a Group IV Refinanced Vehicle Schedule concerning such Group IV Refinanced Vehicles and related Group IV Eligible Receivables being refinanced on such Vehicle Funding Date;

                  (b) a report of the results of a search of the appropriate records of each state in which the Group IV Lessor and/or each Group IV Lessee holding title to such Group IV Refinanced Vehicles does business and the county and state in which, as applicable, the Group IV Lessor's and/or each such Group IV Lessee's principal office is located and the jurisdiction of organization of, as applicable, the Group IV Lessor and/or each such Group IV Lessee, which shall show no liens or other security interests (other than Permitted Liens) with respect to such Group IV Vehicles and the related Manufacturer Programs (to the extent not already liened and assigned to the Master Collateral Agent) or, in the event that such search reveals any such non-permitted Lien or security interest, there shall be delivered to the Trustee a termination of such Lien or security interest together with appropriate UCC termination statements or UCC partial releases thereof;

                  (c) confirmation from each lender (or the agent or assignee thereof) holding a security interest in any such Group IV Refinanced Vehicle and/or Group IV Eligible Receivable stating unconditionally (A) that, if any sums are to be paid to such lender (or such agent or assignee) in connection with the lease of such Group IV Refinanced Vehicle and the refinancing of the related Group IV Eligible Receivables, such lender (or such agent or assignee) has been paid the full amount due to it in connection with such refinancing and
(B) that any lien or security interest of such lender (or any such agent or assignee) in such Group IV Refinanced Vehicle and/or related Group IV Eligible Receivable has been released;

                  (d) a fully executed assignment agreement granting and assigning to the Master Collateral Agent (to the extent not already granted and assigned) a first priority security interest in each such Group IV Refinanced Vehicle and Group IV Eligible Receivables, the related Manufacturer Programs, if any, and any other Master Collateral relating to such Group IV Refinanced Vehicles and Group IV Eligible Receivables;

                  (e) with respect to any of such Group IV Refinanced Vehicles which are in an Group IV Initial Fleet, each Group IV Lessee thereof shall have delivered to the Master Collateral Agent a duly executed Vehicle Assignment and Nominee Agreement in form reasonably satisfactory to the Group IV Lessor and the Trustee;

                  (f) fully executed UCC-1 Financing Statements as necessary to perfect (if not already perfected) the interests of the Master Collateral Agent in the Group IV Eligible Receivables;

                  (g) an Officer's Certificate stating that all the conditions precedent under this Lease to the leasing of such Group IV Refinanced Vehicles and financing of the Group IV Eligible Receivables under this Lease have been satisfied, including (as applicable) a representation that each such receivable is an Group IV Eligible Receivable.

         Section 4.4. ADDITIONAL CONDITIONS TO LEASE OF GROUP IV FINANCED VEHICLES. Notwithstanding the inclusion of Annex B and the references herein to Group IV Financed Vehicles, no Group IV Financed Vehicles may be leased hereunder.

         SECTION 5 RENT AND CHARGES. Each Group IV Lessee will pay Rent and certain other charges on a monthly basis as set forth in this SECTION 5.

         Section 5.1. PAYMENT OF RENT. On each Payment Date, and on each other date on which interest is due and payable under the terms of a Group IV Supplement, each Group IV Lessee shall pay to the Group IV Lessor the aggregate of all Rent payable on such Payment Date or other date, as the case may be, with respect to the Group IV Vehicles leased by such Group IV Lessee, as provided in the related Group IV Lease Annexes.

         Section 5.2. RESERVED

         Section 5.3. PAYMENT OF MONTHLY SUPPLEMENTAL PAYMENTS. On each Payment Date, each Group IV Lessee shall pay to the Group IV Lessor the portion of the Monthly Supplemental Payment that has accrued during the Related Month with respect to the Group IV Financed Vehicles and Group IV Eligible Receivables previously leased or financed by such Group IV Lessee under the Group IV Financing Lease, as provided in Sections 6 and 7 of ANNEX B.

         Section 5.4. PAYMENT OF TERMINATION PAYMENTS AND GROUP IV CASUALTY PAYMENTS. On each Payment Date, each Group IV Lessee shall pay to the Group IV Lessor all Group IV Casualty Payments and Termination Payments that have accrued with respect to the Group IV Vehicles leased hereunder by such Group IV Lessee, as provided in, respectively, SECTIONS 7 and 12.3 of this Lease.

         Section 5.5. LATE PAYMENT. In the event any Group IV Lessee fails to remit payment of any amount due under this Lease on or before the Payment Date therefor or when otherwise due and payable hereunder, the amount not paid will be considered delinquent and such Group IV Lessee will pay a late charge on each Payment Date with respect to the related Interest Period equal to the product of
(a) the Group IV VFR for such Interest Period (converted to a rate per annum) PLUS 1%, TIMES (b) the delinquent amount for the period during such Interest Period from the Payment Date (or other date) on which such payment was due until the date such delinquent amount (with accrued interest) is received by the Trustee TIMES (c) the actual number of days elapsed during such Interest Period or such relevant portion thereof DIVIDED by 360.

         Section 5.6. MAKING OF PAYMENTS. All payments of Rent and of all other Liabilities shall be made by the applicable Group IV Lessee to, or for the account of, the Group IV Lessor (or, in the case of any payment pursuant to SECTION 15, the applicable Indemnified Person) in immediately available funds, without setoff, counterclaim or deduction of any kind. All such payments shall be made to the Group IV Collection Account or, in the case of payments made pursuant to SECTION 24.10(III) or (IV), the Master Collateral Account (or, in each such case, such other account as the Trustee may from time to time specify to the Group IV Lessees) or, in the case of any such payment pursuant to SECTION 15 to, or for the account of, any Indemnified Person other than the Group IV Lessor, to the account designated by such Indemnified Person to the applicable Group IV Lessee, in each case with such payment to be made not later than 12:00 noon, New York City time, on the date due; and funds received after that hour shall be deemed to have been received by or for the account of the Indemnified Person on the next following Business Day. The Group IV Lessor hereby specifies that all (i) payments made in respect of Program Vehicles by the Manufacturers and related auction dealers under the Manufacturer Programs, (ii) amounts representing the proceeds from sales of Program Vehicles and Non-Program Vehicles (including amounts paid to a Group IV Lessee or the Group IV Lessor by a Manufacturer as a result of the sale of any such Group IV Vehicle outside such Manufacturer's Manufacturer Program) to third parties (other than under any related Manufacturer Program) and (iii) payments with respect to any other Master Collateral for the Group IV Notes (other than certain amounts as and to the extent described in SECTION 2.3(d)), shall be deposited in the Master Collateral Account for the benefit of the Trustee (on behalf of the Group IV Noteholders) and the Additional Permitted Beneficiaries. If any payment of Rent (or other Liability) falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day and Monthly Finance Rent and Monthly Variable Rent (as the case may be) shall accrue through such Business Day.

         SECTION 6 RESERVED.

         SECTION 7 GROUP IV CASUALTY AND INELIGIBLE VEHICLES. If a Group IV Vehicle suffers a Group IV Casualty or ceases to be a Group IV Eligible Vehicle, then the Group IV Lessee thereof shall (a) cause the Servicer to include notice of such occurrence in the next related Monthly Certificate required to be delivered by the Servicer under SECTION 24.6(VI), and (b) on the Payment Date next succeeding the last day of the Related Month in which such Group IV Lessee obtained actual knowledge that such Group IV Vehicle has suffered a Group IV Casualty or ceased to be a Group IV Eligible Vehicle, pay to the Group IV Lessor an amount (a "GROUP IV CASUALTY PAYMENT") equal to the Termination Value of such Group IV Vehicle, calculated as of the first day of the Related Month in which such Group IV Lessee obtained actual knowledge that such Group IV Vehicle suffered a Group IV Casualty or ceased to be a Group IV Eligible Vehicle (net of Monthly Base Rent and Monthly Supplemental Payments made in respect of such Group IV Vehicle during such Related Month). Upon payment by the applicable Group IV Lessee to the Group IV Lessor in accordance herewith of the Group IV Casualty Payment for any Group IV Vehicle that has suffered a Group IV Casualty or ceased to be a Group IV Eligible Vehicle, (i) the Group IV Lessor, if requested by such Group IV Lessee, shall cause title to any such Group IV Vehicle that is a Group IV Acquired Vehicle to be transferred to such Group IV Lessee to facilitate liquidation of such Group IV Vehicle by the Group IV Lessee, (ii) such Group IV Lessee shall be entitled to any physical damage insurance proceeds applicable to such Group IV Vehicle (if at such time such Group IV Lessee carries such insurance coverage), and (iii) the Lien of the Master Collateral Agent on such Group IV Vehicle shall automatically be released thereby.

         SECTION 8 VEHICLE USE. Each Group IV Lessee shall use Group IV Vehicles leased hereunder solely for such Group IV Lessee's domestic daily rental car operations, whether through Fleet Sharing Parties or directly; PROVIDED that a Group IV Lessee (the "NAMED GROUP IV LESSEE") may permit (i) another Group IV Lessee or (ii) a Group IV Lessee under any other Group IV Leasing Company Lease or ANC Rental (each, an "OTHER PERMITTED USER") to use Group IV Vehicles leased by the Named Group IV Lessee hereunder in the ordinary course of the domestic daily rental car operations of such Other Permitted User (but the Named Group IV Lessee shall remain fully liable for its obligations under this Lease and the other Group IV Related Documents); PROVIDED FURTHER that a Group IV Lessee may, from time to time, permit Fleet Sharing Parties to use Group IV Vehicles leased by such Group IV Lessee hereunder pursuant to Group IV Lessee Agreements, including Fleet Sharing Agreements, used in the ordinary course of the Group IV Lessee's business, and each such Fleet Sharing Party shall rent Group IV Vehicles used by it pursuant to a Fleet Sharing Agreement to consumers in the ordinary course of such Fleet Sharing Party's domestic daily rental car operations; PROVIDED FURTHER, HOWEVER, that the aggregate Group IV Net Book Value of all Group IV Vehicles subject to Fleet Sharing Agreements on any day plus the aggregate Group IV Net Book Value (as defined in the applicable Group IV Leasing Company Lease) of all Group IV Vehicles (as defined in the applicable Group IV Leasing Company Lease) leased under all other Group IV Leasing Company Leases subject to Fleet Sharing Agreements (as defined in the applicable Group IV Leasing Company Lease) on such day shall not exceed an amount equal to the greater of (a) 10% of the sum of the aggregate Group IV Net Book Value of all Group IV Vehicles leased under this Lease and the aggregate Group IV Net Book Value (as defined in the applicable Group IV Leasing Company Lease) of all Group IV Vehicles (as defined in the applicable Group IV Leasing Company Lease) leased under all such other Group IV Leasing Company Leases on such day, and (b) such greater amount in respect of which the Rating Agency Confirmation Condition with respect to each Series of Group IV Notes shall have been satisfied; PROVIDED, HOWEVER, any such Rating Agency Confirmation Condition in respect of Moody's shall be satisfied if Moody's has given its prior written notice of the intention to increase the preceding 10% limitation to a greater amount pursuant to clause (b). Notwithstanding any such Group IV Lessee Agreement, each Group IV Lessee shall remain fully liable for its obligations under this Lease and the other Group IV Related Documents (including any obligation hereunder or thereunder that it may cause any Fleet Sharing Party to perform or fulfill). Each Group IV Lessee shall promptly and duly execute, deliver, file and record all such documents, statements, filings and registrations, and take such further actions as the Group IV Lessor, the Master Collateral Agent, the Servicer or the Trustee shall from time to time reasonably request in order (x) to establish, perfect and maintain the Group IV Lessor's title to and interest in the Group IV Acquired Vehicles and Company Vehicles and the related Certificates of Title and the Group IV Lessee's title to and interest in all other Group IV Vehicles and the related Certificates of Title as against any third party in any applicable jurisdiction and (y) to establish, perfect and maintain the Master Collateral

Agent's lien on all Group IV Vehicles as noted (other than in respect of any Group IV Initial Fleet) on the related Certificates of Title as a perfected first-priority lien in any applicable jurisdiction. A Group IV Lessee may, at the Group IV Lessee's sole expense, change the place of principal location of any Group IV Vehicles. Within sixty (60) days after any such change of location, the Group IV Lessee shall take all actions necessary (i) to maintain the perfected first-priority Lien of the Master Collateral Agent on such Group IV Vehicles as noted (other than in respect of any Group IV Initial Fleet) on the Certificates of Title with respect to such Group IV Vehicles and the Group IV Lessor shall cooperate to the extent required for the Group IV Lessee to do so, and (ii) to meet all material legal requirements applicable to such Group IV Vehicles in connection with, or as a result of, such change of location. Following a Lease Event of Default or Manufacturer Event of Default, and upon the Group IV Lessor's request, each Group IV Lessee shall advise the Group IV Lessor in writing where all Group IV Vehicles leased hereunder as of such date are principally located. No Group IV Lessee shall knowingly use any Group IV Vehicles, or knowingly permit the same to be used, for any unlawful purpose. Each Group IV Lessee shall and shall require the Fleet Sharing Parties to use reasonable precautions to prevent loss or damage to Group IV Vehicles. Each Group IV Lessee shall or shall cause the Fleet Sharing Parties to comply in all material respects with all applicable statutes, decrees, ordinances and regulations regarding acquiring, titling, registering, leasing, insuring and disposing of Group IV Vehicles and shall and shall require the Fleet Sharing Parties to take reasonable steps to ensure that operators are licensed. Each Group IV Lessee shall or shall cause each applicable Fleet Sharing Party to perform, at its own expense, such vehicle preparation and conditioning services with respect to Group IV Vehicles leased by it as are customary.

         SECTION 9 REGISTRATION; LICENSE; TRAFFIC SUMMONSES; PENALTIES AND FINES. Each Group IV Lessee, at its expense, shall be responsible for proper registration and licensing of Group IV Vehicles leased by it hereunder, for submitting the appropriate documentation to the appropriate state authorities to obtain Certificates of Title for Group IV Vehicles reflecting the name of the Group IV Lessor (in the case of Group IV Acquired Vehicles and Company Vehicles) or such Group IV Lessee (in the case of all other Group IV Financed Vehicles), in each case (other than with respect to Group IV Vehicles in an Group IV Initial Fleet) with the Lien of the Master Collateral Agent noted thereon as first lienholder, and where required, such Group IV Lessee shall or shall cause the related Fleet Sharing Parties to have Group IV Vehicles inspected by any appropriate governmental authority; PROVIDED, HOWEVER, that possession of all Certificates of Title shall remain with the Servicer or an Affiliate thereof (including the related Sub-Servicer) unless a Liquidation Event of Default or Limited Liquidation Event of Default shall have occurred and be continuing, in which event, upon the request of the Trustee or the Master Collateral Agent, each Group IV Lessee shall deliver the Certificates of Title for the Group IV Vehicles leased by it to the Master Collateral Agent. Each Group IV Lessee shall pay or cause to be paid all registration fees, title fees, license fees, traffic summonses, penalties, judgments and fines and other similar amounts incurred with respect to any Group IV Vehicle during the Group IV Vehicle Term for such Group IV Vehicle or imposed during the Group IV Vehicle Term for such Group IV Vehicle by any governmental authority or any court of law or equity in connection with the Group IV Lessee's operation of Group IV Vehicles, and any such amounts paid by the Group IV Lessor on a Group IV Lessee's behalf, in its discretion upon at least fifteen (15) days' prior notice to such Group IV Lessee, will be reimbursed within thirty (30) days of the Group IV Lessor notifying such Group IV Lessee of such payment; PROVIDED, HOWEVER, that the Group IV Lessor shall not pay on any Group IV Lessee's behalf any traffic summons, or any penalty, judgment or fine for so long as such amount is being contested by such Group IV Lessee in good faith and by appropriate proceedings with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and provided that such Group IV Lessee has agreed in writing to indemnify and hold the Group IV Lessor harmless from and against all loss, liability and expense arising out of such unpaid amounts (and, in any case, for so long as forfeiture of any Group IV Vehicles or other Master Collateral will not result from the failure to pay any such amounts). The Group IV Lessor agrees to execute a power of attorney substantially in the form of ATTACHMENT B hereto (a "POWER OF ATTORNEY"), and such other documents as may be necessary in order to allow the Group IV Lessees to title, register and dispose of the Group IV Acquired Vehicles and the Company Vehicles leased hereunder; and each Group IV Lessee acknowledges and agrees that with respect to the Group IV Acquired Vehicles, it has no right, title or interest in or with respect to any Certificate of Title. Notwithstanding anything herein to the contrary, the Group IV Lessor may terminate such Power of Attorney as provided in SECTION 17.3(VII).

         SECTION 10 MAINTENANCE AND REPAIRS. Each Group IV Lessee shall or shall cause the related Fleet Sharing Parties to pay for all maintenance and repairs to keep Group IV Vehicles leased by it hereunder in good working order and condition, and shall or shall cause such Fleet Sharing Parties to take reasonable steps to maintain such Group IV Vehicles as required in order to keep the Manufacturer's warranty in force. Each Group IV Lessee shall or shall cause the related Fleet Sharing Parties to return each Group IV Vehicle to an authorized Manufacturer facility or the applicable Manufacturer's authorized warranty station (which may be a facility of any Group IV Lessee) for warranty work. Each Group IV Lessee shall or shall cause the related Fleet Sharing Parties to take reasonable steps to comply with any Manufacturer's recall of any Group IV Vehicle. Each Group IV Lessee shall or shall cause the related Fleet Sharing Parties to pay, or cause to be paid, all usual and routine expenses incurred in the use and operation of Group IV Vehicles leased by it hereunder including, but not limited to, fuel, lubricants, and coolants. The Group IV Lessor, upon thirty (30) days' prior notice to the applicable Group IV Lessee, may pay any such expenses that have not otherwise been paid by, or on behalf of, such Group IV Lessee (including any failure by a Fleet Sharing Party to pay any such expenses), and any expenses paid by the Group IV Lessor on a Group IV Lessee's behalf for maintenance, repair, operation or use by the Group IV Lessee of Group IV Vehicles will promptly be reimbursed (in any event no later than the next Payment Date following such payment) by such Group IV Lessee to the Group IV Lessor. No Group IV Lessee shall, without the prior consent of the Group IV Lessor, make any material alterations to (i) any Group IV Vehicle which is a Program Vehicle which would result in a reduction of the Repurchase Price for such Group IV Vehicle or make the Group IV Vehicle no longer eligible for repurchase or sale under the applicable Manufacturer Program or (ii) any Group IV Vehicle which is a Non-Program Vehicle which is likely to materially adversely affect the resale value of such Non-Program Vehicle. Any improvements or additions to a Group IV Acquired Vehicle shall become and remain the property of the Group IV Lessor, except that any addition or improvement to a Group IV Acquired Vehicle made by a Group IV Lessee shall remain the property of such Group IV Lessee if it can be disconnected or removed from the Group IV Vehicle without impairing the functioning or resale value thereof, other than any function or value provided by such addition or improvement.

         SECTION 11 MANUFACTURER WARRANTIES. If a Group IV Vehicle leased hereunder is covered by a manufacturer's warranty, the Group IV Lessee thereof, during the Group IV Vehicle Term, shall have the right to make any claims under such warranty which the Group IV Lessor could make and to receive related proceeds directly.

         SECTION 12 VEHICLE RETURN GUIDELINES.

         Section 12.1. VEHICLE TURN-IN CONDITION. As used herein "VEHICLE TURN-IN CONDITION" with respect to each Program Vehicle leased hereunder shall mean a set of criteria for evaluating such Group IV Vehicle upon its delivery at the end of its Group IV Vehicle Term, which criteria will be determined in accordance with the related Manufacturer Program. Each Program Vehicle not meeting the applicable Manufacturer Program's vehicle turn-in condition requirements will, unless redesignated as a Non-Program Vehicle in accordance with SECTION 14, be purchased (or will otherwise be the subject of a Group IV Casualty Payment) by the related Group IV Lessee as if it were a Group IV Casualty in accordance with the procedure set forth in SECTION 7.

         Section 12.2. DISPOSITION PROCEDURE. (a) PROGRAM VEHICLES. Unless such Group IV Vehicle is redesignated as a Non-Program Vehicle in accordance with
SECTION 14 or the Group IV Lessee thereof exercises its option to purchase such Group IV Vehicle as permitted by, and pursuant to the requirements of, this Lease, or such Group IV Vehicle is sold in the ordinary course outside the Manufacturer Program for proceeds that equal or exceed the payment that would be obtained from the Manufacturer under the Manufacturer Program as contemplated by
SECTION 27, then prior to the end of the Group IV Vehicle Term, each Group IV Lessee will or will cause the related Fleet Sharing Party to deliver each Program Vehicle leased by it hereunder (other than a Group IV Casualty or a Group IV Vehicle that has ceased to be a Group IV Eligible Vehicle) to the nearest related Manufacturer official auction or other facility designated by such Manufacturer at the Group IV Lessee's sole expense and in accordance with the terms of the applicable Manufacturer Program; PROVIDED, that the timing of such delivery by the Group IV Lessee will be at its option so long as such delivery is made in accordance with SECTION 24.5 hereof. Any transportation allowance (for delivery costs), auction assistance allowance and any other allowances offered under a Manufacturer Program, and any rebates or credits applicable to the unexpired term of any license plates for a Group IV Vehicle shall inure to the benefit of the Group IV Lessee thereof and, to the extent received by the Group IV Lessor, the Trustee or the Master Collateral Agent, shall promptly be paid over to the applicable Group IV Lessee. Each Group IV Lessee will comply with the requirements of law and the requirements of the Manufacturer Programs in connection with, among other things, the delivery of Certificates of Title, documents of transfer signed as necessary, signed Condition Reports, and signed odometer statements for the Group IV Vehicles.

                  (b) NON-PROGRAM VEHICLES. Each Group IV Lessee agrees to use commercially reasonable efforts to dispose of, at its own expense, on behalf of the Group IV Lessor in the case of Non-Program Group IV Acquired Vehicles, each Group IV Vehicle that is a Non-Program Vehicle (i) in a manner reasonably likely to maximize proceeds from such disposition and consistent with industry practice and (ii) prior to the expiration of the Non-Program Maximum Term for such Non-Program Vehicle; PROVIDED that Group IV Lessee may commence such efforts, at its option, any time prior to the expiration of the Non-Program Maximum Term.

         Section 12.3. TERMINATION PAYMENTS FOR GROUP IV ACQUIRED VEHICLES. (a) PROGRAM GROUP IV VEHICLE TERMINATION PAYMENTS. On the first Payment Date on or after the earlier of (i) the last day of the Related Month in which the Repurchase Price with respect to any Program Vehicle that is a Group IV Acquired Vehicle that has been accepted for repurchase or sale pursuant to the applicable Manufacturer Program is received by the applicable Group IV Lessee, the Group IV Lessor, the Master Collateral Agent or the Trustee by deposit into the Master Collateral Account or the Group IV Collection Account (PROVIDED that, if for any reason the Repurchase Price has been received directly by a Group IV Lessee, then such Repurchase Price shall be deemed "received" for purposes of this
SECTION 12.3 on the earlier of (a) the date on which such Repurchase Price has been deposited into the Group IV Collection Account or Master Collateral Account, in accordance with the Master Collateral Agency Agreement and (b) the second Business Day after receipt by such Group IV Lessee) and (ii) the thirtieth (30th) day after the expiration of the Repurchase Period for such Group IV Acquired Vehicle, the applicable Group IV Lessee shall pay to the Group IV Lessor in respect of such Group IV Acquired Vehicle any Excess Damage Charges, Excess Mileage Charges, early turnback surcharges and any other similar charges and penalties (collectively a "PROGRAM GROUP IV VEHICLE TERMINATION Payment") as determined by the Manufacturer or its agent in accordance with the applicable Manufacturer Program.

                  (b) NON-PROGRAM GROUP IV VEHICLE TERMINATION PAYMENTS. On the first Payment Date on or after the earlier of (i) the last day of the Related Month in which the Disposition Proceeds from the sale or other disposition of a Group IV Acquired Vehicle that is a Non-Program Vehicle (other than a Group IV Casualty or a Group IV Vehicle that has ceased (prior to such sale or disposition) to be a Group IV Eligible Vehicle or that has been repurchased by the Group IV Lessee thereof in accordance with this Lease) are received by the applicable Group IV Lessee, the Group IV Lessor, the Master Collateral Agent or the Trustee by deposit into the Master Collateral Account or the Group IV Collection Account (PROVIDED that, if for any reason the Disposition Proceeds have been received directly by a Group IV Lessee, then, such Disposition Proceeds shall be deemed "received" for purposes of this SECTION 12.3 on the earlier of (a) the date on which such Disposition Proceeds have been deposited into the Group IV Collection Account or the Master Collateral Account, in accordance with the Master Collateral Agency Agreement and (b) the second Business Day after receipt by such Group IV Lessee) and (ii) the thirtieth
(30th) day after the Disposition Date for such Group IV Acquired Vehicle, the applicable Group IV Lessee shall pay to the Group IV Lessor in respect of such Group IV Acquired Vehicle an amount (a "NON-PROGRAM GROUP IV VEHICLE TERMINATION PAYMENT") equal to (A) the sum of all Program Group IV Vehicle Termination Payments due on the Payment Date that occurred in the second preceding calendar month to the calendar month during which the Vehicle Lease Expiration Date with respect to such Group IV Acquired Vehicle was sold or disposed of, DIVIDED BY
(B) the number of Group IV Acquired Vehicles previously leased under this Lease in respect of which such Program Group IV Vehicle Termination Payments were payable (or, if there are no Group IV Acquired Vehicles in respect of which Program Group IV Vehicle Termination Payments were payable on such Payment Date, an amount equal to (A) the sum of all "Program Group IV Vehicle Termination Payments" paid or payable under (and as defined in) each other Group IV Leasing Company Lease with respect to the Payment Date (as defined in such other Group IV Leasing Company Lease) that occurred in the second preceding calendar month to the calendar month during which the Vehicle Lease Expiration Date for such Group IV Acquired Vehicle was sold or disposed of, DIVIDED BY (B) the number of Group IV Acquired Vehicles (as defined in such other Group IV Leasing Company Lease) previously leased under (and as defined in) each such other Group IV Leasing Company Lease in respect of which such Program Group IV Vehicle Termination Payments were paid or were payable) (Program Group IV Vehicle Termination Payments and Non-Program Group IV Vehicle Termination Payments being referred to collectively as "TERMINATION PAYMENTS"). If a Group IV Vehicle's age is unknown as of its Vehicle Lease Commencement Date, such age (in months) shall be the lesser of (i) the number obtained by dividing the number of miles on the odometer of such Group IV Vehicle at the Vehicle Lease Commencement Date by 1,500 and (ii) the number of months in the period commencing on September 1 of the calendar year prior to the model year of such Group IV Vehicle through the Vehicle Lease Commencement Date for such Group IV Vehicle. The provisions of this SECTION 12.3 will survive the expiration or earlier termination of the Term of this Lease.

         SECTION 13 RESERVED.

         SECTION 14 REDESIGNATION OF GROUP IV VEHICLES. (a) At any time, including upon the occurrence of a Manufacturer Event of Default with respect to the Manufacturer of any Program Vehicle or any such Group IV Vehicle's becoming ineligible for repurchase by its Manufacturer or for sale at Auction under the applicable Manufacturer Program, due to physical damage, repair charges or accrued mileage, in each case in excess of that permitted under the related Manufacturer Program, or due to any failure or inability to return the Group IV Vehicle to the Manufacturer or the designated auction prior to the expiration of the Repurchase Period, or due to any other event or circumstance, the Servicer (or the related Sub-Servicer) may designate the related Group IV Vehicle as a Non-Program Vehicle; PROVIDED THAT no Amortization Event or Potential Amortization Event with respect to any Series of Group IV Notes or the Group IV ARG II Notes has occurred and is continuing or would be caused by such redesignation; and PROVIDED FURTHER, in each case, that any additional Monthly Base Rent due with respect to such Group IV Vehicle, relating to the decrease, if any, of the Group IV Net Book Value of such Group IV Vehicle under the newly applicable Depreciation Schedule, shall be paid on the next succeeding Payment Date. Subsequent to the occurrence of a Manufacturer Event of Default pursuant to clause (ii) of the definition thereof with respect to the Manufacturer of any Program Vehicle, the Servicer (or the related Sub-Servicer) shall promptly notify the Rating Agencies with respect to each Series of Group IV Notes of any redesignation of Program Vehicles of such Manufacturer as Non-Program Vehicles pursuant to this SECTION 14.

                  (b) At any time, the Servicer (or the related Sub-Servicer) may designate a Non-Program Vehicle as a Program Vehicle if the related Manufacturer has acknowledged that such Group IV Vehicle is entitled to the benefits of its Manufacturer Program; PROVIDED FURTHER, in each case, that any additional Monthly Base Rent due with respect to such Group IV Vehicle, relating to the decrease, if any, of the Group IV Net Book Value of such Group IV Vehicle under the newly applicable depreciation schedule specified under such Manufacturer Program, shall be paid on the next succeeding Payment Date.

         SECTION 15 GENERAL INDEMNITY AND PAYMENT OF EXPENSES.

         Section 15.1. INDEMNITY AND PAYMENT OF EXPENSES BY THE GROUP IV LESSEES. Each Group IV Lessee agrees jointly and severally to indemnify and hold harmless the Group IV Lessor and the Trustee, and each of their respective directors, officers, agents and employees (collectively, together with the Persons subject to indemnity under SECTION 15.2, the "INDEMNIFIED PERSONS") against any and all claims, demands, actions, causes of action, losses, costs, liabilities and damages of whatsoever nature, and all reasonable expenses incurred in connection therewith (including reasonable fees and disbursements of counsel), relating to or in any way arising out of:

                  15.1.1. the ordering, delivery, acquisition, title on acquisition, rejection, installation, possession, ownership, titling, retitling, registration, re-registration, custody by the Group IV Lessee of title and registration documents, use, non-use, misuse, operation, leasing, deficiency, defect, transportation, repair, maintenance, control or disposition of any Group IV Vehicle leased hereunder or to be leased hereunder, including, without limitation, any such Group IV Vehicle shared with a Fleet Sharing Party. The foregoing shall include, without limitation, any liability (or any alleged liability) of the Group IV Lessor or any other Indemnified Person to any third party arising out of any of the foregoing, including, without limitation, all reasonable legal fees, costs and disbursements arising out of such liability (or alleged liability);

                  15.1.2. all (i) federal, state, county, municipal, foreign or other fees and taxes of whatsoever nature, including but not limited to license, qualification, registration, sales, use, gross receipts, ad valorem, business, property (real or personal), excise, motor vehicle, and occupation fees and taxes, with respect to any Group IV Vehicle or the acquisition, purchase, sale, lease, rental, use, operation, control, ownership or disposition of any Group IV Vehicle by any Person or measured in any way by the value thereof or by the business of, investment by, or ownership by the Group IV Lessor or a Group IV Lessee with respect thereto, (ii) federal, state, local and foreign income taxes and penalties and interest thereon, whether assessed, levied against or payable by the Group IV Lessor or otherwise as a result of its being a member of any group of corporations including any Group IV Lessee that files any tax returns on a consolidated or combined basis, and (iii) documentary, stamp, filing, recording, mortgage or other taxes, if any, which may be payable by the Group IV Lessor, a Group IV Lessee or any other Indemnified Person in connection with the execution, delivery, recording or filing of this Lease or the other Group IV Related Documents or the leasing of any Group IV Vehicles hereunder and any penalties or interest with respect thereto; PROVIDED, HOWEVER, that the following taxes are excluded from the indemnity provided in CLAUSES (I) through
(III) above:

                           (A) any franchise tax or tax on, based on, with
                  respect to, or measured by, the net income of such Indemnified Person (including federal alternative minimum tax) other than any taxes or other charges which may be imposed as a result of any determination by a taxing authority that the Group IV Lessor is not the owner for tax purposes of the Group IV Acquired Vehicles leased hereunder or that the Operating Lease is not a "true lease" for tax purposes or that depreciation deductions that would be available to the owner of such Group IV Acquired Vehicles are disallowed, or that the Group IV Lessor is not entitled to include the full purchase price for any such Group IV Vehicle in basis including any amounts payable in respect of interest charges, additions to tax and penalties that may be imposed, and all attorneys' and accountants' fees and expenses and all other fees and expenses that may be incurred in defending against or contesting any such determination; and

                           (B) any tax with respect to any Group IV Acquired
                  Vehicle leased by a Group IV Lessee hereunder or any transaction relating to such Group IV Acquired Vehicle to the extent it covers any period beginning after the earlier of (A) the discharge in full of such Group IV Lessee's obligation to pay Monthly Base Rent, Monthly Variable Rent and any other amount payable hereunder with respect to such Group IV Acquired Vehicle or (B) the expiration or other termination of this Agreement with respect to such Group IV Acquired Vehicle, unless such tax accrues in respect of any period during which such Group IV Lessee holds over such Group IV Acquired Vehicle;

                  15.1.3. any violation by a Group IV Lessee of this Lease or of any Group IV Related Documents to which a Group IV Lessee is a party or by which it is bound or any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations, licenses and withholdings of objection of any governmental or public body or authority and all other requirements having the force of law applicable at any time to any Group IV Vehicle or any action or transaction by a Group IV Lessee with respect thereto or pursuant to this Lease; and

                  15.1.4. all costs, fees, expenses, damages and liabilities (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel) in connection with, or arising out of, any claim made by any third party against the Group IV Lessor for any reason (including, without limitation, in connection with any audit or investigation conducted by a Manufacturer under its Manufacturer Program).

                  All obligations provided for in this SECTION 15 shall survive any termination of this Lease, and, to the extent that any of such obligations are unenforceable for any reason, each Group IV Lessee agrees to the payment and satisfaction of each such obligation which is permissible under applicable law.

                  Notwithstanding the foregoing, the Group IV Lessees shall have no duty to indemnify any Indemnified Person for any claim, demand, liability, cost, or expense to the extent such claim, demand, liability, cost or expense arises out of or is due to such Person's gross negligence or willful misconduct.

         Section 15.2. REIMBURSEMENT OBLIGATION BY THE GROUP IV LESSEES. Each Group IV Lessee shall forthwith upon demand reimburse each Indemnified Person for any sum or sums expended with respect to any of the foregoing, or shall pay such amounts directly upon request from such Indemnified Person; PROVIDED, HOWEVER, that, if so requested by a Group IV Lessee, such Indemnified Person shall submit to such Group IV Lessee a statement documenting in reasonable detail any such demand for reimbursement or payment. To the extent that a Group IV Lessee in fact indemnifies any Indemnified Person under the indemnity provisions of this Lease, such Group IV Lessee shall be subrogated to the rights of such Indemnified Person, in the affected transaction and shall have a right to determine the settlement of claims therein. The obligations of each Group IV Lessee contained in this SECTION 15 shall survive the expiration or earlier termination of this Lease or any lease of any Group IV Vehicle hereunder; PROVIDED, HOWEVER, that, in the case of indemnities relating to the acquisition or leasing of Group IV Vehicles, the factual or legal circumstances giving rise to the Group IV Lessor's or any other Indemnified Person's exposure to liability occur during the period that this Lease is in effect as to the Group IV Vehicle for which such exposure to liability arose.

         Section 15.3. NOTICE TO GROUP IV LESSEE OF CLAIMS. Each applicable Indemnified Person, shall promptly notify the Group IV Lessee in writing (a

"NOTICE OF CLAIM") of the pendency of any such claim, action or facts referred to in this SECTION 15 for which indemnity may be required.

         Section 15.4. DEFENSE OF CLAIMS. Defense of any claim referred to in this SECTION 15 for which indemnity may be required shall, at the option and request of any applicable Group IV Lessee, be conducted by such Group IV Lessee. Following receipt of any Notice of Claim, such Group IV Lessee will inform the Indemnified Person of its election to defend such claim. Such Indemnified Person may participate in any such defense at its own expense, provided such participation, in such Group IV Lessee's reasonable opinion, does not interfere with such Group IV Lessee's defense. Each Group IV Lessee agrees that no Indemnified Person will be liable to the Group IV Lessees for any claim caused directly or indirectly by the inadequacy of any Group IV Vehicle for any purpose or any deficiency or defect therein or the use or maintenance thereof or any repairs, servicing or adjustments thereto or any delay in providing or failure to provide such or any interruption or loss of service or use thereof or any loss of business, all of which shall be the risk and responsibility of the Group IV Lessees, except to the extent that any of the foregoing is caused by the gross negligence or willful misconduct of such Indemnified Person. The rights and indemnities of each Indemnified Person hereunder are expressly made for the benefit of, and will be enforceable by, each Indemnified Person notwithstanding the fact that such Indemnified Person is not or is no longer a party to (or entitled to receive the benefits of) this Lease. This general indemnity shall not affect any claims of the type discussed above, or otherwise, which a Group IV Lessee may have against any Manufacturer.

         SECTION 16 SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Lease shall be binding upon the Group IV Lessor, the Group IV Lessees, the Servicer, the Guarantor and their respective successors and assigns, and shall inure to the benefit of the Group IV Lessees, the Group IV Lessor, the Servicer, the Guarantor and the Trustee (for the benefit of the Group IV Noteholders), the Additional Permitted Beneficiaries, the Master Collateral Agent (for the benefit of the Trustee on behalf of the Group IV Noteholders), any other Indemnified Person, and their respective successors and assigns; PROVIDED, HOWEVER, that neither the Guarantor nor any Group IV Lessee shall have the right to assign its rights or delegate its duties under this Lease without (i) the prior written consent of the Group IV Lessor and the Trustee and (ii) the Rating Agency Confirmation Condition, if any, with respect to each Series of Group IV Notes having been satisfied prior thereto; provided, further, however, that nothing herein contained shall be deemed to restrict (w) the right of any Group IV Lessee to rent Group IV Vehicles to customers in the ordinary course of its domestic daily rental businesses, (x) the right of any Named Group IV Lessee to permit an Other Permitted User to use Group IV Vehicles leased by the Named

Group IV Lessee hereunder in the ordinary course of the domestic daily rental car operations of such Other Permitted User in accordance with the terms of this Lease (but the Named Group IV Lessee shall remain fully liable for its obligations under this Lease and the other Group IV Related Documents), (y) the right of any Group IV Lessee to share certain of the Group IV Vehicles leased by it with Fleet Sharing Parties (subject to the limitations specified in SECTION
8), for use in the ordinary course of the domestic daily rental businesses of such Fleet Sharing Parties in accordance with the terms of this Lease or (z) the right of the Servicer to perform its obligations as Servicer through a Sub-Servicer, subject to the limitations specified in SECTION 26 and provided that the Servicer shall remain fully liable for its obligations under this Lease and the other Related Documents. Any purported assignment in violation of this
SECTION 16 shall be void and of no force or effect. Nothing contained herein shall be deemed to restrict the right of any Group IV Lessee to acquire or dispose of, by purchase, lease, financing, or otherwise, motor vehicles that are not subject to the provisions of this Lease.

         SECTION 17 DEFAULT AND REMEDIES THEREFOR.

         Section 17.1. EVENTS OF DEFAULT. Any one or more of the following will constitute an event of default (a "LEASE EVENT OF DEFAULT") as that term is used herein:

                  17.1.1. NON-PAYMENT OF LIABILITIES. The occurrence of (i) a default in the payment when due of any Monthly Base Rent, Additional Base Rent, Monthly Variable Rent, Monthly Finance Rent, Termination Payment, Group IV Casualty Payment or Monthly Supplemental Payment, and the continuance thereof for, except in the case of any Monthly Variable Rent or Monthly Finance Rent, two (2) Business Days and, in the case of any Monthly Variable Rent or Monthly Finance Rent, five (5) Business Days, or (ii) a default by any Group IV Lessee or the Guarantor in the payment when due of any amount payable under this Lease (other than amounts described in CLAUSE (I) above) and the continuance thereof for five (5) Business Days;

                  17.1.2. UNAUTHORIZED ASSIGNMENT. Any unauthorized assignment or transfer of this Lease by a Group IV Lessee occurs;

                  17.1.3. NON-PERFORMANCE OF COVENANTS AND OBLIGATIONS. Any Group IV Lessee, the Servicer or the Guarantor fails to comply with or perform any covenant, condition, agreement or provision of this Lease (which failure does not constitute a Lease Event of Default under any of the other provisions of this SECTION 17) and the continuance of such failure (other than any such failure to comply with the provisions of SECTION 25.1 or 25.2 hereof, as to which there shall be no cure period) for thirty (30) days after the earlier of
(x) the date the Group IV Lessor, the Master Collateral Agent, the Trustee or any Group IV Noteholder delivers written notice thereof to such Group IV Lessee, the Servicer or the Guarantor and (y) the date such Group IV Lessee, the Servicer or the Guarantor obtains actual knowledge thereof;

                  17.1.4. BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made by a Group IV Lessee, the Servicer or the Guarantor in this Lease or any Group IV Related Document is incorrect in any material respect (to the extent that such representation or warranty does not incorporate a materiality limitation in its terms (and otherwise, is incorrect in any respect)) as of the date such warranty or representation is made and continues to be incorrect in any material respect (to the extent that such warranty or representation does not incorporate a materiality limitation in its terms (and otherwise, continues to be incorrect in any respect)) for a period of thirty (30) days after the earlier of (i) the date on which written notice thereof shall have been given to such Group IV Lessee, the Servicer or the Guarantor by the Group IV Lessor, the Master Collateral Agent, any Group IV Noteholder or the Trustee, and (ii) the date on which such Group IV Lessee, the Servicer or the Guarantor obtains actual knowledge thereof; or any schedule, certificate, financial statement, report, notice, or other material writing furnished by a Group IV Lessee, the Servicer or the Guarantor to the Group IV Lessor or the Trustee is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified and which continues to be incorrect in any material respect for a period of ten (10) days after the earlier of (a) the date on which written notice thereof shall have been given to such Group IV Lessee, the Servicer or the Guarantor by the Group IV Lessor, the Master Collateral Agent, the Trustee or any Group IV Noteholder, and (b) the date on which such Group IV Lessee, the Servicer or the Guarantor obtains actual knowledge thereof;

                  17.1.5. BANKRUPTCY RELATED EVENTS PRIOR TO THE EFFECTIVE DATE. Prior to the Effective Date (i) the entry of an order in the current case in Bankruptcy Court with respect to the Guarantor or the Group IV Lessee converting such case from a Chapter 11 case to a Chapter 7 case; (ii) the appointment, in such case, of a bankruptcy trustee or examiner with expanded powers or (iii) *;

                  17.1.6. INVALIDITY OF GROUP IV RELATED DOCUMENTS. All or any portion of this Lease shall at any time and for any reason not be in full force and effect or be declared to be null and void, or a proceeding shall be commenced by a Group IV Lessee or the Guarantor, or by any governmental authority having jurisdiction over the Group IV Lessee or the Guarantor, as applicable, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof);

                  17.1.7. CERTAIN AMORTIZATION EVENTS. The occurrence of an Amortization Event under SECTION 9.1(C) of the Second Base Indenture or under
Section 6.1(i) of the Series 2002-3 Supplement or a Liquidation Event of Default which in any such case continues beyond any applicable cure period specified in the Second Indenture; and

                  17.1.8. BANKRUPTCY RELATED EVENTS AFTER THE EFFECTIVE DATE. On or after the Effective Date a Bankruptcy Event of a Group IV Lessee or the Guarantor occurs.

         Section 17.2. EFFECT OF LEASE EVENT OF DEFAULT; LIMITED LIQUIDATION EVENT OF DEFAULT OR LIQUIDATION EVENT OF DEFAULT. (a) If a Lease Event of Default described in SECTION *, *, *, *, * and * shall occur, then the Monthly Base Rent, Additional Base Rent, Monthly Supplemental Payments, Group IV Casualty Payments (in each case calculated as if all Group IV Financed Vehicles had suffered Casualties or had ceased to be Group IV Eligible Vehicles during the Related Month), the Monthly Variable Rent, the Monthly Finance Rent (in each case calculated as if the full amount of interest, principal and other charges under the Group IV Notes were then due and payable in full), Termination Payments and all other charges, payments and amounts payable under this Lease shall, subject to SECTION 17.4, automatically, without further action by the Group IV Lessor or the Trustee, become immediately due and payable.

                  (b) If a Limited Liquidation Event of Default shall occur with respect to any Series of Group IV Notes, then, the Monthly Base Rent, Additional Base Rent, the Monthly Supplemental Payments and Group IV Casualty Payments (in each case, calculated as if each Group IV Financed Vehicle with respect to which the Group IV Lessor has terminated the applicable Group IV Lessee's right to possession pursuant to SECTION 17.3(II) or (III) had suffered a Group IV Casualty or had ceased to be a Group IV Eligible Vehicle during the Related Month), the Monthly Variable Rent and the Monthly Finance Rent (in each case calculated as if the full amount of interest, principal and other charges under such Group IV Notes were then due and payable in full) and Termination Payments (in each case, with respect to each Group IV Vehicle with respect to which the Group IV Lessor has terminated the applicable Group IV Lessee's right to possession pursuant to SECTION 17.3(II) or (III)) shall, subject to SECTION 17.4, automatically, without further action by the Group IV Lessor or the Trustee, become immediately due and payable.

                  (c) If any Lease Event of Default (other than one described in PARAGRAPH (A) above) or a Liquidation Event of Default shall occur, then the Trustee may declare the Rent and all other charges, amounts and payments (calculated as described in PARAGRAPH (A) above) to be due and payable, whereupon such Rent and such other charges, amounts and payments (as so calculated) shall, subject to SECTION 17.4, become immediately due and payable.

         Section 17.3. RIGHTS OF GROUP IV LESSOR AND TRUSTEE UPON LEASE EVENT OF DEFAULT, LIQUIDATION EVENT OF DEFAULT OR LIMITED LIQUIDATION EVENT OF DEFAULT. If a Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default shall occur:

                           (i) In the case of a Lease Event of Default that
                  shall have occurred and be continuing, the Group IV Lessor, if and as directed by the Trustee, shall proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the applicable Group IV Lessee of the applicable covenants and terms of this Lease or to recover damages for the breach hereof calculated in accordance with
                  SECTION 17.4;

                           (ii) In the case of a Liquidation Event of Default or
                  a Limited Liquidation Event of Default that shall have occurred and be continuing, the Group IV Lessor and the Trustee, to the extent provided in the Second Indenture and subject to SECTION 17.4, shall have all the rights against the Group IV Lessees and the Group IV Collateral provided in the Second Indenture upon such a Liquidation Event of Default or a Limited Liquidation Event of Default, as the case may be, including the right to take (under the specified circumstances) possession of Group IV Vehicles (to the extent specified in this Lease or the Second Indenture, as applicable) immediately;

                           (iii) In the case of a Liquidation Event of Default
                  that shall have occurred and be continuing, the Trustee may, by notice in writing to the Group IV Lessees, terminate this Lease in its entirety and/or the right of possession hereunder of the Group IV Lessees as to the Group IV Vehicles, and the Group IV Lessor may direct delivery by the Group IV Lessees of documents of title to the Group IV Vehicles, whereupon all rights and interests of the Group IV Lessees to the Group IV Vehicles (except as otherwise provided herein) will cease and terminate (but the Group IV Lessees will remain liable hereunder as herein provided, calculated in accordance with
                  SECTION 17.4); and, in the case of a Limited Liquidation Event of Default that shall have occurred and be continuing, the Trustee may, by notice in writing to the Group IV Lessees, terminate the right of possession hereunder of any Group IV Lessee as to such number of Group IV Vehicles as will generate proceeds from liquidation in an amount sufficient to pay all principal of and interest on (and all other amounts due to the holders of) the applicable Group IV Notes or to pay such lesser amount as is required to be paid pursuant to the applicable Group IV Supplement, and the Group IV Lessor may direct delivery by such Group IV Lessees of documents of title to such Group IV Vehicles, whereupon all right, title and interest of such Group IV Lessees to such Group IV Vehicles (except as otherwise provided herein) will cease and terminate (but such Group IV Lessees will remain liable hereunder as herein provided, calculated in accordance with SECTION 17.4). Upon any termination of the right to possession of any one or more Group IV Lessees pursuant to the previous sentence, the Group IV Lessor or its agents may peaceably enter upon the premises of any such Group IV Lessee or other premises where such Group IV Vehicles may be located and take possession of them and thenceforth hold, possess and enjoy the same free from any right of any such Group IV Lessee, or its successors or assigns, to employ such Group IV Vehicles for any purpose whatsoever consistent with the mitigation of losses and damages, and the Group IV Lessor will, nevertheless, have a right to recover from the applicable Group IV Lessee any and all amounts which under the terms of SECTION 17.2 (as limited by SECTION 17.4) of this Lease may be then due. The Group IV Lessor will provide the Group IV Lessees with written notice of the place and time of any sale of Group IV Financed Vehicles pursuant to this SECTION 17.3 at least five (5) days prior to the proposed sale, which notice period shall be deemed commercially reasonable, and the applicable Group IV Lessee may purchase the Group IV Vehicle(s) at the sale. Each and every power and remedy hereby specifically given to the Group IV Lessor will be in addition to every other power and remedy hereby specifically given or now or hereafter existing at law, in equity or in bankruptcy and each and every power and remedy may be exercised from time to time and simultaneously and as often and in such order as may be deemed expedient by the Group IV Lessor; PROVIDED, HOWEVER, that the measure of damages recoverable against the Group IV Lessees will in any case be calculated in accordance with SECTION
                  17.4. All such powers and remedies will be cumulative, and the exercise of one will not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Group IV Lessor in the exercise of any such power or remedy and no renewal or extension of any payments due hereunder will impair any such power or remedy or will be construed to be a waiver of any default or any acquiescence therein. Any extension of time for payment hereunder or other indulgence duly granted to any Group IV Lessee will not otherwise alter or affect the rights of the Group IV Lessor or the obligations hereunder of any Group IV Lessee. The acceptance by the Group IV Lessor of any payment after it will have become due hereunder will not be deemed to alter or affect the rights of the Group IV Lessor hereunder with respect to any subsequent payments or defaults therein;

                           (iv) (a) If a Group IV Lessee shall default in the
                  due performance and observance of any of its obligations under
                  SECTION 10, 24.4, 24.5, 24.6(IV), 24.6(VIII), 24.7 (only to the extent such Group IV Lessee defaults in the performance of its obligation to pay titling fees and registration fees with respect to Group IV Vehicles under such SECTION 24.7) 24.8,
                  25.3 or 25.4 hereof, and such default shall continue unremedied for a period of 30 days (other than in the case of a default under SECTION 24.5, for which the period will be 10 days) after notice thereof shall have been given to such Group IV Lessee by the Group IV Lessor or the Master Collateral Agent or (b) a Group IV Affiliate Issuer Liquidation Event of Default relating to an "Enhancement Deficiency" with respect to any series of Group IV ARG II Notes secured by the Group IV Notes shall have occurred, then the Group IV Lessor shall have the ability to exercise all rights, remedies, powers, privileges and claims of such Group IV Lessee against the Manufacturers under or in connection with the Manufacturer Programs with respect to (1) Group IV Vehicles such Group IV Lessee has determined to turn back to the Manufacturers under such Manufacturer Programs and (2) whether or not such Group IV Lessee shall then have determined to turn back such Group IV Vehicles, any Group IV Vehicles for which the applicable Repurchase Period will end within one month or less;

                           (v) Upon a default in the performance (after giving
                  effect to any grace periods provided herein) by a Group IV Lessee of its obligations or representations under SECTION
                  23.6 or 24.15 hereof with respect to any Group IV Vehicle, the Group IV Lessor, the Master Collateral Agent or THE Trustee shall have the right to take actions reasonably necessary to correct such default with respect to the subject Group IV

                  Vehicle including the filing of UCC-1 financing statements with respect to Manufacturer Programs and other general intangibles and the completion of Vehicle Perfection and Documentation Requirements on behalf of such Group IV Lessee or the Group IV Lessor, as applicable;

                           (vi) Upon the occurrence of a Liquidation Event of
                  Default, the Servicer will return or cause to be returned all Group IV Vehicles which are Program Vehicles to the related Manufacturer and will otherwise dispose of Non-Program Vehicles, in each case in accordance with the instructions of the Group IV Lessor. Upon the occurrence of a Limited Liquidation Event of Default, the Servicer will return or cause to be returned Group IV VEHICLES which are Program Vehicles to the related Manufacturer and will otherwise dispose of Non-Program Vehicles, in each case to the extent necessary to generate proceeds in an amount sufficient to pay all interest on and principal of (and all other amounts due to the holders of) the applicable Group IV Notes or to pay such lesser amount as is required to be paid pursuant to the applicable Group IV Supplement, in each case in accordance with the instructions of the Group IV Lessor. To the extent any Manufacturer fails to accept any such Group IV Vehicles under the terms of the applicable Manufacturer Program, the Group IV Lessor shall have the right otherwise to dispose of such Group IV Vehicles and to direct the Servicer to dispose of such Group IV Vehicles in accordance with its instructions. In addition, the Group IV Lessor shall have all of the rights, remedies, powers, privileges and claims vis-a-vis each Group IV Lessee necessary or desirable to allow the Trustee to exercise the rights, remedies, powers, privileges and claims given to the Trustee pursuant to Sections 9.2 and 9.3 of the Second Base Indenture and Sections 6.2 and 6.3 of the applicable Group IV Supplement and the Guarantor and each Group IV Lessee acknowledges that it has hereby granted the Group IV Lessor all of the rights, remedies, powers, privileges and claims granted to the Trustee pursuant to
                  Article 9 of the Second Base Indenture and that, under certain circumstances set forth in the Second Base Indenture, the Trustee may act in lieu of the Group IV Lessor in the exercise of such rights, remedies, powers, privileges and claims; and

                           (vii) Upon the occurrence and during the continuation
                  of a Lease Event of Default, the Group IV Lessor by notice in writing to a Group IV Lessee, may terminate the Power of Attorney as to such Group IV Lessee (PROVIDED that, after any such termination of the Power of Attorney, the Group IV LESSOR will follow the direction of the Servicer to release liens on Group IV Acquired Vehicles which liens are required to be released under the terms of this Lease).

         Section 17.4. MEASURE OF DAMAGES. If a Lease Event of Default occurs and the Group IV Lessor, the Master Collateral Agent or the Trustee exercises the remedies granted to the Group IV Lessor, the Master Collateral Agent or the Trustee under this SECTION 17 or under Section 9.2 of the Second Base Indenture and Section 6.2 of the applicable Group IV Supplement, the amount that the Group IV Lessor shall be permitted to recover from the proceeds of any rental, sale or return of any Group IV Vehicles shall be equal to:

                           (i) all Rent and other charges, payments and amounts
                  owed under this Lease (calculated as provided in SECTION 17.2); PLUS

                           (ii) any reasonable out-of-pocket damages and
                  expenses which the Group IV Lessor, the Master Collateral Agent or the Trustee shall have sustained by reason of such Lease Event of Default, together with reasonable sums for such attorneys' fees and such expenses as will be expended or incurred in the seizure, storage, rental or sale of the Group IV Vehicles or in the enforcement of any right or privilege hereunder or in any consultation or action in such connection; plus

                           (iii) without duplication of payments made pursuant
                  to SECTION 5.5, interest (calculated on the basis of a 360-day year) from time to time on amounts due and unpaid under this Lease for each Interest Period in the period from the date of the Lease Event of Default or the date payments were originally due the Group IV Lessor under this Lease or from the date of each expenditure by the Group IV Lessor, the Master Collateral Agent or the Trustee, as applicable, which is recoverable from the Group IV Lessee pursuant to this
                  SECTION 17, as applicable, to and including the date payments are made by the Group IV Lessee at a rate for each such Interest Period equal to the Group IV VFR for such Interest Period (converted to a rate per annum) PLUS 1%;

PROVIDED, HOWEVER, that, to avoid duplication of payments, to the extent any amounts described in CLAUSES (I) through (III) above have been paid to the Group IV Lessor, the Master Collateral Agent or the Trustee from the liquidation of the Group IV Financed Vehicles leased hereunder (either by receipt of payment from the Manufacturers under Manufacturer Programs, from sales of Group IV Vehicles to third parties, or otherwise), such amounts shall be deducted from amounts under this SECTION 17.4.

         Section 17.5. APPLICATION OF PROCEEDS. The proceeds of any sale or other disposition of any Group IV Financed Vehicles pursuant to SECTION 17.3 shall be applied in the following order: (i) to the reasonable out-of-pocket costs and expenses incurred by the Group IV Lessor or its agent in connection with such sale or disposition, including any reasonable costs associated with repairing such Group IV Vehicles, and reasonable attorneys' fees in connection with the enforcement of this Lease, (ii) to the payment of outstanding Rent and other charges, payments and amounts under this Lease (such proceeds to be applied first, to outstanding Monthly Variable Rent and Monthly Finance Rent PRO RATA, second, to outstanding Monthly Base Rent, Monthly Supplemental Payments and Additional Base Rent, PRO RATA, third, to outstanding Termination Payments and Group IV Casualty Payments PRO RATA and fourth, to outstanding late charges pursuant to SECTIONS 5.5 and 17.4(III)), (iii) to the payment of all other amounts due hereunder and (iv) any remaining proceeds to the applicable Group IV Lessee or such Person as may be lawfully entitled thereto.

         SECTION 18 MANUFACTURER EVENTS OF DEFAULT. Upon the occurrence of a Manufacturer Event of Default set forth in clauses (i) or (ii) of the definition thereof with respect to a Manufacturer, the Group IV Lessees on behalf of the Group IV Lessor (a) shall no longer place Vehicle Orders for additional Group IV Vehicles from such Manufacturer (each, a "DEFAULTING MANUFACTURER"), and (b) shall cancel any Vehicle Order for Group IV Vehicles of such Defaulting Manufacturer to which a vehicle identification number (a "VIN") has not been assigned as of the date of such Manufacturer Event of Default (to the extent such Vehicle Order is cancelable, with or without penalty). Notwithstanding the foregoing , upon the occurrence of a Manufacturer Event of Default set forth in clause (iii) of the definition thereof with respect to a Manufacturer (each, a "DEFAULTED MANUFACTURER"), the Group IV Lessees on behalf of the Group IV Lessor
(a) shall no longer place Vehicle Orders for additional Program Vehicles from such Defaulted Manufacturer, and (b) shall cancel any Vehicle Order for Program Vehicles of such Defaulted Manufacturer to which a VIN has not been assigned as of the date of such Manufacturer Event of Default (to the extent such Vehicle Order is cancelable, with or without penalty); PROVIDED that the Group IV Lessees shall not be required to cancel Vehicle Orders for Non-Program Vehicles of such Defaulted Manufacturer.

         SECTION 19 CERTIFICATION OF TRADE OR BUSINESS USE. Pursuant to Section 7701 of the Code, each Group IV Lessee will deliver to the Group IV Lessor a certificate in the form of ATTACHMENT C hereto, warranting and certifying that
(1) such Group IV Lessee intends to use the Group IV Acquired Vehicles leased by it hereunder in a trade or business of such Group IV Lessee, and (2) such Group IV Lessee has been advised that it will not be treated as the owner of the Group IV Acquired Vehicles leased by it hereunder for federal income tax purposes.

         SECTION 20 SURVIVAL. In the event that, during the term of this Lease, a Group IV Lessee or the Guarantor becomes liable for the payment or reimbursement of any obligations, claims or taxes pursuant to any provision hereof, such liability will continue, notwithstanding the expiration or termination of this Lease, until all such amounts are paid or reimbursed by such Group IV Lessee or the Guarantor.

         SECTION 21 RIGHTS OF GROUP IV LESSOR PLEDGED TO MASTER COLLATERAL AGENT AND TRUSTEE. Notwithstanding anything to the contrary contained in this Lease, each Group IV Lessee and the Guarantor acknowledges that each of the Group IV Lessees and the Group IV Lessor, pursuant to the Master Collateral Agency Agreement, has granted a security interest to the Master Collateral Agent, for the benefit of the Trustee (for the benefit of the Group IV Noteholders), in all of its right, title and interest in, to and under the Group IV Vehicles, the related Manufacturer Programs, the Master Collateral Account and all other related Master Collateral specified in the Master Collateral Agency Agreement as being pledged by any Group IV Lessee or the Group IV Lessor, and each Group IV Lessee and the Guarantor further acknowledges that the Group IV Lessor, pursuant to the Group IV Receivables Trust Agreement has conveyed to the Group IV Receivables Trustee, all the Group IV Lessor's right, title and interest in respect of the Group IV Lease Payment Rights and the Manufacturer Payment Rights and that, pursuant to the Group IV Supplements and the Second Base Indenture, the Group IV Lessor has granted a security interest to the Trustee (for the benefit of the Group IV Noteholders) in all of its right, title and interest in, to and under the Group IV Collateral Agreements (other than the Group IV Lease Payment Rights, and the Manufacturer Payment Rights), the Group IV Receivables Trust Agreement, the Beneficial Interest, the Group IV Collection Account and the other Collateral described in the Group IV Supplements. Accordingly, each Group IV Lessee and the Guarantor agree that:

                           (i) Subject to the terms of the Second Indenture, the
                  Trustee shall have all the rights, powers, privileges and remedies of the Group IV Lessor hereunder. Specifically, each Group IV Lessee and the Guarantor agrees that, upon the occurrence of an Amortization Event, the Trustee or, with respect to any Master Collateral, the Master Collateral Agent (for and on behalf of the Trustee) may exercise any right or remedy available upon the occurrence of the event or events giving rise to such Amortization Event against any Group IV Lessee or the Guarantor provided for herein or in the Second Indenture or the Master Collateral Agency Agreement, as applicable, and neither any Group IV Lessee nor the Guarantor will interpose as a defense that such claim should have been asserted by the Group IV Lessor;

                           (ii) Upon the delivery by the Master Collateral Agent
                  or the Trustee of any notice to a Group IV Lessee or the Guarantor stating that a Lease Event of Default or any Amortization Event has occurred, then the Group IV Lessee or the Guarantor, will, if so requested by the Master Collateral Agent (with respect to the Master Collateral) or the Trustee (with respect to the Group IV Collateral), treat the Master Collateral Agent or the Trustee, as the case may be, or the designee of the Master Collateral Agent or the Trustee, as the case may be, for all purposes as the Group IV Lessor hereunder and in all respects comply with all obligations under this Lease that are asserted by the Master Collateral Agent or the Trustee (or such designee), as the case may be, as the successor to the Group IV Lessor hereunder, irrespective of whether the Group IV Lessee or the Guarantor has received any such notice from the Group IV Lessor;

                           (iii) Each Group IV Lessee acknowledges that pursuant
                  to the Second Indenture, the Group IV Lessor has irrevocably authorized and directed the Group IV Lessees to, and the Group IV Lessees shall, make payments of Rent and other charges and payments under this Lease by deposit directly to the Group IV Collection Account established by the Trustee for receipt of such payments pursuant to the Second Base Indenture and the Group IV Supplements (or to such other account as the Trustee may from time to time specify to the Group IV Lessees), and such payments shall discharge the obligation of the Group IV Lessees to the Group IV Lessor hereunder with respect to Rent and other charges and payments to the extent of such payments;

                           (iv) Upon request made by the Master Collateral Agent
                  at any time, each Group IV Lessee will take such actions as are requested by the Master Collateral Agent to maintain the Master Collateral Agent's perfected first priority security interest in the Group IV Vehicles leased by such Group IV Lessee under this Lease, the Certificates of Title with respect thereto and the Master Collateral pursuant to the Master Collateral Agency Agreement;

                           (v) The Trustee is hereby irrevocably appointed the
                  true and lawful attorney-in-fact of each Group IV Lessee, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer of the property of such Group IV Lessee sold pursuant to Section 9.2(c) of the Second Base Indenture (including, without limitation, any Group IV Financed Vehicles), and for such other purposes as are necessary or desirable to effectuate the provisions of the Second Indenture and for that purpose the Trustee may execute and deliver all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more Persons with like power, each Group IV Lessee hereby ratifying and confirming all that its said attorney, or such substitute or substitutes, shall lawfully do by virtue hereof, but if so requested by the Trustee or by any purchaser, the Group IV Lessee shall ratify and confirm any such sale or transfer by executing and delivering to the Trustee or to such purchaser all such property, deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request;

                           (vi) In the event that the Trustee determines to take
                  action pursuant to the provisions of Section 9.2(d) of the Second Base Indenture, the Trustee may, without notice to the Group IV Lessor (unless such notice is required by applicable state law), the Servicer, any Group IV Lessee or the Guarantor, direct the Master Collateral Agent to take legal proceedings for the appointment of a receiver to take possession of Group IV Vehicles pending the sale thereof and in any such event the Trustee shall be entitled to the appointment of a receiver for the Group IV Vehicles, and none of the Group IV Lessor, the Servicer, any Group IV Lessee or the Guarantor shall object to such appointment; and

                           (vii) Each Group IV Lessee hereby authorizes the
                  Group IV Lessor and the Trustee, as applicable, to give directions to the Master Collateral Agent to perform any obligation which such Group IV Lessee shall have failed to perform under the Group IV Related Documents, including, but not limited to, any directions permitted by Section 3.4 of the Master Collateral Agency Agreement.

         SECTION 22 MODIFICATION AND SEVERABILITY. No delay on the part of the Group IV Lessor, the Trustee or the Master Collateral Agent in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Lease shall in any event be effective unless the same shall be in writing and signed and delivered by the Group IV Lessor, the Group IV Lessees, and (except as to the matters referred to in SECTION 28.3) the Guarantor.

         Notwithstanding the foregoing provisions of this SECTION 22, the Group IV Lessor, the Group IV Lessees and the Guarantor may, at any time and from time to time, without the consent of the Trustee or the Group IV Noteholders, enter into any amendment, supplement or other modification to this Lease to cure any apparent mistake, ambiguity or defect or to correct or supplement any provision in this Lease that may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Lease; PROVIDED, HOWEVER, that (i) any such action shall not have a materially adverse effect on the interests of any Group IV Noteholders as set forth, at the request of the Trustee, in an Opinion of Counsel and a certificate of the Group IV Lessor and Group IV Lessees addressed to the Trustee and (ii) a copy of such amendment, supplement or other modification is furnished to the Trustee and (as applicable) each Rating Agency in accordance with the notice provisions hereof not later than ten days prior to the execution thereof by the Group IV Lessor, the Group IV Lessees and the Guarantor.

         SECTION 23 CERTAIN REPRESENTATIONS AND WARRANTIES. Each Group IV Lessee and the Servicer represents and warrants to the Group IV Lessor, as to itself and the Group IV Vehicles leased by it, and the Guarantor represents and warrants to the Group IV Lessor as to itself and as to each Group IV Lessee and the Servicer and as to all Group IV Vehicles, that, as of the Group IV Initial Closing Date and, except to the extent such representation and warranty expressly relates to an earlier date, (i) as of the date hereof, (ii) as of each Vehicle Funding Date and (iii) as of the Closing Date with respect to each subsequent Series of Group IV Notes:

         Section 23.1. ORGANIZATION; POWER; QUALIFICATION. The Guarantor and each Group IV Lessee (i) is a corporation, limited liability company or partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, (ii) has the requisite power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted, and (iii) is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization, except where the failure to so qualify is not reasonably likely to have a Material Adverse Effect.

         Section 23.2. AUTHORIZATION; ENFORCEABILITY. The Guarantor (in its capacities as Guarantor and as Servicer) and each Group IV Lessee has the requisite power and has taken all necessary corporate action to authorize it to execute, deliver and perform this Lease and each of the other Group IV Related Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Lease has been duly executed and delivered by the Guarantor and each Group IV Lessee and is, and each of the other Group IV Related Documents to which any Group IV Lessee or the Guarantor is a party is, a legal, valid and binding obligation of such Group IV Lessee or the Guarantor, as applicable, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies.

         Section 23.3. COMPLIANCE. The execution, delivery and performance, in accordance with their respective terms, by each Group IV Lessee and the Guarantor (in its capacities as Guarantor and as Servicer) of this Lease and each of the other Group IV Related Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent, approval, authorization or registration not already obtained or effected, except where the failure to obtain any such consent, approval or authorization or to register is not reasonably likely to have a Material Adverse Effect, (ii) violate any applicable law with respect to any Group IV Lessee, the Servicer or the Guarantor or otherwise, as applicable, which violation is reasonably likely to have a Material Adverse Effect, (iii) conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws or other organizational documents, if applicable, of any Group IV Lessee, the Servicer or the Guarantor, or under any indenture, agreement, or other instrument to which any Group IV Lessee (in its capacities as Group IV Lessee or otherwise) or the Guarantor (in its capacities as Guarantor or as Servicer), is a party or by which its properties may be bound, which conflict, breach or default is reasonably likely to have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Guarantor or any Group IV Lessee, except Permitted Encumbrances.

         Section 23.4. FINANCIAL INFORMATION; FINANCIAL CONDITION. All financial statements (including the notes thereto) referred to in the following sentence and hereafter furnished to the Group IV Lessor, the Master Collateral Agent or the Trustee pursuant to SECTION 24.6 hereof have been and will be prepared in accordance with GAAP and do and will present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby, subject, in the case of all unaudited statements, to normal year-end adjustments and lack of footnotes and other presentation items. Such financial statements include the historical consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of December 31, 2001 and the related statements of income, changes in stockholders' equity and cash flow as of and for the fiscal year ending on such date, which have been furnished to the Group IV Lessor and the Trustee on or prior to the date hereof.

         Section 23.5. LITIGATION. Except for claims as to which the insurer has admitted coverage in writing and which are fully covered by insurance, no claim, litigation (including, without limitation, derivative actions, but excluding any bankruptcy proceedings relating to the bankruptcy proceedings instituted before the date hereof), arbitration, governmental investigation or proceeding or inquiry is pending or, to the best of the Guarantor's and each Group IV Lessee's knowledge, threatened against the Guarantor or any Group IV Lessee which is reasonably likely to have a Material Adverse Effect.

         Section 23.6. LIENS. The Group IV Vehicles and other Master Collateral are free and clear of all Liens other than Permitted Liens. The Group IV Lessor (or the Master Collateral Agent on behalf of the Group IV Lessor) has obtained, as security for the liabilities of the Group IV Lessees under this Lease, a first priority perfected security interest on all Group IV Vehicles and all the other Master Collateral with respect to which the ARG II Trustee and any Additional Permitted Beneficiary is designated as the Beneficiary under the Master Collateral Agency Agreement. All Vehicle Perfection and Documentation Requirements with respect to all Group IV Vehicles on or after the date hereof have been and will continue to be satisfied, except to the extent that the failure to comply with such requirements does not, in the aggregate, materially adversely affect either the interests of the Group IV Lessor or Group IV Noteholders under this Lease or the Second Indenture or the likelihood of payment of all Rent and other charges and payments due under this Lease.

         Section 23.7. EMPLOYEE BENEFIT PLANS. (a) (i) During the twelve consecutive month period prior to the date hereof and prior to the Group IV Initial Closing Date and the Closing Date for each other Series of Group IV Notes, no steps have been taken by the Guarantor, any Group IV Lessee, or any member of their Controlled Group, or to the knowledge of the Guarantor or any Group IV Lessee, by any Person, to terminate any Pension Plan that could give rise to any liability under Title IV of ERISA and (ii) no contribution failure has occurred or exists with respect to any Pension Plan maintained or previously maintained by the Guarantor, any Group IV Lessee, or any member of their Controlled Group sufficient to give rise to a Lien under Section 302(f)(1) of ERISA in connection with such Pension Plan; and (b) no condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Guarantor, any Group IV Lessee, or any member of the Controlled Group of liabilities (including, without limitation, Multiemployer Plan and Multiple Employer Plan withdrawal liabilities), fines or penalties in an amount that will have a Material Adverse Effect.

         Section 23.8. SECURITIES LAWS. Neither the Guarantor nor any Group IV Lessee is an "investment company" or is a company "controlled" by an "investment company", within the meaning of the Investment Company Act, and the entering into or performance by the Guarantor and the Group IV Lessees of this Lease does not violate any provision of such Act and does not require any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other similar governmental or public body or authority.

         Section 23.9. REGULATIONS T, U AND X. Neither the Guarantor nor any Group IV Lessee is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System). Neither the Guarantor nor any Group IV Lessee nor any Person acting on behalf of any of them has taken or will take action to cause the execution, delivery or performance of this Lease or the financing or acquisition of the Group IV Vehicles to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         Section 23.10. BUSINESS LOCATIONS; TRADE NAMES. SCHEDULE 23.10 lists the jurisdiction under which each Group IV Lessee and the Guarantor is organized and where each such entity maintains its chief executive office or sole place of business as of the date hereof; and SCHEDULE 23.10 also lists as of the date hereof the legal name of each Group IV Lessee and the Guarantor and each name under or by which each Group IV Lessee conducts its business and each state in which such Group IV Lessee conducts business.

         Section 23.11. TAXES. The Guarantor and each Group IV Lessee has filed all material tax returns which have been required to be filed by it, and has paid or provided in all material respects adequate reserves for the payment of all taxes, including, without limitation, all payroll taxes and federal and state withholding taxes, and all assessments payable by it that have become due, other than those that are not yet delinquent or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP. As of the date hereof, there is no ongoing audit (other than routine audits) or, to the Guarantor's or any Group IV Lessee's knowledge, other governmental investigation of the tax liability of the Guarantor or any Group IV Lessee and there is no unresolved claim by a taxing authority concerning the Guarantor's or any Group IV Lessee's tax liability for any period for which returns have been filed or were due other than those contested in good faith by appropriate proceedings and with respect to which, in all material respects, adequate reserves have been established, and are being maintained, in accordance with GAAP.

         Section 23.12. GOVERNMENTAL AUTHORIZATIONS. The Guarantor and each Group IV Lessee has all licenses, franchises, permits and other governmental authorizations necessary for all businesses presently carried on by it (including owning and leasing the real and personal property owned and leased by it), except where failure to obtain such licenses, franchises, permits and other governmental authorizations is not reasonably likely to have a Material Adverse Effect.

         Section 23.13. GROUP IV ELIGIBLE VEHICLES; FLEET SHARING PARTIES. Each Group IV Vehicle is or will be, on the Vehicle Funding Date therefor hereunder, a Group IV Eligible Vehicle, and each party sharing a Group IV Vehicle with a

Group IV Lessee (other than an Other Permitted User using, pursuant to SECTION 8, Group IV Vehicles leased by such Named Group IV Lessee) is or will be, as the case may be, a Fleet Sharing Party on the date that the Fleet Sharing Agreement applicable to such Group IV Vehicle commences.

         Section 23.14. ACCURACY OF INFORMATION. All certificates, reports, statements, documents and other information furnished to the Group IV Lessor, the Trustee or the Master Collateral Agent by the Guarantor or any Group IV Lessee pursuant to any provision of any Group IV Related Document, or in connection with or pursuant to any amendment or modification of, or waiver under, any Group IV Related Document, shall, at the time the same are so furnished, be complete and correct in all material respects to the extent necessary to give the Group IV Lessor, the Trustee or the Master Collateral Agent, as the case may be, true and accurate knowledge of the subject matter thereof, and the furnishing of the same to the Group IV Lessor, the Trustee or the Master Collateral Agent, as the case may be, shall constitute a representation and warranty by the Guarantor or such Group IV Lessee, as applicable, made on the date the same are furnished to the Group IV Lessor, the Trustee or the Master Collateral Agent, as the case may be, to the effect specified herein.

         Section 23.15. RESERVED.

         Section 23.16. OWNERSHIP. All partnership interests in the Group IV Lessor, or stock of the General Partner, owned by the Guarantor or any Group IV Lessee are owned free and clear of all Liens; except for the pledge of National's partnership interest in the Group IV Lessor to Wilmington Trust Company, in its capacity as collateral trustee on behalf of Lehman Commercial Paper Inc. and Liberty Mutual Insurance Company under the Collateral Agreement, dated as of August 30, 2001, among ANC and various of its affiliates and Wilmington Trust Company, in its capacity as collateral trustee.

         Section 23.17. NECESSARY ACTIONS. Upon the Servicer causing the Lien of the Master Collateral Agent to be noted on the Certificates of Title with respect to the Group IV Vehicles (other than Group IV Vehicles in any Group IV Initial Fleet) or as otherwise provided for by the Master Collateral Agency Agreement or the Second Indenture, all filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted to the Master Collateral Agent in respect of the Master Collateral have been accomplished and the security interest granted to the Master Collateral Agent pursuant to the Master Collateral Agency Agreement in and to the Master Collateral constitutes a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens other than Permitted Liens and is entitled to all rights, priorities and benefits afforded to perfected security interests by the UCC or other relevant law as enacted in any relevant jurisdiction.

         Section 23.18. SUPPLEMENTAL DOCUMENTS TRUE AND CORRECT. All information contained in any Vehicle Order or any other material Supplemental Document which has been submitted, or which may hereafter be submitted by the Guarantor or any

Group IV Lessee to the Group IV Lessor is, or will be as of the date of such Vehicle Order or other Supplemental Document, true, correct and complete in all material respects.

         SECTION 24 CERTAIN AFFIRMATIVE COVENANTS. Each Group IV Lessee and, as applicable, the Servicer and the Guarantor, covenants and agrees that, until the expiration or termination of this Lease, and thereafter until the obligations of such Group IV Lessee, the Servicer and the Guarantor under this Lease and the Group IV Related Documents are satisfied in full, unless at any time the Group IV Lessor, the Master Collateral Agent (solely in respect of SECTIONS 24.2 and
24.3 (as it relates to keeping adequate books and records of account in which complete entries will be made), 24.5, clauses (iii) through (viii) of SECTION
24.6 and SECTIONS 24.7, 24.10, 24.11, 24.12 and 24.15) and the Trustee shall otherwise expressly consent in writing, it will:

         Section 24.1. CORPORATE EXISTENCE; FOREIGN QUALIFICATION. Do and cause to be done at all times all things necessary to (i) maintain and preserve its
(a) existence as a corporation, limited liability company or partnership, as applicable, and (b) power and authority to own its properties and to carry on its business, (ii) be duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary, except where the failure to so qualify is not reasonably likely to have a Material Adverse Effect and (iii) comply with all Contractual Obligations and Requirements of Law binding upon it, except to the extent that the failure to comply therewith is not reasonably likely to, in the aggregate, have a Material Adverse Effect.

         Section 24.2. BOOKS, RECORDS AND INSPECTIONS. (i) Maintain complete and accurate books and records with respect to Group IV Vehicles leased under this Lease and the other Master Collateral; (ii) at any time and from time to time during regular business hours, upon not less than reasonable prior notice from the Group IV Lessor, the Master Collateral Agent or the Trustee, permit the Group IV Lessor, the Master Collateral Agent or the Trustee (or such other person who may be designated from time to time by the Group IV Lessor, the Master Collateral Agent or the Trustee), or its agents or representatives, to examine and make copies of such books, records and documents in the possession or under the control of such Group IV Lessee relating to the Group IV Vehicles leased under this Lease and the other Master Collateral as the Group IV Lessor, the Master Collateral Agent, the Trustee, or such person may reasonably request (including in connection with the Group IV Lessor's, the Trustee's or the Master Collateral Agent's satisfaction of any requests of a Manufacturer performing an audit under its Manufacturer Program); (iii) permit the Group IV Lessor, the Master Collateral Agent or the Trustee (or such other person who may be designated from time to time by the Group IV Lessor, the Master Collateral Agent or the Trustee), or its agents or representatives, to visit the office (which office shall be in the continental United States and, if it is not the office where such materials normally are kept, shall be accessible without unreasonable effort or expense) and properties of such Group IV Lessee or the Servicer for the purpose of examining such materials, and to discuss matters relating to the Group IV Vehicles leased under this Lease and the other Master Collateral or such Group IV Lessee's (or the Servicer's) performance under this Lease with such Group IV Lessee's or Servicer's independent public accountants or with any of the officers or employees of such Group IV Lessee or the Servicer having knowledge of such matters; (iv) permit the Group IV Lessor, the Master Collateral Agent or the Trustee or any authorized representative of the Group IV Lessor, the Master Collateral Agent or the Trustee, during reasonable business hours from time to time, upon reasonable prior notice, without disruption of such Group IV Lessees' or the Fleet Sharing Parties' business and subject to applicable law, to inspect Group IV Vehicles and registration certificates, Certificates of Title and related documents covering Group IV Vehicles wherever the same may be located; and (v) make reasonable efforts to confirm to the Group IV Lessor, the Master Collateral Agent and the Trustee the location, mileage and condition of each Group IV Vehicle and to make available for the Group IV Lessor's, the Master Collateral Agent's or the Trustee's inspection (such inspection to be conducted without disturbing the ordinary conduct of such Group IV Lessee's business) within a reasonable time period, not to exceed forty-five
(45) days, the Group IV Vehicles at the location where the Group IV Vehicles are normally domiciled; PROVIDED, HOWEVER, that in the case of CLAUSES (II), (III) and (IV) above, any of the Master Collateral Agent and the Trustee and/or their agents or representatives, as applicable, examining any such material on any date shall perform such examination at the same time as the other such parties performing such examination of such material on such date.

         Section 24.3. ACCOUNTING METHODS; FINANCIAL RECORDS. Maintain, and cause its material Subsidiaries to maintain, a system of accounting established and administered in accordance with GAAP, keep, and cause its material Subsidiaries to keep, adequate records and books of account in which complete entries will be made in accordance with such accounting principles and reflecting all transactions required to be reflected by such accounting principles and keep, and cause its material Subsidiaries to keep, accurate and complete records of their respective properties and assets.

         Section 24.4. INSURANCE. (a) Maintain or cause to be maintained, with financially sound and reputable insurers satisfactory to the Group IV Lessor and the Trustee, (i) personal injury and damage insurance (including self-insurance) with respect to the Group IV Vehicles and (ii) insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and consistent with past practices, in each case, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations, and the Guarantor and each Group IV Lessee shall, from time to time, deliver to the Group IV Lessor and the Trustee (as the Group IV Lessor or the Trustee shall request), copies of certificates describing all such insurance then in effect; PROVIDED, HOWEVER, that any Group IV Lessee may continue its current practices of self-insurance setting aside adequate reserves to cover any and all losses: (x) which would otherwise be covered under any standard comprehensive and collision policies of insurance; and (y) arising from liability to third parties for bodily injuries, death, and property damage in an aggregate amount reasonably determined by such Group IV Lessee and not less than that which is customary for companies of a similar size or engaged in the same or similar activities which relative to Group IV Vehicles registered, licensed, rented or to be used in the state of Florida shall be in an amount which contains limits of not less than $100,000 per claim and $300,000 per occurrence for bodily injury liability and $50,000 property damage liability and bodily injury liability; PROVIDED, FURTHER, HOWEVER, that the Group IV Lessees shall obtain excess insurance coverage in an amount not less than $30,000,000 for any claims of liability against the Group IV Lessees relating to their ownership or use of Group IV Vehicles.

                  (b) Require that each insurance policy referred to in the foregoing CLAUSE (A) provide for at least thirty (30) days' prior written notice to the Master Collateral Agent of any termination of or proposed cancellation or nonrenewal of such policy and that each insurance policy insuring assets pledged to the Master Collateral Agent name the Master Collateral Agent as an additional insured or additional loss payee, as appropriate, pursuant to certificates in form and substance reasonably satisfactory to the Master Collateral Agent.

         Section 24.5. MANUFACTURER PROGRAMS. Turn in each Program Vehicle leased by a Group IV Lessee hereunder to the relevant Manufacturer within the Repurchase Period therefor pursuant to SECTION 12.2 (unless the Group IV Lessee
(i) sells such Group IV Vehicle pursuant to SECTION 27 or SECTION 8 of ANNEX A hereto and, prior to the end of the Repurchase Period therefor, causes to be deposited to the Master Collateral Account the sales proceeds therefor in cash in the amount required pursuant to such applicable Section, (ii) purchases such Group IV Vehicle as permitted by, and pursuant to the requirements of, this Lease and, prior to the end of the Repurchase Period therefor, deposits to the Group IV Collection Account the purchase price therefor in cash in the amount so required, (iii) in the case of any Group IV Vehicle that suffers a Group IV Casualty or ceases to be a Group IV Eligible Vehicle, deposits to the Group IV Collection Account the Group IV Casualty Payment therefor in cash pursuant to
SECTION 7 or (iv) redesignates such Group IV Vehicle as a Non-Program Vehicle in accordance with SECTION 14); and, with respect to each Program Vehicle leased by the Group IV Lessee hereunder, comply in all material respects with all of its obligations under the Manufacturer Program relating to such Group IV Vehicle.

         Section 24.6. REPORTING REQUIREMENTS. Except as otherwise specified below, furnish, or cause to be furnished to the Group IV Lessor, the Master Collateral Agent and the Trustee:

                           (i) AUDIT REPORT. As soon as available and in any
                  event within thirty (30) days after the Guarantor's filing of an annual report with the Commission, (x) consolidated financial statements, if any, consisting of a balance sheet of the Guarantor and its Consolidated Subsidiaries as at the end of such fiscal year and statements of income, stockholders' equity and cash flows of the Guarantor and its Consolidated Subsidiaries for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year (if applicable), certified by and containing an opinion, unqualified as to scope, of a firm of independent certified public accountants of nationally recognized standing selected by the Guarantor and acceptable to the Group IV Lessor and the Trustee, and (y) an Officer's Certificate of an Authorized Officer of the Guarantor, addressed to the Group IV Lessor, the Trustee and the Master Collateral Agent stating that such officer has reviewed the books and records of the Guarantor and its Consolidated Subsidiaries, and certifying that no Potential Lease Event of Default or Lease Event of Default has occurred which was continuing at the close of such fiscal year or on the date of such Officer's Certificate or, if such an event has occurred and was continuing at the close of such fiscal year or on the date of such Officer's Certificate, the nature of such event;

                           (ii) QUARTERLY STATEMENTS. As soon as available and
                  in any event within thirty (30) days after the Guarantor's filing of any quarterly statement with the Commission, (x) financial statements, if any, consisting of consolidated balance sheets of the Guarantor and its Consolidated Subsidiaries as at the end of such quarter and statements of income, stockholders' equity and cash flows of the Guarantor and its Consolidated Subsidiaries for each such quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year (if applicable), all in reasonable detail and certified (subject to normal year-end audit adjustments) by a senior financial officer of the Guarantor as having been prepared in accordance with GAAP, and (y) a letter from such officer addressed to the Group IV Lessor, the Trustee and the Master Collateral Agent stating that no Potential Lease Event of Default or Lease Event of Default has come to his attention which was continuing at the end of such quarter or on the date of his letter, or, if such an event has come to his attention and was continuing at the end of such quarter or on the date of his letter, indicating the nature of such event and the action which the Guarantor proposes to take with respect thereto;

                           (iii) LEASE EVENTS OF DEFAULT; AMORTIZATION EVENTS.
                  Promptly, but in any event within 5 Business Days, after becoming aware thereof, (a) notice of the occurrence of any Potential Lease Event of Default or Lease Event of Default, together with a written statement of an Authorized Officer of the Group IV Lessee describing such event and the action that the Guarantor or the applicable Group IV Lessee proposes to take with respect thereto, and (b) notice of any Potential Amortization Event or Amortization Event;

                           (iv) MONTHLY VEHICLE STATEMENTS. To the Master
                  Collateral Agent, on or before each Determination Date, the Servicer shall deliver a monthly vehicle statement (each, a "Monthly Vehicle Statement") which shall specify (i) the last eight digits of the VIN for each Group IV Vehicle leased hereunder during the Related Month by each Group IV Lessee,
                  (ii) whether such Group IV Vehicle is leased under Annex A or

                  Annex B hereto, (iii) the Capitalized Cost for each such Group IV Vehicle and (iv) the aggregate Group IV Net Book Value of such Group IV Vehicles as of the end of the Related Month;

                           (v) GROUP IV DAILY REPORTS. The Servicer shall
                  deliver to the Master Collateral Agent, on each Business Day, a copy of the most recent Group IV Daily Report (as defined below). On each Business Day commencing on the Lease Commencement Date, the Servicer shall prepare or cause to be prepared and maintain at its office a record (each, a "GROUP IV DAILY REPORT") setting forth the aggregate of the amounts deposited in the Group IV Collection Account on the immediately preceding Business Day, which shall consist of:
                  (A) the aggregate amount of payments received from Manufacturers and/or auction dealers under Manufacturer Programs related to the Group IV Vehicles and deposited in the Group IV Collection Account from the Master Collateral Account or otherwise, PLUS (B) the aggregate amount of proceeds received from third parties (other than Manufacturers and auction dealers under Manufacturer Programs) with respect to the sale of Group IV Vehicles and deposited in the Group IV Collection Account from the Master Collateral Account or otherwise, PLUS (C) the aggregate amount of other Group IV Collections deposited in the Group IV Collection Account;

                           (vi) MONTHLY NOTEHOLDER'S STATEMENT. (a) On or before
                  each Determination Date, an Officer's Certificate of the Servicer (each, a "MONTHLY NOTEHOLDER'S STATEMENT"), and (b) no later than 4:00 p.m. (New York City time) on the day preceding each Payment Date (PROVIDED, HOWEVER, that if such day preceding a Payment Date is not a Business Day, then no later than 10:00 a.m. (New York City time) on such Payment
                  Date), a supplementary Officer's Certificate of the Servicer (each, a "SUPPLEMENTARY NOTEHOLDER'S STATEMENT"), in each case, with respect to each Group IV Supplement in such form and setting forth such information as such Group IV Supplement requires with respect thereto;

                           (vii) NON-PROGRAM VEHICLE REPORT. On December 31,
                  2002, and on an annual basis thereafter on December 31 of each year, or as otherwise agreed by Standard & Poor's, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer and which is acceptable to Standard & Poor's) to furnish a report with respect to each Group IV Supplement (each, a "NON-PROGRAM VEHICLE REPORT") to the Rating Agencies, with a copy furnished to the Group IV Lessor and the Trustee, to the effect that they have performed certain agreed upon procedures as are specified in such Group IV Supplement;

                           (viii) MANUFACTURERS. Promptly, but in any event
                  within 5 Business Days, after obtaining actual knowledge thereof, notice of any Manufacturer Event of Default or termination or replacement of a Manufacturer Program or prospective change in any Manufacturer Program;

                           (ix) GROUP IV DATA FILE. On the 12th day and the 27th
                  day of each month, the Servicer shall furnish to the Trustee a data file (each, a "GROUP IV DATA FILE"), to the extent that the Servicer maintains such a file in electronic format, for every Group IV Vehicle leased by a Group IV Lessor and subject to a Group IV Lease. Each Group IV Data File shall contain the following information: (A) the VIN for each such Group IV Vehicle, (B) the date on which depreciation begins in the Servicer's computer systems for purposes of calculating Group IV Net Book Value, (C) the manufacturer's or dealer's "in-service date" or date on which depreciation begins for purposes of calculating the price at which the manufacturer or dealer will repurchase the Group IV Vehicle, if applicable,
                  (D) the Group IV Vehicle Lease Commencement Date, (E) the state in which such Group IV Vehicle is registered, (F) the manufacturer, model year, invoice date, delivery date, model name, trim package, body style, color, titleholder, lienholder, capitalized cost, current Group IV Net Book Value, current mileage, current physical location (facility/outlet name, street address, city, state, zip) of such Group IV Vehicle, (G) the manufacturer program under which such Group IV Vehicle is leased, (H) the Group IV Lessor of such Group IV Vehicle, (I) for Group IV Vehicles in the "GMC matrix program", the "tier #", (J) for Group IV Vehicles in the "GM matrix program", the number of days in the "designated period" and (K) if such Group IV Vehicle is a Non-Program Vehicle, daily depreciation charge per the applicable "depreciation schedule".

                           (x) LITIGATION. Promptly, but in any event within 5
                  Business Days, after becoming aware thereof, notice of any claims, litigation, arbitration, governmental investigation or proceeding or inquiry that is pending or, to the best of the Guarantor's or any Group IV Lessee's knowledge, threatened against the Guarantor or any Group IV Lessee which is reasonably likely to have a Material Adverse Effect;

                           (xi) ERISA. With respect to any Pension Plan
                  maintained by any member of the Guarantor's or any Group IV Lessee's Controlled Group, promptly, but in any event within 5 Business Days, after becoming aware thereof, notice of (x) the termination of any such Pension Plan; (y) the failure to make a contribution to any such Pension Plan sufficient to give rise to a Lien under Section 302(f)(1) of ERISA; and (z) the existence or occurrence of a condition, event or transaction with respect to any such Pension Plan which could reasonably be expected to result in the incurrence by the Guarantor, any Group IV Lessee or any member of the Controlled Group of liabilities, fines or penalties in an amount that is reasonably likely to have a Material Adverse Effect;

                           (xii) NOTICE OF FINAL JUDGMENT. Promptly, but in any
                  event within 5 Business Days, upon becoming aware thereof, provide to Moody's notice of any final judgment rendered against the Group IV Lessor; and

                           (xiii) OTHER. Promptly, from time to time, such other
                  information, documents, or reports respecting the Group IV Vehicles or the other Master Collateral or the condition, financial or otherwise, or operations of the Guarantor, the Group IV Lessees or the Servicer as the Group IV Lessor, the Master Collateral Agent or the Trustee may from time to time reasonably request in order to protect the interests of the Group IV Lessor, the Master Collateral Agent or the Trustee under or as contemplated by this Lease or any other Group IV Related Document.

         Section 24.7. TAXES AND LIABILITIES. Pay when due all material taxes, assessments and other material (determined on a consolidated basis) liabilities (including titling fees and registration fees payable with respect to Group IV Vehicles) except as contested in good faith and by appropriate proceedings with respect to which in all material respects adequate reserves have been established, and are being maintained, in accordance with GAAP and such nonpayment is not reasonably likely to result in a Material Adverse Effect.

         Section 24.8. MAINTENANCE OF THE GROUP IV VEHICLES. (i) Maintain and cause to be maintained in good repair, working order, and condition all of the Group IV Vehicles in accordance with its ordinary business practices with respect to all other vehicles owned by it and will use commercially reasonable efforts to maintain each such Group IV Vehicle that is a Program Vehicle as an eligible vehicle under the related Manufacturer Program, except in each case to the extent that any such failure to comply with such requirements is not reasonably likely to, in the aggregate, materially adversely affect the interests of the Group IV Lessor, the Master Collateral Agent, the Group IV Noteholders or the Trustee in, to and under this Lease, the Master Collateral Agency Agreement and its supplements and addenda, the Second Base Indenture and the Group IV Supplements then in effect or the likelihood of the Group IV Lessee's payment of its obligations hereunder and (ii) perform (subject to any applicable grace periods) all of its obligations as Servicer as set forth in the Master Collateral Agency Agreement.

         Section 24.9. MAINTENANCE OF SEPARATE EXISTENCE. (i) Maintain in place all policies and procedures, and take and continue to take all actions, described in the factual assumptions set forth in those certain opinion letters issued by Weil, Gotshal & Manges LLP, in each case dated August 30, 2002 addressing, respectively, the issue of substantive consolidation as it may relate to the Guarantor, the Group IV Lessees and the Group IV Lessor and the treatment of the Operating Lease as a true lease for bankruptcy purposes (a copy of which opinion letters the Guarantor and each Group IV Lessee hereby acknowledges it has received) and relating to it, and (ii) on a semi-annual basis, provide to the Rating Agencies, the Trustee and the Master Collateral Agent an Officer's Certificate certifying that it is in compliance with its obligations under this SECTION 24.9.

         Section 24.10. REPURCHASE PAYMENTS; SALES PROCEEDS. (i) Direct each Manufacturer to make all payments under the Manufacturer Programs with respect to Program Vehicles leased under this Lease directly to the Master Collateral Account; (ii) cause all payments by any other Persons (including payments contemplated by SECTION 12.2) with respect to any Master Collateral to be made (subject to the PROVISO to this Section) directly to the Master Collateral Account; (iii) in the case of any such payments with respect to any Master Collateral received directly by a Group IV Lessee, except as described in the PROVISO to this Section, by the second Business Day following its receipt thereof, deposit such payments into the Master Collateral Account; and (iv) within two Business Days of a Group IV Lessee's receipt thereof, deposit all amounts representing the proceeds from sales by auction dealers under a Group IV Guaranteed Depreciation Program and sales (including amounts paid to such Group IV Lessee by a Manufacturer as a result of such Group IV Lessee's sale of such Group IV Vehicle outside such Manufacturer's Manufacturer Program) of Group IV Vehicles by a Group IV Lessee to third parties (other than under any related Manufacturer Program) into the Master Collateral Account; PROVIDED, HOWEVER, that insurance proceeds with respect to Group IV Vehicles will only be deposited into the Master Collateral Account if an Amortization Event or Potential Amortization Event shall have occurred and be continuing.

         Section 24.11. CERTIFICATES OF TITLE; VERIFICATION OF TITLES. (i) Take, or cause to be taken, such action as shall be necessary to submit all of the Certificates of Title (except the Certificates of Title for Group IV Vehicles in any Group IV Initial Fleet) to the appropriate state authority for notation of the Master Collateral Agent's lien thereon (it being understood and agreed that pursuant and subject to the Master Collateral Agency Agreement, the original Certificates of Title relating to the Group IV Vehicles and reflecting such lien notation by the appropriate state authority shall be held by the applicable Sub-Servicer thereof or by the Servicer or by an Affiliate thereof, in trust for the benefit of the Master Collateral Agent and the Trustee as assignee of the Group IV Lessor, and the Certificates of Title shall be subject to all of the provisions of the Master Collateral Agency Agreement); (ii) no more than annually upon request of any one (but not more than one) of the Group IV Lessor, the Trustee or the Master Collateral Agent, cause a title check of a statistical sample of titles (such statistical sample to be compiled taking into account the multiple locations at which the Certificates of Title with respect to the Group IV Vehicles are held by the Sub-Servicers and/or the Servicer or such Affiliates thereof) by the Servicer's primary certified public accountants or another independent nationally recognized firm of certified public accountants acceptable to the Group IV Noteholders, the Group IV Lessor, the Trustee and the Master Collateral Agent designed to provide a 95% confidence level that no more than five percent (5%) of the Certificates of Titles (other than titles of such Group IV Vehicles in any Group IV Initial Fleet or any Group IV Refinanced Vehicles) do not comply with the requirement that (1) the Master Collateral Agent be noted as the first lienholder on such titles or (2) the Group IV Lessor (or, in the case of the Group IV Financed Vehicles other than Company Vehicles, the applicable Group IV Lessee) be listed as registered owner on such titles and cause such accountants to deliver a report stating, with the confidence level of at least 95%, that no more than five percent (5%) of the Certificates of Title do not correctly reference the lienholder or owner of the Group IV Vehicles described in the immediately preceding clause; and (iii) at any time, upon the request of the Group IV Lessor, the Trustee or the Master Collateral Agent, cause (at the requesting party's expense) a title check in accordance with the above stated procedures to be performed on the Group IV Vehicles.

         Section 24.12. MASTER COLLATERAL AGENCY AGREEMENT. Concurrently with each leasing of a Group IV Vehicle under this Lease or financing of a Group IV Eligible Receivable under this Lease, indicate on its computer records that the Master Collateral Agent as assignee of the Group IV Lessor or the applicable Group IV Lessee, as the case may be, is the holder of a Lien on such Group IV Vehicle or Group IV Eligible Receivable, as the case may be, for the benefit of the ARG II Trustee and the Additional Permitted Beneficiaries pursuant to the terms of the Master Collateral Agency Agreement. No Group IV Lessee shall utilize selection procedures which it believes are adverse to the Group IV Lessor or the Trustee in selecting the Group IV Vehicles or Group IV Eligible Receivables, as the case may be, to be designated to the Trustee (on behalf of the Group IV Noteholders), as a Financing Source, and the ARG II Trustee, as a Beneficiary, under the Master Collateral Agreement or to the Additional Permitted Beneficiaries.

         Section 24.13. COMPLIANCE WITH LAWS. (i) Not violate any law, ordinance, rule, regulation or order of any Governmental Authority applicable to it or its property, which violation is reasonably likely to have a Material Adverse Effect, (ii) file in a timely manner all reports, documents and other materials required to be filed by it with any governmental bureau, agency or instrumentality, except where failure to make such filings is not reasonably likely to have a Material Adverse Effect and (iii) retain all records and documents required to be retained by it pursuant to any Requirement of Law, except where failure to retain such records is not reasonably likely to have a Material Adverse Effect.

         Section 24.14. DELIVERY OF INFORMATION. Provide the Group IV Lessor with any information or materials reasonably necessary for the Group IV Lessor to comply with its obligations under the Second Indenture, and provide any other party to the Group IV Related Documents with any information or materials reasonably necessary for such Person to comply with its obligations under the Group IV Related Documents.

         Section 24.15. DELIVERIES: FURTHER ASSURANCES. At its sole expense, (i) immediately deliver or cause to be delivered to the Group IV Lessor (or the Master Collateral Agent on the Group IV Lessor's behalf), in due form for transfer (i.e., endorsed in blank), all securities, chattel paper, instruments and documents, if any, at any time representing all or any of the Master Collateral with respect to which the ARG II Trustee and any Additional Permitted Beneficiary, is designated as the Beneficiary (it being understood that the Certificates of Title shall be held by the Servicer or an Affiliate thereof (including the Sub-Servicer of such Group IV Vehicles) or the Master Collateral Agent, as the case may be, pursuant to the provisions of the Master Collateral Agency Agreement), and (ii) execute and deliver, or cause to be executed and delivered, to the Group IV Lessor or the Master Collateral Agent, as the case may be, in due form for filing or recording (and pay the cost of filing or recording the same in all public offices reasonably deemed necessary or advisable by the Group IV Lessor, the Master Collateral Agent or the Trustee, as the case may be), such assignments, security agreements, mortgages, consents, waivers, financing statements, and other documents, and do such other acts and things, all as may from time to time be reasonably necessary or desirable to establish and maintain to the satisfaction of the Group IV Lessor, the Master Collateral Agent, the Trustee, the ARG II Trustee and each Additional Permitted Beneficiary a valid perfected first-priority Lien on and security interest in all of the Master Collateral with respect to which the ARG II Trustee and any Additional Permitted Beneficiary, is designated as the Beneficiary now or hereafter existing or acquired.

         Section 24.16. ADDITIONAL ACTIONS. The Servicer shall:

                  (a) instruct the Trustee or the Paying Agent, as applicable, to make withdrawals and payments from the Group IV Collection Account, as contemplated in the Group IV Supplement and the Second Indenture;

                  (b) at the request of the Trustee as required or permitted upon or after the occurrence of events specified in the Group IV Supplement and the Second Indenture and, to the extent permitted under and in compliance with applicable laws and regulations, execute and deliver, for the benefit of the Group IV Noteholders under the Group IV Supplement and the Second Indenture, any and all instruments necessary or appropriate to commence or maintain enforcement proceedings with respect to Manufacturer Programs or any Enhancement;

                  (c) upon the occurrence of a Lease Payment Deficit, deliver to the Trustee a notice in the form attached as an exhibit to the series supplement for each applicable series of Group IV ARG II Notes secured by the Group IV Notes; and

                  (d) supervise the servicing of the Group IV Vehicles and perform such other functions and take such other actions as it is designated to perform or take pursuant to the terms and conditions of any Group IV Related Document.

         Section 24.17. FLEET SHARING AGREEMENTS. Each Group IV Lessee agrees that each Fleet Sharing Agreement will include provisions consistent with those contained in SECTION 32 of this Lease pursuant to which, INTER ALIA, each Fleet Sharing Party expressly and irrevocably submits to the non-exclusive jurisdiction of all federal and state courts of the State of New York and shall also include a provision whereby each Fleet Sharing Party agrees to be bound by the provisions of Section 9.2(b) of the Second Base Indenture and Section 6.2 of the Group IV Supplements.

         Section 24.18. MINIMUM DEPRECIATION RATE. The Servicer agrees that the Depreciation Schedules with respect to Non-Program Vehicles leased under this Lease shall be established such that the weighted average Depreciation Charges accruing with respect to the Non-Program Vehicles during each Related Month shall be at least equal to the lesser of (a) 1.25% and (b) such lower percentage in respect of which the Rating Agency Confirmation and Consent Condition shall have been satisfied.

         Section 24.19. FILING OF A PLAN OF REORGANIZATION. Each of the Servicer and the Guarantor, as applicable, covenants and agrees that it shall not file any plan of reorganization, and shall object to any plan of reorganization filed by any other party, with the Bankruptcy Court which does not provide for repayment or refinancing (including the remarketing) of the Group IV ARG II Notes in full.

         SECTION 25 CERTAIN NEGATIVE COVENANTS. Until the expiration or termination of this Lease and thereafter until the Liabilities are paid in full, each Group IV Lessee agrees that, unless at any time the Group IV Lessor, the Master Collateral Agent (other than in respect of Sections 25.1 and 25.2) and the Trustee shall otherwise expressly consent in writing, it will not:

         Section 25.1. MERGERS, CONSOLIDATIONS. Be a party to any merger or consolidation, other than a merger or consolidation of any Affiliate of a Group IV Lessee into or with such Group IV Lessee (provided, that the Group IV Lessee is the surviving entity or, if such Affiliate is also an Other Permitted User, the Other Permitted User is the surviving entity).

         Section 25.2. REGULATIONS T, U AND X. Use or permit any amounts funded by the Group IV Lessor pursuant to the Group IV Financing Lease to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying margin stock" within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System, as amended from time to time.

         Section 25.3. LIENS. Create or permit to exist any Lien with respect to any Master Collateral with respect to which the ARG II Trustee or any Additional Permitted Beneficiary is designated as the Beneficiary, whether now or hereafter existing or acquired, except Permitted Liens.

         Section 25.4. USE OF GROUP IV VEHICLES. Use or contractually permit any Group IV Vehicles to be used in any manner (i) that would make such Group IV Vehicles which are Program Vehicles ineligible for repurchase or auction under the related Manufacturer Program (unless such Group IV Vehicles are redesignated as Non-Program Vehicles pursuant to SECTION 14), (ii) for any illegal purposes or (iii) that could subject any Group IV Vehicles to confiscation.

         Section 25.5. CHANGE OF LOCATION OR NAME. Change (a) the location of its jurisdiction of organization or the location of its chief executive office or sole place of business or (b) its legal name, identity or corporate structure to such an extent that any Financing Statement filed hereunder would become misleading, in each case without first giving the Master Collateral Agent, the Trustee, the Rating Agencies and the Group IV Lessor at least fifteen (15) days' advance written notice thereof and having taken any and all action required to

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maintain and preserve the first priority perfected Lien of the Master Collateral
Agent in the Master Collateral and of the Trustee in the Group IV Collateral; PROVIDED, HOWEVER, that notwithstanding the foregoing, the Group IV Lessee shall not change the location of its jurisdiction of organization, chief executive office or its consolidated records concerning its business and financial affairs to any place outside the United States of America.

         SECTION 26 SERVICING COMPENSATION; EXPENSES OF SERVICER; DELEGATION OF SERVICING DUTIES.

         Section 26.1. As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in SECTION 26.2, the Servicer shall be entitled to receive from the Group IV Lessor a monthly servicing fee (the "SERIES MONTHLY SERVICING FEE"), payable in arrears on each Payment Date prior to the termination of this Lease, the Second Indenture and the Master Collateral Agency Agreement. Except as otherwise specified in the related Group IV Supplement, the Series Monthly Servicing Fee for each Series of Group IV Notes (each, a "SERIES MONTHLY SERVICING FEE") on each Payment Date shall be equal to one-twelfth of the product of (i) the Servicing Fee Percentage for such Series and (ii) the Group IV Invested Amount of such Series as of the preceding Payment Date (after giving effect to any payments of principal on such date). The Series Monthly Servicing Fee for each Series shall be paid to the Servicer pursuant to the procedures set forth in the applicable Group IV Supplement.

         Section 26.2. The expenses of the Servicer include, and the Servicer agrees to pay, the reasonable fees and disbursements of independent accountants in connection with reports furnished pursuant to SECTIONS 24.6(I) and (II), plus all other fees, expenses and indemnities by the Servicer in connection with the Servicer's activities hereunder or under the Group IV Related Documents. The Servicer, however, shall not be liable for any liabilities, costs or expenses of the Group IV Lessor, the Trustee or the Noteholders arising under any tax law, including without limitation any Federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith), except to the extent incurred as a result of the Servicer's violation of the provisions of this Lease or of the Group IV Related Documents; PROVIDED, HOWEVER, the foregoing provisions of this sentence shall not affect the indemnification obligations of the Group IV Lessees under SECTION 15 of this Lease.

         Section 26.3. The Servicer may delegate to a Group IV Lessee or another Affiliate of the Servicer (each such delegate, in such capacity, a "SUB-SERVICER") the performance of the Servicer's obligations as Servicer in respect of Group IV Vehicles leased under this Lease (but the Servicer shall remain fully liable for its obligations in respect of such Group IV Vehicles under this Lease and the other Group IV Related Documents).

         SECTION 27 RELEASE OF GROUP IV COLLATERAL. The parties agree that pursuant to the provisions of this SECTION 27 and Sections 2.3 and 2.7 of the Master Collateral Agency Agreement, any and all Liens for the benefit of the ARG

II Trustee as Beneficiary under the Master Collateral Agency Agreement on the Group IV Vehicles and the Certificates of Title therefor or Group IV Eligible Receivables financed hereunder shall be released or deemed to be released, as provided below. From and after the earliest of:

                  (a) in the case of a Group IV Vehicle subject to a Group IV Guaranteed Depreciation Program, the date of the sale of such Group IV Vehicle by an auction dealer to a third party, and in the case of any other Program Vehicle, the Disposition Date for such Group IV Vehicle, and, in any case, in accordance with SECTION 8 of ANNEX A, if applicable; or

                  (b) receipt of the purchase price by the Group IV Lessor or the Trustee for a Group IV Vehicle sold in an ordinary course sale; or

                  (c) the payment in full of all obligations of the Servicer and the applicable Group IV Lessee under this Lease with respect to a Group IV Financed Vehicle or a Group IV Eligible Receivable (in the case of any Group IV Eligible Receivables, pursuant to SECTION 12 of ANNEX B hereto), any and all Liens for the benefit of the ARG II Trustee as Beneficiary under the Master Collateral Agency Agreement on such Group IV Vehicle and the Certificate of Title therefor or such Group IV Eligible Receivable, as applicable, shall be deemed to be released; PROVIDED, HOWEVER, that no Lien for the benefit of the ARG II Trustee as Beneficiary under the Master Collateral Agency Agreement on the Group IV Vehicles and the Certificates of Title therefor shall be released or deemed to be released if the release of such Lien would cause an "Amortization Event" or "Potential Amortization Event" to occur with respect to any series of Group IV ARG II Notes secured by the Group IV Notes. Subject to the Servicer's and the applicable Sub-Servicer's right to redesignate Program Vehicles as Non-Program Vehicles in accordance with SECTION 14, the Group IV Lessor or the Servicer or applicable Sub-Servicer, acting as the agent of the Group IV Lessor, may sell any Program Vehicle subject to this Lease that is a Group IV Acquired Vehicle or direct a Group IV Lessee to sell any Program Vehicle leased by it hereunder that is a Group IV Financed Vehicle during the Repurchase Period therefor in an ordinary course sale, PROVIDED that, if such sale is not made pursuant to the related Manufacturer Program, it is made in accordance with the requirements of this SECTION 27. The Group IV Lessor and each Group IV Lessee agree that for purposes of this SECTION 27 if an ordinary course sale occurs during the Repurchase Period with respect to a Program Vehicle that is a Group IV Acquired Vehicle, in the case of a sale by the Group IV Lessor, or Program Vehicle that is a Group IV Financed Vehicle, in the case of a sale by any Group IV Lessee, the Group IV Lessor or such Group IV Lessee, as the case may be, shall only sell such Vehicle for a purchase price (including any amounts paid by the Manufacturer as an incentive for selling such Group IV Vehicle outside of the related Manufacturer Program), net of all fees and expenses incurred in connection with such sale, equal to or greater than the Repurchase Price that it would have received under the related Manufacturer Program if it had turned back such Group IV Vehicle to the Manufacturer, net of all fees and expenses that would have been incurred in connection with such turn-back less reasonably predictable Excess Mileage Charges, Excess Damage Charges and other similar charges payable by the Group IV Lessor or such Group IV Lessee, as applicable, to such Manufacturer as a result of the Group IV Lessor's or Group IV Lessee's sale of such Program Vehicle. In the case of a sale or turn back of a Group IV Financed Vehicle by a Group IV Lessee, the Group IV Lessor shall, and shall cause the Trustee and the Master Collateral Agent to, execute such documents and instruments as such Group IV Lessee may reasonably request (including a power of attorney of the Master Collateral Agent appointing such Group IV Lessee to act as the agent of the Master Collateral Agent in taking such actions as are required to evidence the release of the Lien of the Master Collateral Agent on Group IV Vehicles leased by such Group IV Lessee turned back or sold pursuant to the provisions of this SECTION 27, which power of attorney shall be revocable pursuant to Section 2.7(c) of the Master Collateral Agency Agreement).

         SECTION 28 GUARANTY.

         Section 28.1. GUARANTY. In order to induce the Group IV Lessor to execute and deliver this Lease and to lease Group IV Vehicles to the Group IV Lessees, and in consideration thereof, the Guarantor hereby (i) unconditionally and irrevocably guarantees to the Group IV Lessor the obligations of the Group IV Lessees to make any payments required to be made by them under this Lease,
(ii) agrees to cause the Group IV Lessees to perform and observe duly and punctually all of the terms, conditions, covenants, agreements and indemnities of the Group IV Lessees under this Lease, and (iii) agrees that, if for any reason whatsoever, any Group IV Lessee fails to so perform and observe such terms, conditions, covenants, agreements and indemnities, the Guarantor will duly and punctually perform and observe the same (the obligations referred to in CLAUSES (I) through (III) above are collectively referred to as the "GUARANTEED OBLIGATIONS"). The liabilities and obligations of the Guarantor under the guaranty contained in this SECTION 28 (this "GUARANTY") will be absolute and unconditional under all circumstances. This Guaranty shall be a guaranty of payment and not of collection, and the Guarantor hereby agrees that it shall not be required that the Group IV Lessor or the Trustee assert or enforce any rights against any of the Group IV Lessees or any other person before or as a condition to the obligations of the Guarantor pursuant to this Guaranty.

         Section 28.2. SCOPE OF GUARANTOR'S LIABILITY. The Guarantor's obligations hereunder are independent of the obligations of the Group IV Lessees, any other guarantor or any other Person, and the Group IV Lessor may enforce any of its rights hereunder independently of any other right or remedy that the Group IV Lessor may at any time hold with respect to this Lease or any security or other guaranty therefor. Without limiting the generality of the foregoing, the Group IV Lessor may bring a separate action against the Guarantor without first proceeding against any of the Group IV Lessees, any other guarantor or any other Person, or any security held by the Group IV Lessor, and regardless of whether the Group IV Lessees or any other guarantor or any other Person is joined in any such action. The Guarantor's liability hereunder shall at all times remain effective with respect to the full amount due from the Group IV Lessees hereunder, notwithstanding any limitations on the liability of any Group IV Lessee or the Servicer to the Group IV Lessor contained in any of the Group IV Related Documents or elsewhere. The Group IV Lessor's rights hereunder shall not be exhausted by any action taken by the Group IV Lessor until all Guaranteed Obligations have been fully paid and performed.

         Section 28.3. GROUP IV LESSOR'S RIGHT TO AMEND THIS LEASE. The Guarantor authorizes the Group IV Lessor, at any time and from time to time without notice and, subject to the PROVISO to SECTION 28.4(A)(II), without affecting the liability of the Guarantor hereunder, to: (a) alter the terms of all or any part of the Guaranteed Obligations and any security and guaranties therefor including without limitation modification of times for payment and rates of interest; (b) accept new or additional instruments, documents, agreements, security or guaranties in connection with all or any part of the Guaranteed Obligations; (c) accept partial payments on the Guaranteed Obligations; (d) waive, release, reconvey, terminate, abandon, subordinate, exchange, substitute, transfer, compound, compromise, liquidate and enforce all or any part of the Guaranteed Obligations and any security or guaranties therefor, and apply any such security and direct the order or manner of sale thereof (and bid and purchase at any such sale), as the Group IV Lessor in its discretion may determine; (e) release any Group IV Lessee, any guarantor or any other Person from any personal liability with respect to all or any part of the Guaranteed Obligations; and (f) assign its rights under this Guaranty in whole or in part.

         Section 28.4. WAIVER OF CERTAIN RIGHTS BY GUARANTOR. The Guarantor hereby waives each of the following to the fullest extent allowed by law:

                           (a) any defense based upon:

                           (i) the unenforceability or invalidity of any
                  security or other guaranty for the Guaranteed Obligations or the lack of perfection or failure of priority of any security for the Guaranteed Obligations or any impairment of collateral securing the Guaranteed Obligations; or

                           (ii) any act or omission of the Group IV Lessor or
                  any other Person that directly or indirectly results in the discharge or release of any of the Group IV Lessees or any other Person or any of the Guaranteed Obligations or any security therefor; PROVIDED that the Guarantor's liability in respect of this Guaranty shall be released to the extent the Group IV Lessor expressly releases such Group IV Lessee or other Person, in a writing conforming to the requirements of
                  SECTION 22, from any obligations with respect to any of the foregoing; or

                           (iii) any disability or any other defense of any
                  Group IV Lessee or any other Person with respect to the Guaranteed Obligations, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding, or from any other cause;

                           (b) any right (whether now or hereafter existing) to
require the Group IV Lessor, as a condition to the enforcement of this Guaranty, to:

                           (i) accelerate the Guaranteed Obligations;

                           (ii) give notice to the Guarantor of the terms, time
                  and place of any public or private sale of any security for the Guaranteed Obligations; or

                           (iii) proceed against any Group IV Lessee, any other
                  guarantor or any other Person, or proceed against or exhaust any security for the Guaranteed Obligations;

                           (c) presentment, demand, protest and notice of any
kind, including without limitation notices of default and notice of acceptance of this Guaranty;

                           (d) all suretyship defenses and rights of every
nature otherwise available under New York law and the laws of any other jurisdiction;

                           (e) any right that the Guarantor has or may have to
set-off with respect to any right to payment from any Group IV Lessee; and

                           (f) all other rights and defenses the assertion or
exercise of which would in any way diminish the liability of the Guarantor hereunder in respect of the Guaranteed Obligations.

         Section 28.5. GROUP IV LESSEES' OBLIGATIONS TO GUARANTOR AND GUARANTOR'S OBLIGATIONS TO GROUP IV LESSEES SUBORDINATED. Until all of the Guaranteed Obligations have been paid in full, the Guarantor agrees that all existing and future unsecured debts, obligations and liabilities of the Group IV Lessees to the Guarantor or the Guarantor to any of the Group IV Lessees (hereinafter collectively referred to as "SUBORDINATED DEBT") shall be and hereby are expressly subordinated to the prior payment in full of the Guaranteed Obligations, on the terms set forth in CLAUSES (A) through (E) below, and the payment thereof is expressly deferred in right of payment to the prior payment in full of the Guaranteed Obligations. For purposes of this SECTION 28.5, to the extent the Guaranteed Obligations consist of the obligation to pay money, the Guaranteed Obligations shall not be deemed paid in full unless and until paid in full in cash.

                           (a) Upon any distribution of assets of the Guarantor
or any Group IV Lessee upon any dissolution, winding up, liquidation or reorganization of the Guarantor or such Group IV Lessee, whether in bankruptcy, insolvency, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Guarantor or such Group IV Lessee, or otherwise:

                           (i) the holders of the Guaranteed Obligations shall
                  be entitled to receive payment in full of the Guaranteed Obligations before the Guarantor or the Group IV Lessee, as the case may be, is entitled to receive any payment on account of the Subordinated Debt;

                           (ii) any payment by, or distribution of assets of,
                  the Guarantor or such Group IV Lessee of any kind or character, whether in cash, property or securities, to which such Group IV Lessee or the Guarantor would be entitled except for this subordination shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee, or otherwise, directly to the Trustee, for the benefit of the holders of the Guaranteed Obligations, to be held as additional security for the Guaranteed Obligations in an interest bearing account until the Guaranteed Obligations have been paid in full; and

                           (iii) if, notwithstanding the foregoing, any payment
                  by, or distribution of assets of, the Guarantor or such Group IV Lessee of any kind or character, whether in cash, property or securities, in respect of any Subordinated Debt shall be received by such Group IV Lessee or the Guarantor before the Guaranteed Obligations are paid in full, such payment or distribution shall be held in trust in an interest bearing account of the Guarantor or such Group IV Lessee, as appropriate, and immediately paid over in kind to the holders of the Guaranteed Obligations until the Guaranteed Obligations have been paid in full.

                           (b) The Guarantor authorizes and directs each Group
IV Lessee and each Group IV Lessee authorizes and directs the Guarantor to take such action as may be necessary or appropriate to effectuate and maintain the subordination provided herein.

                           (c) No right of any holder of the Guaranteed
Obligations to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor, any Group IV Lessee, the Group IV Lessor or any other Person or by any noncompliance by the Guarantor, any Group IV Lessee, the Group IV Lessor or any other Person with the terms, provisions and covenants hereof or of the Group IV Related Documents regardless of any knowledge thereof that any such holder of the Guaranteed Obligations may have or be otherwise charged with.

                           (d) Except as provided in SECTION 28.9, nothing
express or implied in this SECTION 28 shall give any Person other than the Group IV Lessees, the Group IV Lessor, the Trustee and the Guarantor any benefit or any legal or equitable right, remedy or claim under this SECTION 28.

                           (e) If the Guarantor shall institute or participate
in any suit, action or proceeding against any Group IV Lessee or any Group IV Lessee shall institute or participate in any suit, action or proceeding against the Guarantor, in violation of the terms hereof, such Group IV Lessee or the Guarantor, as the case may be, may interpose as a defense or dilatory plea this subordination, and the holders of the Guaranteed Obligations are irrevocably authorized to intervene and to interpose such defense or plea in their name or in the name of such Group IV Lessee or the Guarantor, as the case may be.

         Section 28.6. GUARANTOR TO PAY GROUP IV LESSOR'S EXPENSES. The Guarantor agrees to pay to the Group IV Lessor (or the Trustee), on demand, all reasonable costs and expenses, including attorneys' fees, incurred by the Group IV Lessor (or the Trustee) in exercising any right, power or remedy conferred by this Guaranty, or in the enforcement of this Guaranty, whether or not any action is filed in connection therewith. Until paid to the Group IV Lessor, such amounts shall bear interest, commencing with the Group IV Lessor's demand therefor, for each Interest Period during the period from the date of such demand until paid, at the Group IV VFR for such Interest Period PLUS 1% (calculated on the basis of a 360-day year).

         Section 28.7. REINSTATEMENT. This Guaranty shall continue to be effective or be reinstated, as the case may be, and the rights of the Group IV Lessor shall continue, if at any time payment of any of the amounts payable by any Group IV Lessee under this Lease is rescinded or must otherwise be restored or returned by the Group IV Lessor, upon an event of bankruptcy, dissolution, liquidation or reorganization of any Group IV Lessee, the Guarantor, any other guarantor or any other Person or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Group IV Lessee, the Guarantor, any other guarantor or any other Person, or any substantial part of their respective property, or otherwise, all as though such payment had not been made.

         Section 28.8. PARI PASSU INDEBTEDNESS. The Guarantor (i) represents and warrants that, as of the date hereof, the obligations of the Guarantor under this Guaranty will rank PARI PASSU with any existing unsecured indebtedness of the Guarantor and (ii) covenants and agrees that from and after the date hereof the obligations of the Guarantor under this Guaranty will rank PARI PASSU with any unsecured indebtedness of the Guarantor incurred after the date hereof.

         Section 28.9. THIRD-PARTY BENEFICIARIES. The Guarantor acknowledges that the Trustee (on behalf of the Group IV Noteholders) has accepted the assignment of the Group IV Lessor's rights under this Lease as collateral for the Group IV Notes in reliance on the Guaranty and that the Trustee (for the benefit of the Group IV Noteholders) shall be a third-party beneficiary under this SECTION 28.

         SECTION 29 ADDITIONAL GROUP IV LESSEES.

         Section 29.1. ADDITIONAL SUBSIDIARY GROUP IV LESSEES. Any direct or indirect Subsidiary of the Guarantor (each, a "GUARANTOR SUBSIDIARY") shall have the right to become a "Group IV Lessee" under and pursuant to the terms of this Agreement by complying with the provisions of this SECTION 29.1. In the event a Guarantor Subsidiary desires to become a "Group IV Lessee" under this Agreement, then the Guarantor and such Guarantor Subsidiary shall execute (if appropriate) and deliver to the Group IV Lessor and the Trustee:

                           (a) a Joinder in Lease Agreement in the form attached
hereto as ATTACHMENT D (each, an "AFFILIATE JOINDER IN LEASE");

                           (b) the certificate of incorporation for such
Guarantor Subsidiary, duly certified by the Secretary of State of the jurisdiction of such Guarantor Subsidiary's incorporation, together with a copy of the by-laws of such Guarantor Subsidiary, duly certified by a Secretary or Assistant Secretary of such Guarantor Subsidiary;

                           (c) copies of resolutions of the Board of Directors
of such Guarantor Subsidiary authorizing or ratifying the execution, delivery and performance, respectively, of those documents and matters required of it with respect to this Agreement, duly certified by the Secretary or Assistant Secretary of such Guarantor Subsidiary;

                           (d) a certificate of the Secretary or Assistant
Secretary of such Guarantor Subsidiary (or, as applicable, such Guarantor Subsidiary's managing member, general partner or other Person charged with the management of such Guarantor Subsidiary) certifying the names of the individual or individuals authorized to sign the Affiliate Joinder in Lease Agreement and the other Group IV Related Documents to be executed by it, together with samples of the true signatures of each such individual;

                           (e) a good standing certificate for such Guarantor
Subsidiary in the jurisdiction of its incorporation and the jurisdiction of its principal place of business;

                           (f) a written search report from a Person
satisfactory to the Group IV Lessor, the Master Collateral Agent and the Trustee listing all effective financing statements that name such Guarantor Subsidiary as debtor or assignor, and that are filed in the jurisdictions in which filings were made pursuant to CLAUSE (G) below or in the jurisdiction of such Guarantor Subsidiary's principal place of business, together with copies of such financing statements, and tax and judgment lien search reports from a Person satisfactory to the Group IV Lessor, the Master Collateral Agent and the Trustee showing no evidence of liens filed against such Guarantor Subsidiary that purport to affect any Group IV Vehicles leased hereunder or any other Master Collateral or Group IV Collateral under the Second Indenture;

                           (g) evidence of the filing of proper financing
statements on Form UCC-1 (i) naming such Guarantor Subsidiary as debtor and the Master Collateral Agent as secured party, and (ii) naming such Guarantor

Subsidiary as debtor, the Group IV Lessor as secured party and the Master Collateral Agent as assignee, in each case covering the collateral described in
SECTION 2(B) hereof;

                           (h) an Officer's Certificate and an opinion of
counsel each stating that such joinder by such Guarantor Subsidiary complies with this SECTION 29.1 that all conditions precedent herein provided for relating to such transaction have been complied with in all material respects and covering the same corporate and other matters covered in the Opinion of Counsel for the Group IV Lessees delivered on the Group IV Initial Closing Date;

                           (i) as applicable, a statement from each of the
Rating Agencies that such Guarantor Subsidiary becoming a "Group IV Lessee" under this Agreement will not cause a failure to meet the Rating Agency Confirmation Condition with respect to each Series of Group IV Notes; and

                           (j) any additional documentation that the Group IV
Lessor, the Master Collateral Agent or the Trustee may reasonably require to evidence the assumption by such Guarantor Subsidiary of the obligations and liabilities set forth in this Agreement.

Upon satisfaction of the foregoing conditions and receipt by such Guarantor Subsidiary of the applicable Affiliate Joinder in Lease executed by the Group IV Lessor, such Guarantor Subsidiary shall for all purposes be deemed to be a "Group IV Lessee" for purposes of this Agreement (including, without limitation, the Guaranty) and shall be entitled to the benefits and subject to the liabilities and obligations of a Group IV Lessee hereunder.

         SECTION 30 BANKRUPTCY PETITION AGAINST GROUP IV LESSOR. The Guarantor and each Group IV Lessee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Group IV Notes and all other obligations of the Group IV Lessor under the Group IV Related Documents, it will not institute against, or join any other Person in instituting against, the Group IV Lessor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. In the event that the Guarantor or any Group IV Lessee takes action in violation of this SECTION 30, the Group IV Lessor agrees, for the benefit of the Group IV Noteholders, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by the Guarantor or such Group IV Lessee against the Group IV Lessor or the commencement of such action and raise the defense that the Guarantor or such Group IV Lessee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this SECTION 30 shall survive the termination of this Lease.

         SECTION 31. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS LEASE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE TRUSTEE, THE GROUP IV LESSOR, THE GUARANTOR, THE GROUP IV LESSEES OR THE SERVICER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY GROUP IV VEHICLE, OTHER MASTER COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE GROUP IV LESSOR'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH GROUP IV VEHICLE, OTHER MASTER COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE GUARANTOR AND EACH GROUP IV LESSEE (IN SUCH CAPACITIES AND IN ALL OTHER APPLICABLE CAPACITIES) HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF ALL FEDERAL AND STATE COURTS OF THE STATE OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE GUARANTOR AND EACH GROUP IV LESSEE (IN SUCH CAPACITIES AND IN ALL OTHER APPLICABLE CAPACITIES) FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE GUARANTOR, EACH GROUP IV LESSEE AND THE GROUP IV LESSOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTOR OR ANY GROUP IV LESSEE (IN SUCH CAPACITIES AND IN ALL OTHER APPLICABLE CAPACITIES) HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS LEASE.

         SECTION 32 GOVERNING LAW. THIS LEASE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. Whenever possible each provision of this Lease shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Lease shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease. All obligations of the Guarantor and the Group IV Lessees and all rights of the Group IV Lessor, the Master Collateral Agent or the Trustee expressed herein shall be in addition to and not in limitation of those provided by applicable law or in any other written instrument or agreement.

         SECTION 33 JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS LEASE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS LEASE OR ANY RELATED TRANSACTION, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         SECTION 34 NOTICES. All notices, amendments, waivers, consents and other communications provided to any party hereto under this Lease shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed by certified or registered mail and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of such. In each case, a copy of all notices, requests and other communications (other than any such notices, requests and other communications in the ordinary course of business) that are sent by any party or signatory hereunder shall be sent to the Trustee at the following address:

                  THE BANK OF NEW YORK
                  101 Barclay Street
                  New York, New York 10286
                  Attention:  Corporate Trust Administration
                  Telephone:  (212) 495-1784
                  Facsimile:  (212) 328-7623

         SECTION 35 HEADINGS. Section headings used in this Lease are for convenience of reference only and shall not affect the construction of this Lease.

         SECTION 36 EXECUTION IN COUNTERPARTS. This Lease may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement; provided that such counterparts taken together shall constitute the original executed Counterpart No. 1 only as specified on, and in accordance with, the legend appearing on the cover page of this Lease (and only if bearing original signatures).



                     [Remainder of Page Intentionally Blank]

                  IN WITNESS WHEREOF, the parties have executed this Lease or caused it to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                GROUP IV LESSEE:
                                ---------------

                                NATIONAL CAR RENTAL SYSTEM, INC.


                                By:
                                   --------------------------------------------
                                     Name: Leland F. Wilson
                                     Title: Authorized Signatory

                                     Address: 200 South Andrews Avenue
                                              11th Floor
                                              Ft. Lauderdale, FL 33301
                                              Attention:  Leland F. Wilson

                                     Facsimile:  (954) 320-4530
                                     Telephone:  (954) 320-6751


                                GROUP IV LESSOR:
                                ---------------

                                NATIONAL CAR RENTAL FINANCING LIMITED
                                PARTNERSHIP

                                By: NATIONAL CAR RENTAL FINANCING CORPORATION,
                                    its general partner


                                By:
                                   --------------------------------------------
                                     Name:
                                     Title:

                                     Address: 7700 France Avenue South
                                              Minneapolis, Minnesota 55435
                                              Attention:  John M. Benzian

                                     Facsimile: (612) 830-2552
                                     Telephone: (612) 830-2087

                                GUARANTOR AND SERVICER:
                                ----------------------

                                ANC RENTAL CORPORATION


                                By:
                                   --------------------------------------------
                                     Name:
                                     Title:

                                     Address: 200 South Andrews Avenue
                                              11th Floor
                                              Ft. Lauderdale, FL 33301
                                              Attention:  Leland F. Wilson

                                     Facsimile: (954) 320-4530
                                     Telephone: (954) 320-6751


                                     with a copy to:

                                     Address: 200 South Andrews Avenue
                                              11th Floor
                                              Ft. Lauderdale, FL 33301
                                              Attention:  Leland F. Wilson

                                     Facsimile: (954) 320-4530
                                     Telephone: (954) 320-6751



Acknowledged by:

MASTER COLLATERAL AGENT:
-----------------------

CITIBANK, N.A.


By:
   -----------------------------------------
     Name:
     Title:

Address:   111 Wall Street
           14th Floor
           New York, NY 10043
           Attn: Agency and Trust

Telephone: (212) 657-5933
Facsimile: (212) 657-3866

                                     ANNEX A

                                     TO THE

               MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT

                           Dated as of August 30, 2002

                                      among

               NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP,
                               as Group IV Lessor,

                        NATIONAL CAR RENTAL SYSTEM, INC.,
                               as Group IV Lessee,

                             and those subsidiaries
                            of ANC Rental Corporation
                                from time to time
                       becoming Group IV Lessees hereunder

                                       and

                             ANC RENTAL CORPORATION,
                            as Guarantor and Servicer

         1. SCOPE OF ANNEX. This Annex A shall apply only to the acquisition, leasing and servicing of the Group IV Acquired Vehicles by the Group IV Lessor pursuant to the Base Lease, as supplemented by this Group IV Lease Annex (collectively, the "OPERATING LEASE").

         2. GENERAL AGREEMENT. The Group IV Lessor and the Group IV Lessee intend that for all purposes (including, but not limited to, financial accounting, regulatory accounting, franchise, sales, use and excise tax purposes and for purposes of any foreign corporation, business registration or doing business statutes), (A) the Group IV Lease with regard to Group IV Acquired Vehicles will be treated as an "operating lease" pursuant to Statement of Financial Accounting Standards No. 13, as amended, as well as for all tax purposes, (B) the Group IV Lessor will be treated as the owner and Group IV Lessor of the Group IV Acquired Vehicles, (C) the Group IV Lessee thereof will be treated as the Group IV Lessee of the Group IV Acquired Vehicles, and (D) the Group IV Lessor will be entitled to all tax benefits ordinarily available to an owner of property similar to the Group IV Acquired Vehicles for such tax purposes.

         3. OPERATING LEASE COMMITMENT. (a) Upon the execution and delivery of this Operating Lease, the Group IV Lessor shall, subject to the terms and conditions of the Agreement, purchase or refinance (as applicable) from time to time on or after the Lease Commencement Date and prior to the Lease Expiration Date, (i) all Group IV Refinanced Vehicles to be leased under this Operating Lease and identified in Group IV Refinanced Vehicle Schedules for a purchase price or refinancing payment amount equal to the aggregate Group IV Net Book Value thereof, and (ii) all other Group IV Acquired Vehicles identified in Vehicle Orders placed under this Operating Lease by a Group IV Lessee for a purchase price equal to the Capitalized Cost thereof, and simultaneously therewith, the Group IV Lessor shall under the Operating Lease enter into operating leases with the applicable Group IV Lessee with respect to such Group IV Vehicles.

         4. RESERVED.

         5. MAXIMUM VEHICLE LEASE TERM. The maximum Group IV Vehicle lease term of the Operating Lease as it relates to each Group IV Acquired Vehicle leased hereunder shall be from the Vehicle Lease Commencement Date to the date that is thirty-six (36) months from the Vehicle Lease Commencement Date (PROVIDED, HOWEVER, the maximum Group IV Vehicle lease term of the Operating Lease as it relates to any Group IV Acquired Vehicle titled in the State of Illinois shall be from the Vehicle Lease Commencement Date to the date that is three hundred and sixty-four (364) days from the Vehicle Lease Commencement Date; PROVIDED, FURTHER, that if on such three hundred sixty-fourth (364th) day, the Group IV Vehicle lease term for any Group IV Acquired Vehicle titled in the State of Illinois has not theretofore been terminated, and the Group IV Vehicle lease term for such Group IV Acquired Vehicle has not previously been terminated and renewed pursuant to this Paragraph 5, the Group IV Vehicle lease term as it relates to such Group IV Acquired Vehicle shall be deemed to have been terminated and renewed for an additional Group IV Vehicle lease term of up to three hundred sixty-four (364) days. On the occurrence of such date for a Group IV Vehicle not previously disposed of, the Group IV Lessee of such Group IV Vehicle shall, (a) on behalf of the Group IV Lessor, promptly purchase or dispose of such Group IV Vehicle in accordance with the terms of this Operating Lease and in accordance with any instructions of the Group IV Lessor for such disposition, which instructions shall not be inconsistent with the terms of this Operating Lease, (b) in each case, provide that Disposition Proceeds be paid directly to the Master Collateral Account for the benefit of the Trustee and (c) pay to the Master Collateral Agent or the Trustee, in accordance with this Operating Lease, any other amounts unpaid and owing from the Group IV Lessee under the Group IV Lease in respect of such Group IV Vehicle.

         6. GROUP IV LESSEE'S RIGHTS TO PURCHASE GROUP IV VEHICLES. Each Group IV Lessee will have the option, exercisable with respect to any Group IV Acquired Vehicle leased by it hereunder during the Group IV Vehicle Term with respect to such Group IV Acquired Vehicle, to purchase any such Group IV Acquired Vehicles leased under this Operating Lease at the Vehicle Purchase Price, in which event the Group IV Lessee will pay the Vehicle Purchase Price, plus all accrued and unpaid Monthly Base Rent, Monthly Variable Rent and other unpaid charges, payments and amounts due and payable with respect to such Group IV Vehicle through the date of such purchase, to the Master Collateral Agent or deposit such Vehicle Purchase Price directly into the Group IV Collection Account on or before the Payment Date next succeeding such purchase by the Group IV Lessee. In addition, each Group IV Lessee will have the option, exercisable with respect to any Manufacturer Receivable related to a Group IV Acquired Vehicle which was leased by such Group IV Lessee under this Operating Lease, to purchase such Manufacturer Receivable for a price equal to the amount due from the Manufacturer under such Manufacturer Receivable, in which event the Group IV Lessee will pay such amount to the Master Collateral Agent or deposit such amount into the Group IV Collection Account on or before the Payment Date next succeeding such purchase by the Group IV Lessee. Upon receipt of such funds by the Master Collateral Agent or the deposit of such funds in the Group IV Collection Account, as the case may be, the Group IV Lessor, at the request of such Group IV Lessee, shall cause title to any such Group IV Vehicle or Manufacturer Receivable, as applicable, to be transferred to such Group IV Lessee, the lien of the Master Collateral Agent in such Group IV Vehicle or Manufacturer Receivable, as applicable, will automatically be released and, with respect to a purchase of a Group IV Vehicle, the Servicer (or the Sub-Servicer thereof) shall cause the Master Collateral Agent to cause the notation of its lien to be removed from the Certificate of Title for such Group IV Vehicle, concurrently with or promptly after the Vehicle Purchase Price for such Group IV Vehicle (and any unpaid Monthly Base Rent, unpaid Monthly Variable Rent and other unpaid charges, payments and amounts) is paid by the Group IV Lessee to the Master Collateral Agent or the Trustee, as applicable.

         7. GROUP IV VEHICLE DISPOSITION. Subject to the Servicer's (and the applicable Sub-Servicer's) right to redesignate Program Vehicles as Non-Program Vehicles under Section 14 of the Base Lease, the Group IV Lessor and the Group IV Lessees agree that, with respect to Group IV Acquired Vehicles leased hereunder that are Program Vehicles, the applicable Group IV Lessee shall, pursuant to Section 24.5 of the Base Lease (unless not required by such Section) deliver each Program Vehicle for sale at auction or return each Program Vehicle to the related Manufacturer, in each case in accordance with the applicable

Manufacturer Program during the Repurchase Period for such Group IV Vehicle; PROVIDED, HOWEVER, if for any reason, the Group IV Lessee fails to deliver such a Program Vehicle to the applicable Manufacturer for repurchase by the Manufacturer or to an auction for sale, in each case in accordance with the applicable Manufacturer Program, during the Repurchase Period, and such Group IV Lessee does not or is not entitled to redesignate such Program Vehicle as a Non-Program Vehicle in accordance with Section 14 of the Base Lease, then such Group IV Lessee shall be obligated to pay a Group IV Casualty Payment in respect of such Group IV Vehicle, as provided in Section 7 of the Base Lease. Each Group IV Lessee shall, with respect to Group IV Acquired Vehicles which are Program Vehicles leased by it hereunder, pay the Monthly Variable Rent accrued with respect to such Group IV Vehicle through the Turnback Date, PLUS the equivalent of the Monthly Base Rent for the remainder of the minimum holding period under the applicable Manufacturer Program for Program Vehicles returned before the expiration of such minimum holding period, regardless of actual usage, unless such minimum holding period is waived by the Manufacturer or such a Group IV Vehicle is a Group IV Casualty or has ceased to be a Group IV Eligible Vehicle, in which case Section 7 of the Base Lease shall apply with respect to such Group IV Vehicle. All Repurchase Prices and Disposition Proceeds due from the disposition of Group IV Vehicles pursuant to this Section shall be due and payable to the Group IV Lessor and shall be deposited to the Master Collateral Account. The Group IV Lessor and the Group IV Lessee agree, with respect to Group IV Acquired Vehicles that are Non-Program Vehicles, that the Group IV Lessee thereof shall use commercially reasonable efforts to dispose of each Non-Program Vehicle leased by it hereunder (a) in a manner reasonably likely to maximize proceeds from such disposition and consistent with industry practice,
(b) within forty-two (42) months after the date of the original dealer invoice for such Group IV Vehicle sold as a new vehicle and (c) prior to the expiration of the maximum Group IV Vehicle lease term for such Group IV Vehicle. All Disposition Proceeds due from the disposition of Non-Program Vehicles pursuant to this Section shall be due and payable to the Group IV Lessor and shall be deposited into the Master Collateral Account.

         8. GROUP IV LESSOR'S RIGHT TO CAUSE GROUP IV VEHICLES TO BE SOLD. Notwithstanding anything to the contrary contained in this Operating Lease (subject to the Servicer's (and the applicable Sub-Servicer's) right to redesignate Program Vehicles as Non-Program Vehicles under Section 14 of the Base Lease), the Group IV Lessor shall have the right, at any time after the date fourteen (14) days prior to the expiration of the Repurchase Period for any Program Vehicle leased under this Operating Lease, to require that the Group IV Lessee thereof deliver such Program Vehicle to the Manufacturer for repurchase or, as applicable, to the designated auction for sale, or exercise commercially reasonable efforts to arrange for the sale of such Program Vehicle to a third party for a price greater than the Group IV Net Book Value thereof, in which event such Group IV Lessee shall, prior to the expiration of such Repurchase Period, deliver such Group IV Vehicle to its Manufacturer or the designated auction or arrange for the sale of such Group IV Vehicle to a third party for a price greater than the Group IV Net Book Value (or purchase the Group IV Vehicle itself from the Group IV Lessor for the Vehicle Purchase Price). If a sale of such Program Vehicle to a third party is arranged by such Group IV Lessee prior to the expiration of such Repurchase Period, then the Group IV Lessee shall deliver such Program Vehicle to the purchaser thereof, the Lien of the Master Collateral Agent in such Program Vehicle will automatically be released upon the receipt of the purchase price by the Group IV Lessor or the Trustee and the Servicer (or the Sub-Servicer thereof) shall cause the Master Collateral Agent to cause the notation of its lien to be removed from the Certificate of Title for such Program Vehicle, and such Group IV Lessee shall cause to be delivered to the Group IV Lessor the funds paid for such Program Vehicle by the purchaser. If the Group IV Lessor shall have directed such Group IV Lessee, and such Group IV Lessee shall be unable, to arrange for a sale of such Program Vehicle at such a price prior to the expiration of its Repurchase Period, then such Group IV Lessee shall, if a Manufacturer Event of Default has not occurred with respect to the applicable Manufacturer, cease attempting to arrange for such a sale and shall return such Program Vehicle to such Manufacturer or tender such Program Vehicle for auction or purchase such Group IV Vehicle as herein provided; PROVIDED, HOWEVER, that if a Manufacturer Event of Default has occurred and is continuing with respect to such Manufacturer, such Program Vehicle may be sold or otherwise disposed of in accordance with the requirements applicable to Non-Program Vehicles leased under the Operating Lease, including Section 12.2(b) of the Base Lease. In no event may any Program Vehicle be sold pursuant to this
Section 8 (other than pursuant to a Manufacturer Program) unless such sale complies with Section 12.2 of the Base Lease.

         9. CALCULATION OF RENT. Rent shall be due and payable on a monthly basis as set forth in this SECTION 9:

                           "MONTHLY BASE RENT", with respect to each Payment
                  Date and each Group IV Acquired Vehicle leased under the Operating Lease on any day during the Related Month, shall be the sum of all Depreciation Charges that have accrued with respect to such Group IV Vehicle during the Related Month.

                           "MONTHLY VARIABLE RENT", with respect to each Payment
                  Date and each Group IV Acquired Vehicle leased under the Operating Lease on any day during the Related Month, shall equal the product of (a) an amount equal to the sum, without double counting, of (i) the interest accruing on all Group IV Notes during the applicable interest period relating to such Payment Date PLUS (ii) all Group IV Carrying Charges for the Related Month, and (b) the quotient obtained by dividing the Group IV Net Book Value as of the last day of the Related Month (or, if earlier, the Disposition Date) of such Group IV Acquired Vehicle by the Group IV Net Book Value as of the last day of the Related Month (or, if earlier, the Disposition
                  Date) of all Group IV Vehicles leased under the Group IV Lease on any day during the Related Month; PROVIDED, HOWEVER, that if an Event of Bankruptcy with respect to any Group IV Lessee or the Guarantor has occurred during or prior to the Related Month, Monthly Variable Rent, with respect to each Payment Date and each Group IV Acquired Vehicle leased under the Operating Lease on any day during the Related Month, shall equal the sum of (I) the product of (a) the aggregate amount of interest accruing during the applicable interest period relating to such Payment Date with respect to all Group IV Notes that is allocated to the Group IV Acquired Vehicles (as specified in the Monthly Noteholder's Statement with respect to each Series of Group IV Notes delivered with respect to the related Determination Date and the Supplementary Noteholder's

                  Statement with respect to each Series of Group IV Notes, if any, delivered with respect to the related Payment Date) and
                  (b) the quotient obtained by dividing the Group IV Net Book Value as of the last day of the Related Month (or, if earlier, the Disposition Date) of such Group IV Acquired Vehicle by the Group IV Net Book Value as of the last day of the Related Month (or, if earlier, the Disposition Date) of all Group IV Acquired Vehicles leased under the Operating Lease on any day during the Related Month, PLUS (II) the product of (a) the sum of all Group IV Carrying Charges for the Related Month and (b) the quotient obtained by dividing the Group IV Net Book Value as of the last day of the Related Month (or, if earlier, the Disposition Date) of such Group IV Acquired Vehicle by the Group IV Net Book Value as of the last day of the Related Month (or, if earlier, the Disposition Date) of all Group IV Vehicles leased under the Group IV Lease on any day during the Related Month.

                           "RENT" means Monthly Base Rent PLUS Monthly Variable
                  Rent.

         10. PAYMENT OF RENT AND OTHER PAYMENTS.

                  (a) MONTHLY BASE RENT. On each Payment Date, after giving credit for all prepayments on account thereof pursuant to CLAUSE (E) below, each Group IV Lessee shall pay to the Group IV Lessor the Monthly Base Rents that have accrued during the Related Month with respect to all Group IV Vehicles that were leased by such Group IV Lessee under the Operating Lease on any day during the Related Month;

                  (b) MONTHLY VARIABLE RENT. On each Payment Date, after giving credit for all prepayments on account thereof pursuant to CLAUSE (E) below and to payments previously made pursuant to the next following sentence, each Group IV Lessee shall pay to the Group IV Lessor the Monthly Variable Rents that have accrued during the Related Month with respect to all Group IV Vehicles that were leased by such Group IV Lessee under the Operating Lease on any day during the Related Month. On each other date on which interest is due and payable under the terms of a Group IV Supplement, each Group IV Lessee shall pay to the Group IV Lessor, as Monthly Variable Rent, an amount equal to the product of (x) the quotient obtained by dividing the aggregate Group IV Net Book Value of all Group IV Vehicles leased by such Group IV Lessee under the Operating Lease as of the last day of the calendar month preceding the month in which such date occurs by the aggregate Group IV Net Book Value of all Group IV Vehicles leased under the Operating Lease and the Group IV Financing Lease as of the last day of the calendar month preceding the month in which such date occurs and (y) the amount of interest due and payable on such date in respect of the Group IV Notes.

                  (c) TERMINATION PAYMENTS AND GROUP IV CASUALTY PAYMENTS. On each Payment Date, after giving credit for all prepayments on account thereof pursuant to CLAUSE (E) below, each Group IV Lessee shall pay to the Group IV Lessor all Termination Payments and Group IV Casualty Payments payable by such Group IV Lessee as provided in Section 5.4 of the Base Lease; and

                  (d) CERTAIN OTHER PAYMENTS. After giving credit for all prepayments on account thereof pursuant to CLAUSE (E) below, each Group IV Lessee shall direct all Repurchase Prices and Disposition Proceeds payable in respect of Group IV Acquired Vehicles to be deposited directly to the Master Collateral Account for the benefit of the Trustee. The Servicer and each Group IV Lessee agree that in the event that the Servicer or any such Group IV Lessee shall receive directly any such payment, including cash, securities, obligations or other property, the Servicer or Group IV Lessee, as the case may be, shall accept the same as the agent of the Master Collateral Agent and shall hold the same in trust on behalf of and for the benefit of the Master Collateral Agent, and shall deposit the same, by the date required for such deposit in Section
24.10 of the Base Lease, into the Master Collateral Account in the same form received, with the endorsement of the Servicer or Group IV Lessee, as the case may be, when necessary or appropriate.

                  (e) PREPAYMENTS. On any date, a Group IV Lessee may prepay to the Group IV Lessor, in whole or in part, the Rent or other payments accrued during the Related Month with respect to any Group IV Acquired Vehicles leased by such Group IV Lessee.

         11. NET LEASE. THE OPERATING LEASE SHALL BE A NET LEASE, AND EACH GROUP IV LESSEE'S OBLIGATION TO PAY ALL RENT AND OTHER SUMS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT OR REDUCTION FOR ANY REASON WHATSOEVER. The obligations and liabilities of each Group IV Lessee hereunder shall in no way be released, discharged or otherwise affected (except as may be expressly provided herein including, without limitation, the right of such Group IV Lessee to reject Group IV Vehicles pursuant to Section 2.2 of the Base Lease) for any reason, including without limitation: (i) any defect in the condition, merchantability, quality or fitness for use of the Group IV Vehicles or any part thereof; (ii) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Group IV Vehicles or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Group IV Vehicles or any part thereof; (iv) any defect in, or any Lien on, title to the Group IV Vehicles or any part thereof; (v) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of any Group IV Lessee or the Group IV Lessor; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Group IV Lessee, the Group IV Lessor or any other Person, or any action taken with respect to the Operating Lease by any trustee or receiver of any Person mentioned above, or by any court; (vii) any claim that any Group IV Lessee has or might have against any Person, including without limitation the Group IV Lessor; (viii) any failure on the part of the Group IV Lessor to perform or comply with any of the terms hereof or of any other agreement; (ix) any invalidity or unenforceability or disaffirmance of the Operating Lease or any provision hereof or any of the other Group IV Related Documents or any provision thereof, in each case whether against or by any Group IV Lessee or otherwise; (x) any insurance premiums payable by any Group IV Lessee with respect to the Group IV Vehicles; or (xi) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not any Group IV Lessee shall have notice or knowledge of any of the foregoing and whether or not foreseen or foreseeable, in each case subject to applicable law. The Operating Lease shall be noncancelable by the Group IV Lessees and, except as expressly provided herein, each Group IV Lessee, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender the Operating Lease, or to any diminution or reduction of Rent payable by such Group IV Lessee hereunder. All payments by a Group IV Lessee made hereunder shall be final (except to the extent of adjustments provided for herein), absent manifest error and, except as otherwise provided herein, no Group IV Lessee shall seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error. If for any reason whatsoever the Operating Lease shall be terminated in whole or in part by operation of law or otherwise except as expressly provided herein, each Group IV Lessee shall nonetheless pay an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of the Operating Lease as if it had not been terminated in whole or in part. All covenants and agreements of any Group IV Lessee herein shall be performed at its cost, expense and risk unless expressly otherwise stated.

         12. LIENS. Except for Permitted Liens, each Group IV Lessee shall keep all Group IV Vehicles leased by it free of all Liens arising during the Term of this Operating Lease. Upon the Vehicle Lease Expiration Date for each Group IV Vehicle leased hereunder, the Group IV Lessor may, in its discretion, remove any such Lien and any sum of money that may be paid by the Group IV Lessor in release or discharge thereof, including attorneys' fees and costs, will be paid by the applicable Group IV Lessee upon demand by the Group IV Lessor. The Group IV Lessor may grant security interests in the Group IV Vehicles and the other Master Collateral to the Master Collateral Agent, and in this Operating Lease and the other Group IV Collateral to the Trustee, in accordance with the Master Collateral Agency Agreement and the Second Indenture, and each Group IV Noteholder may grant security interests in its Group IV Notes, the related Series Supplements and other Group IV Collateral to certain of its creditors and their respective designees, without consent of any Group IV Lessee. Each Group IV Lessee acknowledges that the granting of Liens and the taking of other actions pursuant to the Second Indenture and the Group IV Related Documents does not interfere with the rights of the Group IV Lessees under the Operating Lease.

         13. NON-DISTURBANCE. So long as each Group IV Lessee satisfies its obligations hereunder, its quiet enjoyment, possession and use of the Group IV Vehicles will not be disturbed during the Term of this Operating Lease subject, however, to SECTION 8 of this ANNEX A and Section 17 of the Base Lease and except that the Group IV Lessor, the Master Collateral Agent and the Trustee each retains the right, but not the duty, to inspect the Group IV Vehicles without disturbing the ordinary conduct of such Group IV Lessee's business in accordance with Section 24.2 of the Base Lease.

         14. CERTAIN RISKS OF LOSS BORNE BY GROUP IV LESSEES. Upon delivery of each Group IV Vehicle to the applicable Group IV Lessee, as between the Group IV Lessor and such Group IV Lessee, such Group IV Lessee assumes and bears the risk of loss, damage, theft, taking, destruction, attachment, seizure, confiscation or requisition and all other risks and liabilities with respect to such Group IV Vehicle, however caused or occasioned, including personal injury or death and property damage, arising with respect to any Group IV Vehicle or the manufacture, purchase, acceptance, rejection, delivery, leasing, possession, use, inspection, registration, operation, condition, maintenance, repair or storage of such Group IV Vehicle, howsoever arising.

         15. TITLE. This is an agreement to lease only, and title to the Group IV Acquired Vehicles will at all times remain in the Group IV Lessor's name. No Group IV Lessee will have any rights or interest in such Group IV Acquired Vehicles whatsoever other than the rights of possession and use as provided by this Operating Lease. In addition, each Group IV Lessee, by its execution hereof, acknowledges and agrees that (i) the Group IV Lessor is the sole owner and holder of all right, title and interest in and to the Manufacturer Programs as they relate to the Group IV Acquired Vehicles leased hereunder and (ii) the Group IV Lessees have no right, title or interest in any Manufacturer Program as it relates to any Group IV Acquired Vehicle leased hereunder. To confirm the foregoing, each Group IV Lessee, by its execution hereof, hereby assigns and transfers to the Group IV Lessor any rights that such Group IV Lessee may have in respect to any Manufacturer Programs as they relate to the Group IV Acquired Vehicles leased hereunder.

                                      * * *

                                     ANNEX B

                                     TO THE

               MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT

                           Dated as of August 30, 2002

                                      among

               NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP,
                               as Group IV Lessor,

                        NATIONAL CAR RENTAL SYSTEM, INC.,
                               as Group IV Lessee,

                             and those subsidiaries
                            of ANC Rental Corporation
                                from time to time
                       becoming Group IV Lessees hereunder

                                       and

                             ANC RENTAL CORPORATION,
                            as Guarantor and Servicer

         1. SCOPE OF ANNEX. This ANNEX B shall apply only to the acquisition or financing, leasing and servicing of the Group IV Financed Vehicles by the Group IV Lessees pursuant to the Base Lease, as supplemented by this Group IV Lease Annex (collectively, the "GROUP IV FINANCING LEASE").

         2. GENERAL AGREEMENT. The Group IV Lessor and each Group IV Lessee intend that for all purposes (including, but not limited to, financial accounting, regulatory accounting, franchise, sales, use and excise tax purposes and for purposes of any foreign corporation, business registration or doing business statutes), (A) the Financing Lease with regard to Group IV Financed Vehicles and Group IV Eligible Receivables will be treated as a financing arrangement, (B) the Group IV Lessor will be treated as a lender making loans to the Group IV Lessees in amounts equal to the Capitalized Costs or, in the case of Group IV Refinanced Vehicles, the Group IV Net Book Values of Group IV Financed Vehicles and the face amount of Group IV Eligible Receivables, which loans are secured by the Group IV Financed Vehicles and Group IV Eligible Receivables, (C) the Group IV Lessees will be treated as making payments of principal and interest (denominated as Monthly Base Rent, Additional Base Rent and Monthly Supplemental Payments, and Monthly Finance Rent, respectively) to the Group IV Lessor and (D) each Group IV Lessee will be treated as the owner of the Group IV Financed Vehicles leased by it and the Group IV Eligible Receivables acquired by it and will be entitled to all tax benefits ordinarily available to an owner of property similar to the Group IV Financed Vehicles and Group IV Eligible Receivables for such tax purposes.

                  (b) It is the intention of the parties that the Group IV Financing Lease together with the Master Collateral Agency Agreement shall constitute a security agreement under applicable law.

         3. GROUP IV FINANCING LEASE COMMITMENT. Subject to the terms and conditions of the Group IV Financing Lease, upon execution and delivery of the Group IV Financing Lease, the Group IV Lessor shall from time to time on or after the Lease Commencement Date and prior to the Lease Expiration Date (i) refinance all Group IV Refinanced Vehicles and Group IV Eligible Receivables to be leased under this Group IV Financing Lease and identified in Group IV Refinanced Vehicle Schedules for a refinancing payment amount equal to the sum of (x) the aggregate Group IV Net Book Value of such Group IV Refinanced Vehicles and (y) the aggregate face amount of such Group IV Eligible Receivables, and (ii) finance the purchase of all other Group IV Financed Vehicles identified in Vehicle Orders placed by each Group IV Lessee for a purchase price equal to the Capitalized Cost thereof, and in each case simultaneously therewith enter into the Group IV Financing Lease with the applicable Group IV Lessee with respect to such Group IV Refinanced Vehicles and other Group IV Financed Vehicles, as the case may be.

         4. RESERVED.

         5. MAXIMUM VEHICLE LEASE TERM. The maximum Group IV Vehicle lease term of the Group IV Financing Lease as it relates to each Group IV Financed Vehicle leased hereunder shall be from the Vehicle Lease Commencement Date to the date that is sixty (60) months from the Vehicle Lease Commencement Date. On the occurrence of such date, the Group IV Lessee thereof shall pay to the Master Collateral Agent or the Trustee, in accordance with this Group IV Financing Lease, any amounts unpaid and owing under the Group IV Financing Lease in respect of such Group IV Vehicle.

         6. CALCULATION OF RENT AND MONTHLY SUPPLEMENTAL PAYMENT. Rent and the Monthly Supplemental Payment shall be due and payable on a monthly basis as set forth in this SECTION 6:

                           "ADDITIONAL BASE RENT" with respect to the
                  Non-Program Vehicles leased under the Group IV Financing Lease, with respect to each Payment Date, shall equal the amount, if any, by which (a) 100% of the aggregate Group IV Net Book Value of such Non-Program Vehicles leased under the Group IV Financing Lease on the last day of the Related Month exceeds (b) the three (3) month rolling average of the Fair Market Value of such Non-Program Vehicles for the preceding three (3) calendar months.

                           "MONTHLY BASE RENT", with respect to each Payment
                  Date and each Group IV Financed Vehicle leased under the Group IV Financing Lease on any day during the Related Month, shall be the sum of all Depreciation Charges that have accrued with respect to such Group IV Vehicle during the Related Month.

                           "MONTHLY FINANCE RENT", with respect to each Payment
                  Date and each Group IV Financed Vehicle leased under the Group IV Financing Lease on any day during the Related Month, shall equal the product of (a) an amount equal to the sum, without double counting, of (i) the interest accruing on all Group IV Notes during the applicable interest period relating to such Payment Date PLUS (ii) all Group IV Carrying Charges for the Related Month, and (b) the quotient obtained by dividing the Group IV Net Book Value as of the last day of the Related Month (or, if earlier, the Disposition Date) of such Group IV Financed Vehicle by the Group IV Net Book Value as of the last day of the Related Month (or, if earlier, the Disposition
                  Date) of all Group IV Vehicles leased under the Group IV Lease on any day during the Related Month; PROVIDED, HOWEVER, that if an Event of Bankruptcy with respect to any Group IV Lessee or the Guarantor has occurred during or prior to the Related Month, Monthly Finance Rent, with respect to each Payment Date and each Group IV Financed Vehicle leased under the Group IV Financing Lease on any day during the Related Month, shall equal the sum of (I) the product of (a) the aggregate amount of interest accruing during the applicable interest period relating to such Payment Date with respect to all Group IV Notes that is allocated to the Group IV Financed Vehicles (as specified in the Monthly Noteholder's Statement with respect to each Series of Group IV Notes delivered with respect to the related Determination Date and the Supplementary Monthly Noteholder's Statement with respect to each Series of Group IV Notes, if any, delivered with respect to the related Payment
                  Date), and (b) the quotient obtained by dividing the Group IV Net Book Value as of the last day of the Related Month (or, if earlier, the Disposition Date) of such Group IV Financed Vehicle by the Group IV Net Book Value as of the last day of the Related Month (or, if earlier, the Disposition Date) of all Group IV Financed Vehicles leased under the Group IV Financing Lease on any day during the Related Month, PLUS (II) the product of (a) the sum of all Group IV Carrying Charges for the Related Month and (b) the quotient obtained by dividing the Group IV Net Book Value as of the last day of the Related Month (or, if earlier, the Disposition Date) of such Group IV Financed Vehicle by the Group IV Net Book Value as of the last day of the Related Month (or, if earlier, the Disposition Date) of all Group IV Vehicles leased under the Group IV Lease on any day during the Related Month.

                           "MONTHLY SUPPLEMENTAL PAYMENT", with respect to each
                  Payment Date and all Group IV Vehicles that were leased under the Group IV Financing Lease on any day during the Related Month, shall be an amount equal to the sum of (i) the aggregate Termination Values (each as of the first date on which such Group IV Financed Vehicle is no longer a Group IV Eligible Vehicle or suffers a Group IV Casualty, as applicable) of all the Group IV Financed Vehicles financed under this Group IV Financing Lease at any time during such Related Month that, without double counting, while so financed either are no longer Group IV Eligible Vehicles or have suffered a Group IV Casualty during the Related Month, PLUS
                  (ii) the aggregate Termination Values (each as of the date on which such Group IV Financed Vehicle is sold or returned by the Group IV Lessee thereof) of all the Group IV Financed Vehicles financed under the Group IV Financing Lease at any time during such Related Month that, without double counting, are sold or returned by the Group IV Lessees during the Related Month (it being understood that each Group IV Lessee has agreed to sell Group IV Financed Vehicles only in a manner consistent with the provisions hereof and of the Group IV Related Documents) to any Person (including any Group IV Lessee) other than to a Manufacturer pursuant to such Manufacturer's Manufacturer Program or to a third party pursuant to an auction conducted through a Manufacturer's Manufacturer Program PLUS (iii) the aggregate Termination Values (each as of the applicable Disposition Date) of all the Group IV Financed Vehicles financed under this Group IV Financing Lease that while so financed were returned to (a) a Manufacturer whose Manufacturer Program is a Group IV Guaranteed Depreciation Program by the Group IV Lessee thereof with respect to which, during the Related Month, (x) the

                  Repurchase Price has been deposited in the Master Collateral Account or, if for any reason the Repurchase Price has been received directly by a Group IV Lessee, and such Repurchase Price has not theretofore been deposited in the Master Collateral Account, the two Business Day period referred to in
                  Section 24.10 of the Base Lease has expired during the Related Month or (y) a Manufacturer Event of Default has occurred or
                  (z) the one hundredth (100th) day after the Due Date with respect thereto has occurred and the Repurchase Price has not been received or (b) any other applicable Manufacturer by the Group IV Lessee thereof with respect to which, during the Related Month, (1) such Repurchase Price has been deposited in the Master Collateral Account during the Related Month or, if for any reason the Repurchase Price has been received directly by a Group IV Lessee and such Repurchase Price has not theretofore been deposited in the Master Collateral Account, the two Business Day period referred to in Section 24.10 of the Base Lease has expired during the Related Month or (2) a Manufacturer Event of Default has occurred or (3) the one hundredth (100th) day after the Due Date with respect thereto has occurred and the Repurchase Price has not been received, PLUS (iv) the aggregate face amount of all Group IV Eligible Receivables financed under this Group IV Financing Lease with respect to which, during the Related Month, (a) payment from the obligor thereon has been deposited in the Master Collateral Account during the Related Month or, if for any reason such payment has been received directly by a Group IV Lessee and such payment has not theretofore been deposited in the Master Collateral Account, the two Business Day period referred to in Section 24.10 of the Base Lease has expired during the Related Month or (b) a Manufacturer Event of Default has occurred with respect to the obligor or (c) the one hundredth (100th) day after the Due Date with respect thereto has occurred and the payment due from the obligor thereon has not been received, MINUS (v) any amounts received by the Group IV Lessor or the Trustee, or deposited into the Group IV Collection Account, during the Related Month representing (a) Repurchase Prices for repurchases of Group IV Financed Vehicles or (b) the sales proceeds (including amounts paid to a Group IV Lessee by a Manufacturer as a result of the Group IV Lessee's sale of such Group IV Vehicle outside such Manufacturer's Manufacturer Program) for sales of Group IV Financed Vehicles financed at the time of such sale under this Group IV Financing Lease to a third party other than (1) to a Manufacturer or (2) through an auction dealer of a Manufacturer whose Manufacturer Program is a "guaranteed depreciation program" or (c) payments from obligors on Group IV Eligible Receivables financed under the Group IV Financing Lease.

                           "RENT" means Monthly Base Rent PLUS Monthly Finance
                  Rent PLUS Additional Base Rent PLUS Monthly Supplemental Payments.

         7. PAYMENT OF RENT AND OTHER PAYMENTS. On each Payment Date:

                  MONTHLY BASE RENT. After giving credit for all prepayments on account thereof pursuant to CLAUSE (C) below, each Group IV Lessee shall pay to the Group IV Lessor the Monthly Base Rents that have accrued during the Related Month with respect to all Group IV Vehicles that were leased by such Group IV Lessee under the Group IV Financing Lease on any day during the Related Month.

                  MONTHLY FINANCE RENT. After giving credit for all prepayments on account thereof pursuant to CLAUSE (C) below and to any payments previously made pursuant to the next following sentence, each Group IV Lessee shall pay to the Group IV Lessor the Monthly Finance Rents that have accrued during the Related Month with respect to all Group IV Vehicles that were leased by such Group IV Lessee under the Group IV Financing Lease on any day during the Related Month. On each other date on which interest is due and payable under the terms of a Group IV Supplement, each Group IV Lessee shall pay to the Group IV Lessor, as Monthly Finance Rent, an amount equal to the product of (x) the quotient obtained by dividing the aggregate Group IV Net Book Value of all Group IV Vehicles leased by such Group IV Lessee under the Group IV Financing Lease as of the last day of the calendar month preceding the month in which such date occurs by the aggregate Group IV Net Book Value of all Group IV Vehicles leased under the Operating Lease and the Group IV Financing Lease as of the last day of the calendar month preceding the month in which such date occurs and (y) the amount of interest due and payable on such date in respect of the Group IV Notes.

                  ADDITIONAL BASE RENT. After giving credit for all prepayments on account thereof pursuant to CLAUSE (C) below, each Group IV Lessee shall pay to the Group IV Lessor the monthly Additional Base Rent that has accrued during the Related Month with respect to the Non-Program Vehicles leased under the Group IV Financing Lease by such Group IV Lessee; and

                  MONTHLY SUPPLEMENTAL PAYMENT. After giving credit for all prepayments on account thereof pursuant to CLAUSE (C) below, each Group IV Lessee shall pay to the Group IV Lessor the portion of the Monthly Supplemental Payment that has accrued during the Related Month with respect to the Group IV Financed Vehicles and Group IV Eligible Receivables previously leased or financed by such Group IV Lessee under this Group IV Financing Lease.

                  On the expiration of the term of the Group IV Financing Lease with respect to a Group IV Financed Vehicle, any remaining Group IV Base Amount, plus all other amounts payable by the Group IV Lessee thereof under the Group IV Financing Lease with respect to such Group IV Vehicle, shall be immediately due and payable.

                  On any date, a Group IV Lessee may prepay to the Group IV Lessor, in whole or in part, the Rent or other payments accrued during the Related Month with respect to any Group IV Financed Vehicles leased by such Group IV Lessee. In addition, a Group IV Lessee may from time to time prepay the Group IV Base Amount allocable to any Group IV Financed Vehicle, in whole or in part, on any date, PROVIDED that such Group IV Lessee shall give the Group IV Lessor and the Trustee not less than three (3) Business Days' prior notice of any such prepayment, specifying the date and amount of such prepayment, and the Group IV Financed Vehicle or Vehicles to which such prepayment relates.

         8. RISK OF LOSS BORNE BY GROUP IV LESSEES. Upon delivery of each Vehicle to the applicable Group IV Lessee, as between the Group IV Lessor and such Group IV Lessee, such Group IV Lessee assumes and bears the risk of loss, damage, theft, taking, destruction, attachment, seizure, confiscation or requisition with respect to such Group IV Vehicle, however caused or occasioned, and all other risks and liabilities, including personal injury or death and property damage, arising with respect to any Group IV Vehicle or the manufacture, purchase, acceptance, rejection, ownership, delivery, leasing, possession, use, inspection, registration, operation, condition, repair, storage, sale, return or other disposition of such Group IV Vehicle, howsoever arising.

         9. MANDATORY REPURCHASE OF COMPANY VEHICLES. Prior to the Vehicle Lease Expiration Date with respect to each Company Vehicle (other than a Vehicle Lease Expiration Date arising in connection with the purchase of such Company Vehicle pursuant to this SECTION 9), the Group IV Lessee of a Company Vehicle shall purchase such Company Vehicle (including any such Group IV Vehicle which has suffered a Group IV Casualty or has ceased to be a Group IV Eligible Vehicle) at a purchase price equal to the Group IV Net Book Value of such Group IV Vehicle calculated as of the date of purchase (or, in the case of a Group IV Casualty or a Group IV Vehicle that has ceased to be a Group IV Eligible Vehicle, at a purchase price equal to the Monthly Supplemental Payments accruing in respect of such Group IV Vehicle during the Related Month in which such Group IV Vehicle suffered a Group IV Casualty or ceased to be a Group IV Eligible Vehicle), which shall be payable to the Master Collateral Agent by deposit to the Master Collateral Account (together with all accrued and unpaid Rent and other charges and payments due and payable on such Payment Date with respect to such Company Vehicle through the date of such purchase, each of which shall be payable in accordance with the Group IV Financing Lease) on or prior to the Payment Date next succeeding such purchase by such Group IV Lessee. Upon receipt of such purchase price by the Group IV Lessor or the Master Collateral Agent, the Group IV Lessor shall, at the request of such Group IV Lessee, cause title to such Company Vehicle to be transferred to such Group IV Lessee, the lien of the Master Collateral Agent in such Company Vehicle will automatically be released and the Servicer shall cause the Master Collateral Agent to cause the notation of its lien to be removed from the Certificate of Title for such Group IV Vehicle, concurrently with or promptly after such purchase price for such Company Vehicle (and any such unpaid Rent, charges and payments) is paid by such Group IV Lessee to the Master Collateral Agent or the Trustee, as applicable. Notwithstanding anything to the contrary in this Group IV Financing Lease, no Company Vehicle may be sold or otherwise disposed of (other than pursuant to Section 17.3 of the Base Lease), including at auction or by return to its Manufacturer pursuant to a Manufacturer Program, prior to its purchase by the Group IV Lessee thereof pursuant to and in accordance with this SECTION 9.

         10. NET LEASE. THE GROUP IV FINANCING LEASE SHALL BE A NET LEASE, AND EACH GROUP IV LESSEE'S OBLIGATION TO PAY ALL RENT AND OTHER SUMS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT OR REDUCTION FOR ANY REASON WHATSOEVER. The obligations and liabilities of each Group IV Lessee hereunder shall in no way be released, discharged or otherwise affected (except as may be expressly provided herein including, without limitation, the right of such Group IV Lessee to reject Group IV Vehicles pursuant to Section 2.2 of the Base Lease) for any reason, including without limitation: (i) any defect in the condition, merchantability, quality or fitness for use of the Group IV Vehicles or any part thereof; (ii) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Group IV Vehicles or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Group IV Vehicles or any part thereof; (iv) any defect in, or any Lien on, title to the Group IV Vehicles or any part thereof; (v) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of any Group IV Lessee or the Group IV Lessor; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Group IV Lessee, the Group IV Lessor or any other Person, or any action taken with respect to the Group IV Financing Lease by any trustee or receiver of any Person mentioned above, or by any court; (vii) any claim that any Group IV Lessee has or might have against any Person, including without limitation the Group IV Lessor; (viii) any failure on the part of the Group IV Lessor to perform or comply with any of the terms hereof or of any other agreement; (ix) any invalidity or unenforceability or disaffirmance of the Group IV Financing Lease or any provision hereof or any of the other Group IV Related Documents or any provision thereof, in each case whether against or by any Group IV Lessee or otherwise; (x) any insurance premiums payable by any Group IV Lessee with respect to the Group IV Vehicles; or (xi) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not any Group IV Lessee shall have notice or knowledge of any of the foregoing and whether or not foreseen or foreseeable, in each case subject to applicable law. The Group IV Financing Lease shall be noncancelable by the Group IV Lessees and, except as expressly provided herein, each Group IV Lessee, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender the Group IV Financing Lease, or to any diminution or reduction of Rent payable by such Group IV Lessee hereunder. All payments by a Group IV Lessee made hereunder shall be final (except to the extent of adjustments provided for herein), absent manifest error and, except as otherwise provided herein, no Group IV Lessee shall seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error. If for any reason whatsoever the Group IV Financing Lease shall be terminated in whole or in part by operation of law or otherwise except as expressly provided herein, each Group IV Lessee shall nonetheless pay an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of the Group IV Financing Lease as if it had not been terminated in whole or in part. All covenants and agreements of any Group IV Lessee herein shall be performed at its cost, expense and risk unless expressly otherwise stated.

         11. NON-DISTURBANCE. Subject to Section 17 of the Base Lease, so long as each Group IV Lessee satisfies its obligations hereunder, its quiet enjoyment, possession and use of the Group IV Financed Vehicles will not be disturbed during the Term of this Group IV Financing Lease, except that the Group IV Lessor, the Master Collateral Agent, and the Trustee each retains the right, but not the duty, to inspect the Group IV Vehicles without disturbing the ordinary conduct of such Group IV Lessee's business in accordance with Section
24.2 of the Base Lease.

         12. LIENS. Except for Permitted Liens, each Group IV Lessee shall keep all Vehicles leased by it free of all Liens arising during the Term of this Group IV Financing Lease. The Group IV Lessor may grant security interests in the Master Collateral to the Master Collateral Agent, and in this Group IV Financing Lease and the other Group IV Collateral to the Trustee, in accordance with the Master Collateral Agency Agreement and the Second Indenture, and each Group IV Noteholder may grant security interests in its Group IV Notes, the related Series Supplements and other Group IV Collateral to certain of its creditors and their respective designees without consent of any Group IV Lessee. Each Group IV Lessee acknowledges that the granting of Liens and the taking of other actions pursuant to the Second Indenture and the Group IV Related Documents does not interfere with the rights of the Group IV Lessees under the Group IV Financing Lease.

         13. GROUP IV LESSEE'S RIGHTS TO PAY OFF FINANCING OF MANUFACTURER RECEIVABLES. In addition, each Group IV Lessee will have the option, exercisable with respect to any Manufacturer Receivable related to a Group IV Financed Vehicle which was leased by such Group IV Lessee under this Group IV Financing Lease, to repay or refinance such Manufacturer Receivable upon payment of an amount equal to the amount due from the Manufacturer under such Manufacturer Receivable, in which event such Group IV Lessee will pay such amount to the Master Collateral Agent on or before the Payment Date next succeeding such repayment by such Group IV Lessee. Upon receipt of such funds by the Master Collateral Agent, the Group IV Lessor, at the request of such Group IV Lessee, shall cause title to any such Manufacturer Receivable to be transferred to such Group IV Lessee, and the lien of the Master Collateral Agent in such Manufacturer Receivable will automatically be released concurrently with or promptly after the payment for such Manufacturer Receivable (and any unpaid Monthly Base Rent, unpaid Monthly Variable Rent and other unpaid charges, payments and amounts) is made by the Group IV Lessee to the Master Collateral Agent or the Trustee, as applicable.

                                      * * *

                                                                  SCHEDULE 23.10
                               BUSINESS LOCATIONS


                            CHIEF EXECUTIVE OFFICE       STATE OF PRINCIPAL       JURISDICTION OF     STATES IN WHICH IT
     LEGAL NAME               BUSINESS LOCATION           PLACE OF BUSINESS        ORGANIZATION        CONDUCTS BUSINESS
----------------------   -----------------------------  ----------------------   ------------------   --------------------
National Car Rental      7700 France Avenue South             Minnesota              Delaware                 All
System, Inc.             Minneapolis, MN 55435

ANC Rental               200 South Andrews Avenue              Florida               Delaware                 All
Corporation              Fort Lauderdale, FL 33301



                                 ATTACHMENT A-1

  INFORMATION ON GROUP IV REFINANCED VEHICLES AND GROUP IV ELIGIBLE RECEIVABLES

GROUP IV REFINANCED VEHICLES

1        Vehicle Group Number (Vehicle Model)
2        Vehicle Identification Number (last eight digits) (VIN)
3        Vehicle Lease Commencement Date
4        Capitalized Cost
5        Monthly Base Rent
6        Garaging State
7        Designated Period
8        Lienholder
9        Amount to pay off existing indebtedness

GROUP IV ELIGIBLE RECEIVABLES

1        Identity of Obligor
2        Amount of Receivable
3        Date of Origination of Receivable
4 Vehicle Identification Number (VIN) of Group IV Vehicles to which receivable relates

                    (grouped by obligor)

                                 ATTACHMENT A-2

                                  VEHICLE ORDER

1        Vehicle Group Number (Vehicle Model)
2        Vehicle Identification Number (last eight digits) (VIN)
3        Vehicle Lease Commencement Date
4        Capitalized Cost
5        Monthly Base Rent
6        Garaging State
7        Designated Period

                                  ATTACHMENT B

                            FORM OF POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that National Car Rental Financing Limited Partnership does hereby make, constitute and appoint each of ANC Rental Corporation and National Car Rental System, Inc., its true and lawful Attorney-in-Fact for it and in its name, stead, and behalf, to execute any and all documents pertaining to the titling of motor vehicles in the name of National Car Rental Financing Limited Partnership, the noting of the lien of Citibank, N.A., as Master Collateral Agent, as the first lienholder on certificates of title, the licensing and registration of motor vehicles and the transfer of title of motor vehicles. This power is limited to the foregoing and specifically does not authorize the creation of any other liens or encumbrances on any of said motor vehicles, other than Permitted Liens (as defined in Schedule I to the Base Indenture, dated as of May 6, 2002, as supplemented by the Series 2002-3 Supplement thereto, dated as of August 30, 2002 and as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, between National Car Rental Financing Limited Partnership, as issuer, and The Bank of New York, as trustee).

                  The powers and authority granted hereunder shall, unless sooner terminated, revoked or extended, cease five years from the date of execution as set forth below.

                  IN WITNESS WHEREOF, National Car Rental Financing Limited Partnership has caused this instrument to be executed on its behalf by its duly authorized representative as of the ______ day of __________ 200_.

                             NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP


                             By:
                                -----------------------------------------------
                                  Name:
                                  Title:

State of          )
         ---------

County of         )
          --------

                  Subscribed and sworn before me, a notary public, in and for said county and state, this _________ day of ___________ 200_.

                                                 -----------------------
                                                      Notary Public

                                               My Commission Expires:_________

                                  ATTACHMENT C

                 FORM OF CERTIFICATION OF TRADE OR BUSINESS USE

                  The undersigned, __________________________ of [Name of Group
IV Lessee], a [ ] corporation, hereby warrants and certifies, that (1) the Group IV Lessee intends to use the Group IV Acquired Vehicles in a trade or business of the Group IV Lessee, and (2) the Group IV Lessee has been advised that it will not be treated as the owner of the Group IV Acquired Vehicles for federal income tax purposes.

                  Defined terms otherwise not defined herein shall have the meanings assigned to such terms in Schedule 1 to the Base Indenture, dated as of May 6, 2002, as supplemented by the Series 2002-3 Supplement thereto, dated as of August 30, 2002 and as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, between National Car Rental Financing Limited Partnership as issuer, and The Bank of New York, as trustee.

                  IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of the __ day of ____________ 200_.

                                                     [GROUP IV LESSEE]


                                                     By:
                                                        -----------------------
                                                          Name:
                                                          Title:

                                  ATTACHMENT D

                       FORM OF AFFILIATE JOINDER IN LEASE

                  THIS AFFILIATE JOINDER IN LEASE AGREEMENT (this "JOINDER") is executed as of _______________ ___, 200_, by _______________, a
____________________________ ("JOINING PARTY"), and delivered to National Car Rental Financing Limited Partnership, a Delaware limited partnership ("GROUP IV LESSOR"), as Group IV Lessor pursuant to the Master Motor Vehicle Lease and Servicing Agreement dated as of August 30, 2002 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "GROUP IV LEASE"), among National Car Rental Financing Limited Partnership, as Group IV Lessor, National Car Rental System, Inc., as Group IV Lessee, and those subsidiaries and affiliates of ANC Rental Corporation from time to time becoming Group IV Lessees thereunder (individually, a "GROUP IV LESSEE" and, collectively, the "GROUP IV LESSEES"), and ANC Rental Corporation, as guarantor and servicer. Capitalized terms used herein but not defined herein shall have the meanings provided for in the Group IV Lease.

                                R E C I T A L S:
                                 - - - - - - - -

                  WHEREAS, the Joining Party is a direct or indirect Subsidiary of ANC; and

                  WHEREAS, the Joining Party desires to become a "Group IV Lessee" under and pursuant to the Group IV Lease.

                  NOW, THEREFORE, the Joining Party agrees as follows:

                               A G R E E M E N T:
                                - - - - - - - - -

                  1. The Joining Party hereby represents and warrants to and in favor of Group IV Lessor and the Trustee that (i) the Joining Party is a direct or indirect Subsidiary of ANC, (ii) all of the conditions required to be satisfied pursuant to Section 29.1 of the Group IV Lease in respect of the Joining Party becoming a Group IV Lessee thereunder have been satisfied, and
(iii) all of the representations and warranties contained in Section 23 of the Group IV Lease with respect to the Group IV Lessees are true and correct as applied to the Joining Party as of the date hereof.

                  2. The Joining Party hereby agrees to assume all of the obligations of a "Group IV Lessee" under the Group IV Lease and agrees to be bound by all of the terms, covenants and conditions therein.

                  By its execution and delivery of this Joinder, the Joining Party hereby becomes a Group IV Lessee for all purposes under the Group IV Lease. By its execution and delivery of this Joinder, Group IV Lessor acknowledges that the Joining Party is a Group IV Lessee for all purposes under the Group IV Lease.

                  IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be duly executed as of the day and year first above written.

                                               [Name of Joining Party]


                                                By:
                                                   ----------------------------
                                                     Name:
                                                     Title:


Accepted and Acknowledged by:

NATIONAL CAR RENTAL FINANCING
LIMITED PARTNERSHIP

By:  NATIONAL CAR RENTAL FINANCING
        CORPORATION, its general partner


By:
   ---------------------------------------
      Name:
      Title:

ANC RENTAL CORPORATION
as Guarantor

By:
   ---------------------------------------
      Name:
      Title:






                                       2